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This preliminary pricing supplement relates to an effective registration statement under the Securities Act of 1933, but is not complete and may be changed. This preliminary pricing supplement and the accompanying prospectus supplement and prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where such an offer or sale would not be permitted.

Subject to Completion, dated January 11, 2006

PRICING SUPPLEMENT
(To Prospectus Dated February 2, 2005 and
Prospectus Supplement Dated February 2, 2005)

The Bear Stearns Companies Inc.

$[    •    ] Principal Protected Notes Linked to a Basket of Commodities,
Potential [2.50 – 3.50]% Semi-Annual Coupon, which is [5.00 – 7.00]% Annualized Coupon, Due July [    •    ], 2011

•	The Notes are fully principal protected if held to maturity and are linked to the potential increase in the value of an equally weighted basket comprised of the following five commodities (each, a "Component" and together the "Basket"):
• Crude Oil
• Natural Gas
• Aluminum
• Copper
• Gold
Each component in the Basket is weighted at 20%. When we refer to Notes in this pricing supplement, we mean Notes with a principal amount of $1,000.
•	If, on any Semi-Annual Interest Observation Date, the Basket Level is greater than the Initial Basket Level, we will pay you [2.50 – 3.50]%, which is [5.00 – 7.00]% annualized interest, for each $1,000 principal amount of Notes with respect to the immediately preceding six-month period.
However, if, on any Semi-Annual Interest Observation Date, the Basket Level is less than or equal to the Initial Basket Level, we will not pay any interest for the immediately preceding six-month period.
•	Upon maturity of the Notes, you will receive the Cash Settlement Value, a cash amount that is based upon the Basket Performance.
•	If, at maturity, the value of the Basket has increased or has not changed, the Cash Settlement Value will equal the principal amount of the Notes, plus 100% of the percentage gain on the value of the Basket.
•	If, at maturity, the value of the Basket has declined, the Cash Settlement Value will be $1,000. Because the Notes are principal protected if held to maturity, in no event will the Cash Settlement Value be less than $1,000.
•	The CUSIP number for the Notes is 073928N41.

        INVESTMENT IN THE NOTES INVOLVES CERTAIN RISKS. THERE MAY NOT BE A SECONDARY MARKET IN THE NOTES, AND IF THERE WERE TO BE A SECONDARY MARKET, IT MAY NOT BE LIQUID. YOU SHOULD REFER TO "RISK FACTORS" BEGINNING ON PAGE PS-13.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Notes or determined that this pricing supplement, or the accompanying prospectus supplement and prospectus, is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note		Total
Initial public offering price	[•	]%	$[•	]
Agent's discount	[•	]%	$[•	]
Proceeds, before expenses, to us	[•	]%	$[•	]

        We may grant the agents a 30-day option from the date of the final pricing supplement, to purchase from us up to an additional $[    •    ] of Notes at the public offering price, less the agent's discount, to cover any over-allotments.

        We expect that the Notes will be ready for delivery in book-entry form only through the book-entry facilities of The Depository Trust Company in New York, New York, on or about January [    •    ], 2006, against payment in immediately available funds. The distribution of the Notes will conform to the requirements set forth in Rule 2720 of the National Association of Securities Dealers, Inc. Conduct Rules.

Bear, Stearns & Co. Inc.

January [    •    ], 2006

SUMMARY

        This summary highlights selected information from the accompanying prospectus and prospectus supplement and this pricing supplement to help you understand the Notes linked to the potential increase in the value of the Basket. You should carefully read this entire pricing supplement and the accompanying prospectus supplement and prospectus to fully understand the terms of the Notes, as well as the principal tax and other considerations that are important to you in making a decision about whether to invest in the Notes. You should carefully review the section "Risk Factors" in this pricing supplement and "Risk Factors" in the accompanying prospectus supplement, which highlight a number of significant risks, to determine whether an investment in the Notes is appropriate for you. All of the information set forth below is qualified in its entirety by the more detailed explanation set forth elsewhere in this pricing supplement and the accompanying prospectus supplement and prospectus. If information in this pricing supplement is inconsistent with the prospectus or prospectus supplement, this pricing supplement will supersede those documents. In this pricing supplement, the terms "Company," "we," "us" and "our" refer only to The Bear Stearns Companies Inc., excluding its consolidated subsidiaries.

        The Bear Stearns Companies Inc. Medium-Term Notes, Series B, Principal Protected Notes linked to a Basket of Commodities, Potential [2.50 – 3.50]%, which is [5.00 – 7.00]% annualized Coupon, Due July [    •    ], 2011 (the "Notes") are Notes the return of which is tied or "linked" to the potential increase in the value of the Basket. When we refer to Notes in this pricing supplement, we mean Notes with a principal amount of $1,000. If, on any Semi-Annual Interest Observation Date, the Basket Level is greater than the Initial Basket Level, we will pay you [2.50 – 3.50]%, which is [5.00 – 7.00]% annualized interest, for each $1,000 principal amount of Notes with respect to the immediately preceding six-month period. However, if, on any Semi-Annual Interest Observation Date, the Basket Level is less than or equal to the Initial Basket Level, we will not pay any interest for the immediately preceding six-month period.

        The Notes are principal protected only if held to maturity. Upon maturity of the Notes, you will receive the Cash Settlement Value, a cash amount that is based upon the Basket Performance. The value of the Basket is based upon the equally weighted performance of the five Components, which are Crude Oil, Natural Gas, Aluminum, Copper and Gold. Each Component in the Basket is fixed at 20% and will not change during the term of the Notes. The Basket Performance represents the weighted average of the percentage change of each Component, which may be positive or negative.

        If, at maturity, the value of the Basket has increased, the Cash Settlement Value will equal the principal amount of the Notes, plus 100% of the percentage gain on the value of the Basket, if any. If, at maturity, the value of the Basket has declined or has not changed, the Cash Settlement Value will be $1,000. Because the Notes are principal protected if held to maturity, in no event will the Cash Settlement Value be less than $1,000.

Selected Investment Considerations

  •
  Potential increase, if any, in the value of the Basket—The Notes may be an attractive investment for investors who have a bullish view of the commodities underlying the Basket. If held to maturity, the Notes allow you to participate in the potential increase in the value of the Basket.

  •
  Principal protection—If, at maturity, the value of the Basket has declined, the Cash Settlement Value will be $1,000. Because the Notes are principal protected if held to maturity, you will receive a Cash Settlement Value of at least $1,000 per Note.

  •
  Potential current income—If, on any Semi-Annual Interest Observation Date, the Basket Level is greater than the Initial Basket Level, we will pay you [2.50 – 3.50]%, which is [5.00 – 7.00]% annualized interest, for each $1,000 principal amount of Notes with respect to the immediately preceding six-month period. However, if, on any Semi-Annual Interest Observation Date, the

    Basket Level is less than or equal to the Initial Basket Level, we will not pay any interest for the immediately preceding six-month period. The yield on the Notes may consequently be less than the overall return you would earn if you purchased a conventional debt security at the same time and with the same maturity.

  •
  Diversification—The Basket is comprised of five equally weighted commodities—Crude Oil, Natural Gas, Aluminum, Copper and Gold. Therefore, the Notes may allow you to diversify an existing portfolio or investment.

  •
  Low minimum investment—The minimum purchase is $1,000, with increments of $1,000 thereafter.

Selected Risk Considerations

  •
  Possible loss of value in the secondary market—Your principal investment in the Notes is protected only if you hold your Notes to maturity. If you sell your Notes prior to the Maturity Date, you may receive less, and possibly significantly less, than the amount you originally invested.

  •
  You may not receive any interest payments—During the term of the Notes, if, on any Semi-Annual Interest Observation Date, the Basket Level is less than or equal to the Initial Basket Level, we will not pay any interest for the immediately preceding six-month period.

  •
  The Notes will not be listed on any securities exchange. You should be aware that we cannot ensure that a secondary market in the Notes will develop; and, if such a market were to develop, it may not be liquid. Our subsidiary, Bear, Stearns & Co. Inc. ("Bear Stearns"), has advised us that they intend, under ordinary market conditions, to indicate prices for the Notes on request. However, we cannot guarantee that bids for outstanding Notes will be made in the future; nor can we predict the price at which any such bids will be made. In any event, any such market-making activities will cease as of the close of business on the Maturity Date.

  •
  Taxes—For U.S. federal income tax purposes, we intent to treat the Notes as contingent payment debt instruments. As a result, you will be required to include original issue discount ("OID") in income during your ownership of the Notes even though you will receive no cash payments with respect to the Notes until maturity. Additionally, you will generally be required to recognize ordinary income on the gain, if any, realized on a sale, upon maturity, or other disposition of the Notes. You should review the discussion under the section entitled "Certain U.S. Federal Income Tax Considerations" in this pricing supplement.

KEY TERMS

Issuer:	The Bear Stearns Companies Inc.
Face Amount:
Each Note will be issued in minimum denominations of $1,000 and in $1,000 increments in excess thereafter; provided, however, that the minimum purchase for any purchaser domiciled in a Member State of the European Union shall be $100,000. When we refer to Notes in this pricing supplement, we mean Notes with a principal amount of $1,000.
Interest Amount:
If, on any Semi-Annual Interest Observation Date, the Basket Level is greater than the Initial Basket Level, we will pay you [2.50 - 3.50]%, which is [5.00 - 7.00]% annualized interest, for each $1,000 principal amount of Notes with respect to the immediately preceding six-month period. However, if, on any Semi-Annual Interest Observation Date, the Basket Level is less than or equal to the Initial Basket Level, we will not pay any interest for the immediately preceding six-month period.
Semi-Annual Interest Observation Date:	The [•] day of January and July of each year until maturity, commencing on July [•], 2006. The final Semi-Annual Interest Observation Date is July [•], 2011.
Interest Payment Date:	The [•] day of January and July of each year until maturity, commencing on July [•], 2006.
Basket:
Comprised of five commodities: Crude Oil, Natural Gas, Aluminum, Copper and Gold (each, a "Component"). The weighting of each Component is fixed at 20% and will not change during the term of the Notes.
Component Price:
For Crude Oil (West Texas Light Sweet Crude Oil), the settlement price per barrel of light sweet crude oil of the first nearby futures contract to expire on or following the Calculation Date or relevant Semi-Annual Interest Observation Date, as applicable, on the New York Mercantile Exchange or its successor (the "NYMEX"), as made public by the NYMEX and displayed on Reuters page "SETT" Bloomberg ticker symbol CL1 <Comdty>;

For Natural Gas, the settlement price per one million British thermal units ("MMBtu") of natural gas of the first Henry Hub Natural Gas futures contract to expire on or following the Calculation Date or relevant Semi-Annual Interest Observation Date, as applicable on the NYMEX, as made public by the NYMEX and displayed on Reuters page "SETNGS" Bloomberg ticker symbol NG1 <Comdty>;

For Aluminum, the official price per metric ton of aluminum on the Calculation Date or relevant Semi-Annual Interest Observation Date, as applicable, as determined by the London Metal Exchange or its successor ("LME") at the second ring of the first session of trading on the LME and displayed on Reuters page "MTLE" Bloomberg ticker symbol LOAHDY <Comdty>;

For Copper, the official price per metric ton of copper on the Calculation Date or relevant Semi-Annual Interest Observation Date, as applicable, as determined by the LME at the second ring of the first session of trading on the LME and displayed on Reuters page "MTLE" Bloomberg ticker symbol LOCADY <Comdty>;

For Gold, the PM fixing price per troy ounce of gold, expressed in U.S. dollars, on the Calculation Date or relevant Semi-Annual Interest Observation Date, as applicable, as determined by the London Gold Bullion Market or its successor (the "LBMA") and displayed on Reuters page "GOFO" Bloomberg ticker symbol GOLDLNPM <Comdty>.
Basket Performance:	The Basket Performance is determined as follows:
100% ×	Basket Level on Calculation Date – Initial Basket Level ------------------------ Initial Basket Level
Cash Settlement Value:
At maturity, we will pay you the Cash Settlement Value, an amount in cash per Note that is based upon the Basket Performance. If, at maturity, the value of the Basket has increased when the Basket Performance is computed, the Cash Settlement Value will equal the principal amount of the Notes, plus 100% of the percentage gain on the value of the Basket, if any. If, at maturity, the value of the Basket has declined when the Basket Performance is computed, the Cash Settlement Value will be $1,000. Because the Notes are principal protected if held to maturity, in no event will the Cash Settlement Value be less than $1,000.
Initial Basket Level:	100
Basket Level:	100 × the sum of [Weight of each Component x Commodity Level]
Commodity Level:	Individual Component Level ------------------------ Initial Individual Component Level
Individual Component Level:	The Component Price of the applicable Component on each Business Day.
Initial Individual Component Level:	The Component Price of the applicable Component on January [•], 2006, the date the Notes were priced for initial sale to the public.

Initial Individual Component Levels
Crude Oil: the Initial Individual Component Level is [•];
Gold: the Initial Individual Component Level is [•];
Natural Gas: the Initial Individual Component Level is [•];
Aluminum: the Initial Individual Component Level is [•];
Copper: the Initial Individual Component Level is [•].
Maturity Date:	July [•], 2011.
Exchange Listing:	The Notes will not be listed on any securities exchange.

Calculation Agent:
Bear, Stearns & Co. Inc. All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will be conclusive for all purposes and binding on us and the beneficial owners of the Notes, absent manifest error.
Relevant Exchange:	With respect to West Texas Light Sweet Crude Oil and Natural Gas, the NYMEX; with respect to Aluminum and Copper, the LME; and with respect to Gold, the LBMA.
Business Day:
Will be a day, as determined by the Calculation Agent in its sole discretion, other than a Saturday or Sunday, on which banking institutions in the Cities of New York, New York and London, England are not authorized or obligated by law or executive order to be closed. In any case where any date specified herein for any payment under the Notes or other action required to be taken in connection therewith shall not be a Business Day, then such payment date will be, or such other required action will be taken on, the immediately succeeding Business Day (except as otherwise described herein).

        Offers and sales of the Notes are subject to restrictions in certain jurisdictions. The distribution of this pricing supplement and the accompanying prospectus supplement and prospectus and the offer or sale of the Notes in certain other jurisdictions may be restricted by law. Persons who come into possession of this pricing supplement, and the accompanying prospectus supplement and prospectus or any Notes must inform themselves about and observe any applicable restrictions on the distribution of this pricing supplement, the accompanying prospectus supplement and prospectus and the offer and sale of the Notes. Notwithstanding the minimum denomination of $1,000, the minimum purchase for any purchaser domiciled in a Member State of the European Union shall be $100,000.

QUESTIONS AND ANSWERS

What are the Notes?

        The Notes are a series of our senior debt securities, the value of which is linked to the performance of the Components underlying the Basket. The Notes will not bear interest, and no other payments will be made prior to maturity. See the section "Risk Factors."

        The Notes will be unsecured and will rank equally with all of our unsecured and unsubordinated debt. Because we are a holding company, the Notes will be effectively subordinated to the claims of creditors of our subsidiaries. At August 31, 2005:

  •
  we had outstanding (on an unconsolidated basis) approximately $51.1 billion of debt and other obligations, including approximately $46.8 billion of unsecured senior debt and senior obligations and $4.2 billion of unsecured inter-company debt; and

  •
  our subsidiaries had outstanding (after elimination of inter-company items) approximately $228.4 billion of senior debt and other senior obligations (including $65.6 billion related to securities sold under repurchase agreements, $75.5 billion related to payables to customers, $32.6 billion related to financial instruments sold, but not yet purchased, and $54.7 billion of other liabilities, including $25.7 billion of debt).

        The Notes will mature on July [    •    ], 2011. The Notes do not provide for earlier redemption. When we refer to Notes in this pricing supplement, we mean Notes with a principal amount of $1,000. You should refer to the section "Description of Notes."

Are the Notes equity or debt securities?

        The Notes are our unsecured debt securities. The Notes are principal protected only if held to maturity. However, the Notes differ from traditional debt securities in that the Notes may potentially pay a coupon of [2.50 - 3.50]%, which is [5.00 - 7.00]% annualized, with respect to individual six-month periods. Specifically, if, on any Semi-Annual Interest Observation Date, the Basket Level is greater than the Initial Basket Level, we will pay you [2.50 - 3.50]%, which is [5.00 - 7.00]% annualized interest, for each $1,000 principal amount of Notes with respect to the immediately preceding six-month period. If, on any Semi-Annual Interest Observation Date, the Basket Level is less than or equal to the Initial Basket Level, we will not pay any interest for the immediately preceding six-month period. In addition, as discussed below, the Notes are linked to the value of the Basket.

What will I receive at Maturity of the Notes?

        We have designed the Notes for investors who want to protect their investment by receiving at least 100% of the principal amount of their Notes at maturity, while also having an opportunity to earn a coupon and participate in the value of the Basket. Upon maturity of the Notes, you will receive the Cash Settlement Value, a cash amount that is based upon the Basket Performance.

        If, at maturity, the value of the Basket has increased, the Cash Settlement Value will equal the principal amount of the Notes, plus 100% of the percentage gain on the value of the Basket, if any. If, at maturity, the value of the Basket has declined, the Cash Settlement Value will be $1,000. Because the Notes are principal protected if held to maturity, in no event will the Cash Settlement Value be less than $1,000.

        The "Semi-Annual Interest Observation Date" will be the [    •    ] day of January and July of each year until maturity, commencing on July [    •    ], 2006. The final Semi-Annual Interest Observation Date is July [    •    ], 2011.

        The "Interest Payment Date" will be the [    •    ] day of January and July of each year until maturity, commencing on July [    •    ], 2006.

        The "Basket" is comprised of five commodities: Crude Oil, Natural Gas, Aluminum, Copper and Gold (each, a "Component"). The weighting of each Component is fixed at 20% and will not change during the term of the Notes.

        The "Component Price" for Crude Oil (West Texas Light Sweet Crude Oil) is the settlement price per barrel of light sweet crude oil of the first nearby futures contract to expire on or following the Calculation Date or relevant Semi-Annual Interest Observation Date, as applicable, on the New York Mercantile Exchange or its successor (the "NYMEX"), as made public by the NYMEX and displayed on Reuters page "SETT" Bloomberg ticker symbol CL1 <Comdty>; for Natural Gas, the "Component Price" is the settlement price per one million British thermal units ("MMBtu") of natural gas of the first Henry Hub Natural Gas futures contract to expire on or following the Calculation Date or relevant Semi-Annual Interest Observation Date, as applicable on the NYMEX, as made public by the NYMEX and displayed on Reuters page "SETNGS" Bloomberg ticker symbol NG1 <Comdty>; for Aluminum, the "Component Price" is the official price per metric ton of aluminum on the Calculation Date or relevant Semi-Annual Interest Observation Date, as applicable, as determined by the London Metal Exchange or its successor ("LME") at the second ring of the first session of trading on the LME and displayed on Reuters page "MTLE" Bloomberg ticker symbol LOAHDY <Comdty>; for Copper, the "Component Price" is the official price per metric ton of copper on the Calculation Date or relevant Semi-Annual Interest Observation Date, as applicable, as determined by the LME at the second ring of the first session of trading on the LME and displayed on Reuters page "MTLE" Bloomberg ticker symbol LOCADY <Comdty>; for Gold, the "Component Price" is the PM fixing price per troy ounce of gold, expressed in U.S. dollars, on the Calculation Date or relevant Semi-Annual Interest Observation Date, as applicable, as determined by the London Gold Bullion Market or its successor (the "LBMA") and displayed on Reuters page "GOFO" Bloomberg ticker symbol GOLDLNPM <Comdty>.

        The "Basket Performance" is determined as follows:

100% ×	Basket Level on Calculation Date – Initial Basket Level ------------------------ Initial Basket Level

        The "Cash Settlement Value" is an amount in cash per Note, payable at maturity, that is based upon the Basket Performance. If, at maturity, the value of the Basket has increased when the Basket Performance is computed, the Cash Settlement Value will equal the principal amount of the Notes, plus 100% of the percentage gain on the value of the Basket, if any. If, at maturity, the value of the Basket has declined when the Basket Performance is computed, the Cash Settlement Value will be $1,000. Because the Notes are principal protected if held to maturity, in no event will the Cash Settlement Value be less than $1,000.

        The "Initial Basket Level" equals 100.

The "Basket Level" equals 100 ×	the sum of	[	Weight of each Component × Commodity Level	]	.

        The "Commodity Level" equals:

Individual Component Level ------------------------ Initial Individual Component Level

        The "Individual Component Level" is the Component Price of the applicable Component on each Business Day.

        The "Initial Individual Component Level" equals the Component Price of the applicable Components as of January [    •    ], 2006, the date the Notes were priced for initial sale to the public. For Crude Oil: the Initial Individual Component Level is [    •    ]; for Natural Gas: the Initial Individual Component Level is [    •    ]; for Aluminum: the Initial Individual Component Level is [    •    ]; for Copper: the Initial Individual Component Level is [    •    ]; for Gold: the Initial Individual Component Level is [    •    ].

        The "Maturity Date of the Notes" is July [    •    ], 2011.

        The "Relevant Exchange" is the NYMEX with respect to West Texas Light Sweet Crude Oil and Natural Gas; the LME with respect to Aluminum and Copper; and LBMA with respect to Gold.

        A "Business Day" will be a day, as determined by the Calculation Agent in its sole discretion, other than a Saturday or Sunday, on which banking institutions in the Cities of New York, New York and London, England are not authorized or obligated by law or executive order to be closed. In any case where any date specified herein for any payment under the Notes or other action required to be taken in connection therewith shall not be a Business Day, then such payment date will be, or such other required action will be taken on, the immediately succeeding Business Day (except as otherwise described herein).

        For more specific information about the Cash Settlement Value and for illustrative examples, you should refer to the section "Description of the Notes."

Will I receive interest on the Notes?

        Possibly. If, on any Semi-Annual Interest Observation Date, the Basket Level is greater than the Initial Basket Level, we will pay you [2.50 - 3.50]%, which is [5.00 - 7.00]% annualized interest, for each $1,000 principal amount of Notes with respect to the immediately preceding six-month period. However, if, on any Semi-Annual Interest Observation Date, the Basket Level is less than or equal to the Initial Basket Level, we will not pay any interest for the immediately preceding six-month period.

Will there be additional offerings of the Notes?

        Under certain limited circumstances, and at our sole discretion, we may offer further issuances of the Notes. These further issuances, if any, will be consolidated to form a single series with the Notes and will have the same CUSIP number and will trade interchangeably with the Notes immediately upon settlement. Any additional issuance will increase the aggregate principal amount of the outstanding Notes of this series to include the aggregate principal amount of any Notes bearing the same CUSIP number that are issued pursuant to (i) any 30-day option we grant to Bear, Stearns & Co. Inc., and (ii) any future issuances of Notes bearing the same CUSIP number. The price of any additional offerings will be determined at the time of pricing of each offering, which will be a function of the prevailing market conditions and level of the Components underlying the Basket at the time of the relevant sale.

        We will treat any additional offerings of Notes as part of the same issue as the Notes for US federal income tax purposes. Accordingly, for purposes of the Treasury regulations governing original issue discount on debt instruments, we will treat any additional offerings of Notes as having the same issue date, the same issue price and, with respect to Holders, the same adjusted issue price as the

Notes. Consequently, the "issue price" of any additional offering of Notes for U.S. federal income tax purposes will be the first price at which a substantial amount of the Notes were sold to the public (excluding sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers). If we offer further issuances of the Notes, we will disclose the treatment of any relevant accrued interest.

What does "principal protected" mean?

        "Principal protected" means that your principal investment in the Notes will not be at risk as a result of a decrease in the value of the Basket, provided the Notes are held to maturity. At maturity, if the value of the Basket has declined, the Cash Settlement Value will be $1,000. You may receive less than the principal amount of the Notes if you sell your Notes prior to maturity.

What is the Basket?

        The Basket is comprised of five commodities: Crude Oil, Natural Gas, Aluminum, Copper and Gold (each, a "Component"). The weighting of each Component is fixed at 20% and will not change during the term of the Notes. For more specific information about the Basket, please see the section "Description of the Basket."

How has the Basket performed historically?

        We have provided a graph showing the performance of the Components during the period from [    •    ] through [    •    ]. You can find these tables in the section "Description of the Basket—Historical Data on the Components" in this pricing supplement. We have provided this historical information to help you evaluate the behavior of the Components underlying the Basket in various economic environments; however, please note that past performance is not indicative of how the Components underlying the Basket will perform in the future. You should refer to the section "Risk Factors—The historical performance of the Components underlying the Basket is not an indication of the future performance of the Components underlying the Basket."

Will the Notes be listed on a securities exchange?

        The Notes will not be listed on any securities exchange; and we do not expect a secondary market to develop, which may affect the price that you receive for your Notes upon any sale prior to maturity. Bear Stearns has advised us that they intend, under ordinary market conditions, to indicate prices for the Notes on request. However, we cannot guarantee that bids for outstanding Notes will be made in the future; nor can we predict the price at which any such bids will be made. In any event, any market-making transactions in the Notes will cease as of the close of business on the Maturity Date. You should refer to the section "Risk Factors."

What is the role of Bear Stearns?

        Bear Stearns will be our agent for the offering and sale of the Notes. After the initial offering, Bear Stearns intends, under ordinary market conditions, to buy and sell the Notes to create a secondary market for holders of the Notes and may stabilize or maintain the market price of the Notes during the initial distribution of the Notes. However, Bear Stearns will not be obligated to engage in any of these market activities or to continue them once they are begun.

Who will act as Calculation Agent?

        Bear Stearns will be our Calculation Agent for purposes of calculating the Cash Settlement Value. Under certain circumstances, these duties could result in a conflict of interest between Bear Stearns'

status as our subsidiary and its responsibilities as Calculation Agent. You should refer to "Risk Factors—The Calculation Agent is our affiliate which could result in a conflict of interest."

Can you tell me more about The Bear Stearns Companies Inc.?

        We are a holding company that, through our broker-dealer and international bank subsidiaries, principally Bear Stearns, Bear, Stearns Securities Corp., Bear, Stearns International Limited ("BSIL") and Bear Stearns Bank plc, is a leading investment banking, securities and derivatives trading, clearance and brokerage firm serving corporations, governments, institutional and individual investors worldwide. For more information about us, please refer to the section "The Bear Stearns Companies Inc." in the accompanying prospectus. You should also read the other documents we have filed with the Securities and Exchange Commission, which you can find by referring to the section "Where You Can Find More Information" in the accompanying prospectus.

Who should consider purchasing the Notes?

        Because the Notes are linked to the increase, if any, in the value of the Basket, they may be appropriate for investors with specific investment horizons who seek to participate in the potential increase in the value of the Basket. In particular, the Notes may be an attractive investment for investors who:

  •
  want exposure to the potential increases in the five Components underlying the Basket;

  •
  believe that the Basket Performance will increase over the term of the Notes;

  •
  do not want to place their principal at risk and are willing to hold the Notes until maturity; and

  •
  are willing to potentially forgo interest payments or any other payments in return for full principal protection if held to maturity.

        The Notes may not be a suitable investment for you if:

  •
  you seek guaranteed current income or dividend payments from your investment;

  •
  you seek an investment with an active secondary market;

  •
  you are unable or unwilling to hold the Notes until maturity; or

  •
  you do not have a bullish view of the values of the five Components underlying the Basket over the term of the Notes.

What are the U.S. federal income tax consequences of investing in the Notes?

        Because we intend to treat the Notes are contingent payment debt instruments for federal income tax purposes, a U.S. Holder of a Note will be required to include OID in gross income over the term of the Note even though no cash payments may be made with respect to the Notes until maturity. The amount of OID includible in each year is based on the "comparable yield." In addition, we have computed a "projected payment schedule" that produces the comparable yield. The comparable yield and the projected payment schedule are neither predictions nor guarantees of the actual yield on the Notes or the actual payment at maturity. If the amount of any interest payments made prior to maturity or the amount we actually pay at maturity is, in fact, less than the amount reflected on the projected payment schedule, then a U.S. Holder would have recognized taxable income in periods prior to maturity that exceeds the U.S. Holder's economic income from holding the Note during such periods (with an offsetting ordinary loss). If a U.S. Holder disposes of the Note prior to maturity, the U.S. Holder will be required to treat any gain recognized upon the disposition of the Note as ordinary income (rather than capital gain). You should review the discussion under the section entitled "Certain U.S. Federal Income Tax Considerations" in this pricing supplement.

Does ERISA impose any limitations on purchases of the Notes?

        An employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") or a plan that is subject to Section 4975 of the Internal Revenue Code, including individual retirement accounts, individual retirement annuities or Keogh plans, or any entity the assets of which are deemed to be "plan assets" under ERISA regulations, will be permitted to purchase, hold and dispose of the Notes only on the condition that such plan or entity makes the deemed representation that its purchase, holding and disposition of the Notes will not constitute a prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code for which an exemption is not available. Government plans subject to any substantially similar law will also be subject to this condition.

Are there any risks associated with my investment?

        Yes. The Notes are subject to a number of risks. You should refer to the section "Risk Factors" in this pricing supplement and "Risk Factors" in the accompanying prospectus supplement.

RISK FACTORS

        Your investment in the Notes involves a degree of risk similar to investing in a call option on the Basket (right to purchase the Basket at a specified price in the future). The Notes are principal protected if held to maturity. You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities. Prospective purchasers of the Notes should understand the risks of investing in the Notes and should reach an investment decision only after careful consideration, with their advisers, of the suitability of the Notes in light of their particular financial circumstances, the following risk factors and the other information set forth in this pricing supplement and the accompanying prospectus supplement and prospectus. These risks include the possibility that the Basket Performance will decline, and the possibility that you will receive a lower amount of principal if the Notes are sold prior to maturity. We have no control over a number of matters, including economic, financial, regulatory, geographical, judicial and political events, that are important in determining the existence, magnitude, and longevity of these risks and their impact on the value of, or the payment made on, the Notes.

At maturity, the Notes may not pay more than the principal amount.

        The Cash Settlement Value will be greater than your initial principal investment only if the value of the Basket has increased over the term of the Notes.

The Notes are principal protected only if held until maturity.

        The Cash Settlement Value will equal at least the principal amount of your Notes only if you hold your Notes to maturity. If you sell your Notes in the secondary market prior to maturity, you will not be entitled to principal protection and you may receive less, and possibly significantly less, than the initial public offering price of $1,000 per Note. You therefore should be able and willing to hold your Notes until maturity.

Interest payments, if any, are unpredictable.

        If, on any Semi-Annual Interest Observation Date, the Basket Level is greater than or equal to the Initial Basket Level, we will pay you [2.50 - 3.50]%, which is [5.00 - 7.00]% annualized interest, for each $1,000 principal amount of Notes with respect to the immediately preceding six-month period. However, if, on any Semi-Annual Interest Observation Date, the Basket Level is less than the Initial Basket Level, we will not pay any interest for the immediately preceding six-month period. As such, it is impossible to predict whether or not you will receive any interest; and the fact that interest may be due and payable with respect to a particular Semi-Annual Interest Observation Date does not mean that it will be due and payable with respect to any other Semi-Annual Interest Observation Date. Consequently, the overall return you earn on your Notes may be less than you would have earned by investing in a non-indexed debt security of comparable maturity that bears interest on a non-contingent basis at a prevailing market rate.

Owning the Notes is not the same as having rights in exchange-traded futures contracts on the Components.

        You will not have rights that holders of exchange-traded futures on the Components may have. Even if the Basket Level increases above the Initial Basket Level during the term of the Notes, the market value of the Notes may not increase by the same amount. It is also possible for the Basket Level to increase while the market value of the Notes declines.

The formula for determining the Cash Settlement Value does not take into account changes in the levels of the Components underlying the Basket prior to the Calculation Date.

        Changes in the levels of the Components underlying the Basket during the term of the Notes before the date on which the Cash Settlement Value is calculated will not be reflected in the calculation of the Cash Settlement Value. The Calculation Agent will calculate the Cash Settlement Value based upon the Basket Performance. If, at maturity, the value of the Basket has increased, the Cash Settlement Value will equal the principal amount of the Notes, plus 100% of the percentage gain on the value of the Basket, if any. If, at maturity, the value of the Basket has declined, the Cash Settlement Value will be $1,000. As a result, you may receive only your principal amount at maturity even if the value of the Basket has increased at certain times during the term of the Note before falling on the Calculation Date.

You must rely on your own evaluation of the merits of an investment linked to the Basket Performance.

        In the ordinary course of our business, we may from time to time express views on expected movements in certain of the Components. These views may vary over differing time horizons and are subject to change without notice. Moreover, other professionals who deal in the commodity markets may at any time have views that differ significantly from ours. In connection with your purchase of the Notes, you should investigate the commodity markets and the Components underlying the Basket and not rely on our views with respect to future movements in these markets. You should make such investigation as you deem appropriate as to the merits of an investment linked to the Basket Performance.

Certain Components may trade around-the-clock; however, if a secondary market develops, the Notes may trade only during regular trading hours in the United States.

        The market for certain Components is a global, around-the-clock market. Therefore, the hours of trading for the Notes may not conform to the hours during which the Components are traded. To the extent that U.S. markets are closed while other markets remain open, significant price and rate movements may take place in the Component markets that will not be reflected immediately in the price of the Notes.

Tax consequences.

        For U.S. federal income tax purposes, the Notes will be classified as contingent payment debt instruments. As a result, U.S. Holders will be required to include OID in income during their ownership of the Notes even though no cash payments may be made with respect to the Notes until maturity. The amount of OID includible in each year is based on the "comparable yield." In addition, we have computed a "projected payment schedule" that produces the comparable yield. The comparable yield and the projected payment schedule are neither predictions nor guarantees of the actual yield on the Notes or the actual payment at maturity. If the amount of any interest payments made prior to maturity or the amount we actually pay at maturity is, in fact, less than the amount reflected on the projected payment schedule, then a U.S. Holder would have recognized taxable income in periods prior to maturity that exceeds the U.S. Holder's economic income from holding the Note during such periods (with an offsetting ordinary loss). Additionally, U.S. Holders will generally be required to recognize ordinary income on the gain, if any, realized on a sale, upon maturity, or other disposition of the Notes. You should review the discussion under the section entitled "Certain U.S. Federal Income Tax Considerations" in this pricing supplement.

The historical pro forma Basket Performance is not an indication of future performance.

        The historical pro forma Basket Performance, which is included in this pricing supplement, should not be taken as an indication of future performance. It is impossible to predict whether the Basket Performance will fall or rise. The Basket Performance will be influenced by the complex and interrelated economic, financial, regulatory, geographical, judicial, political and other factors that can affect the capital markets generally and commodity trading markets in particular, and by various circumstances that can affect the value of a particular Component.

The price at which you will be able to sell your Notes prior to maturity will depend on a number of factors and may be substantially less than you had originally invested.

        If you wish to liquidate your investment in the Notes prior to maturity, your only alternative would be to sell them. At that time, there may be an illiquid market for Notes or no market at all. Even if you were able to sell your Notes, there are many factors outside of our control that may affect their trading value. We believe that the value of your Notes will be affected by the level and volatility of the Basket Performance, changes in interest rates, the supply of and demand for the Notes and a number of other factors. Some of these factors are interrelated in complex ways; as a result, the effect of any one factor may be offset or magnified by the effect of another factor. The price, if any, at which you will be able to sell your Notes prior to maturity may be substantially less than the amount you originally invested if, at such time, Basket Performance has declined or has not sufficiently increased. The following paragraphs describe the manner in which we expect the trading value of the Notes will be affected in the event of a change in a specific factor, assuming all other conditions remain constant.

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  Value of the Basket.    We expect that the trading value of the Notes will depend substantially on the amount, if any, by which the Basket Level at any given time is greater than the Initial Basket Level. If you decide to sell your Notes when the Basket Level is greater than the Initial Basket Level, you may nonetheless receive substantially less than the amount that would be payable at maturity based on that Basket Level because of expectations that the Basket Level will continue to fluctuate until the Cash Settlement Value is determined.

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  Forward Markets for Commodities.    Instruments relating to future commodity prices have significant risk to forward commodity prices prior to maturity. The forward prices of commodities can be significantly volatile and unpredictable. Price changes for commodities in the near term may or may not be reflected in the forward or expected future prices for those commodities.

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  Volatility of the Basket.    Volatility is the term used to describe the size and frequency of market fluctuations. Generally, if the volatility of the Basket Level decreases, the trading value of the Notes will decrease; and, if the volatility of the Basket Level increases, the trading value of the Notes will increase. The effect of the volatility of the Basket Level on the trading value of the Notes may not necessarily decrease over time during the term of the Notes.

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  Correlation Among the prices of the Components underlying the Basket.    Correlation is the extent to which the values of the Components underlying the Basket increase or decrease to the same degree at the same time. To the extent that correlation among the Components underlying the Basket changes, the volatility of the Components underlying the Basket may change and the value of the Notes may be adversely affected.

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  Interest rates.    We expect that the trading value of the Notes will be affected by changes in interest rates. In general, if interest rates increase, the value of outstanding debt securities tends to decrease; conversely, if interest rates decrease, the value of outstanding debt securities tends to increase.

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  Our credit ratings, financial condition and results of operations.    Actual or anticipated changes in our current credit ratings (A1 by Moody's Investor Service, Inc. and A by Standard & Poor's Rating Services), as well as our financial condition or results of operations may significantly affect the trading value of the Notes. However, because the return on the Notes is dependent upon factors in addition to our ability to pay our obligations under the Notes, such as the Basket Performance, an improvement in our credit ratings, financial condition or results of operations is not expected to have a positive effect on the trading value of the Notes.

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  Time remaining to maturity.    A "time premium" results from expectations concerning the value of the Individual Component Level during the period prior to the maturity of the Notes. As the time remaining to the maturity of the Notes decreases, this time premium will likely decrease, potentially adversely affecting the trading value of the Notes.

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  Suspension or disruptions of market trading in the commodity and related futures markets may adversely affect the value of your Notes.    The commodity markets are subject to temporary distortions or other disruptions due to various factors, including a possible lack of liquidity in the markets, the participation of speculators and potential government regulation and intervention. Suspension or disruptions of market trading in the commodity and related futures markets may adversely affect the value of your Notes.

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  Events involving the Components.    General economic, political, legal and other political conditions affecting the Components, and real or anticipated changes in those conditions or results, may affect the trading value of the Notes.

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  Size and liquidity of the secondary market.    The Notes will not be listed on any securities exchange; and there may not be a secondary market in the Notes, which may affect the price that you receive for your Notes upon any sale prior to maturity. If a secondary market does develop, there can be no assurance that there will be liquidity in the secondary market. If the secondary market for the Notes is limited, there may be a limited number of buyers for your Notes if you do not wish to hold your investment until maturity. This may affect the price you receive upon any sale of the Notes prior to maturity. Bear Stearns has advised us that they intend, under ordinary market conditions, to indicate prices for the Notes on request. However, we cannot guarantee that bids for outstanding Notes will be made in the future; nor can we predict the price at which any such bids will be made.

        We want you to understand that the effect of one of the factors specified above, such as an increase in interest rates, may offset some or all of any change in the value of the Notes attributable to another factor, such as an increase in the Components underlying the Basket.

Commodity price movements are unpredictable; and historical prices of the Components should not be taken as an indication of the future prices of the Components during the term of the Notes.

        Commodity prices are volatile and unpredictable and are influenced by complex and interrelated political, economic, financial and other factors that can affect the markets in which the relevant commodities are traded. As a result, it is impossible to predict whether the prices of the Components underlying the Basket will rise or fall during the term of the Notes.

The Basket is not a recognized market index and may not accurately reflect global commodities market performance.

        The Basket is not a recognized market index. The Basket was created solely for purposes of the offering of the Notes and will be calculated solely during the term of the Notes. The level of the Basket and, therefore, the Basket Performance will not be published during the term of the Notes. The Basket does not reflect the performance of all major commodities markets and may not reflect actual global commodities market performance. Rather, the Basket reflects the price movements in five specific commodities: Crude Oil, Natural Gas, Aluminum, Copper and Gold.

Risks associated with the Components underlying the Basket may adversely affect the market price of the Notes.

        Because the Notes are linked to changes in the values of five different physical commodities, the Basket will be less diversified than funds or investment portfolios investing in a broader range of commodities or securities and, therefore, could experience greater volatility. An investment in the Notes may carry risks similar to a concentrated securities investment in a limited number of industries or sectors.

Suspensions or disruptions of market trading in the commodity markets and related futures may adversely affect the Cash Settlement Value at maturity and/or the market value of the Notes.

        The commodity markets are subject to temporary distortions or other disruptions due to various factors, including a lack of liquidity in the markets, the participation of speculators and potential government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as "daily price fluctuation limits" and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a "limit price." Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices may have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the value of certain of the Components underlying the Basket and, therefore, the Cash Settlement Value at maturity and/or the market value of the Notes.

The Components may not move in tandem; and gains in one Component may be offset by declines in another Component.

        Price movements in the five Components underlying the Basket may not move in tandem with each other. At a time when the price of one or more of the Components increases, the price of one or more of the other Components may decline. Therefore, in calculating the Basket Performance, increases in the value of one or more of the Components may be moderated, or wholly offset, by lesser increases or declines in the value of one or more of the other Components.

There are specific risks associated with the Components underlying the Basket.

        Crude Oil.    Oil prices are highly volatile and are affected by numerous factors in addition to economic activity. These include political events, weather, labor activity, and, especially, direct government intervention such as embargos, and supply disruptions in major producing or consuming regions such as the Middle East, the United States and Asia. Such events tend to affect oil prices worldwide, regardless of the location of the event. The outcome of meetings of the Organization of Petroleum Exporting Countries ("OPEC") can particularly affect world oil supply and oil prices. Oil prices could also be affected by any decision by OPEC to quote oil prices in a currency other than U.S. dollars (such as Euros), which could decrease liquidity in the applicable futures contract, and thereby affect the value of such futures contract. Market expectations about these events and speculative activity also cause prices to fluctuate. Due to the recent rapid appreciation in energy prices, there is a possibility that a negative correction will occur and decrease oil prices, thereby adversely affecting the Basket Performance.

        Furthermore, a significant proportion of world oil production capacity is controlled by a small number of countries, and producers in those countries have in the past implemented curtailments of output and trade. Such efforts at supply curtailment (or the cessation thereof) could affect the value of the applicable futures contract. Oil's major end-use as a refined product is as a transport fuel, industrial fuel and in-home heating fuel. Potential for substitution exists in most areas, although considerations, including relative cost, often limit substitution levels. However, the development of a substitute product or transport fuel could adversely affect the value of the applicable futures contract.

        In the event of sudden disruptions in the supplies of oil, such as those caused by war, accidents, weather or acts of terrorism, prices of oil futures contracts and, consequently, the Basket Performance, could become extremely volatile and unpredictable. Also, sudden and dramatic declines in futures contract prices may occur, for example, upon a cessation of hostilities that may exist in countries producing oil, the discovery of significant additional sources or reserves of oil, the introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities. Any such declines could have a significant adverse effect on the Basket Performance and on the value of the Notes. In addition, the price of oil has on occasion been subject to very rapid and significant short-term changes due to speculative activities which, if such activities result in a price decrease, may cause the value of the Notes to decrease. Such volatility could lead some investors in oil futures contracts to withdraw from the applicable futures markets, which could adversely affect the liquidity of such markets and could adversely affect the Basket Performance and, correspondingly, the value of the Notes.

        Natural Gas.    The price of natural gas is primarily influenced by the global supply of, and demand for, natural gas, both in the short term and the long term. The demand for natural gas has traditionally been cyclical, with the highest demand generally occurring during the months of winter and the lowest demand generally occurring during the warmest months of the summer. In addition to this cyclical demand, there are two major drivers that influence the demand for natural gas and, therefore, its price: fuel switching and the U.S. and Russian economy. Fuel switching occurs when the price of natural gas rises and thereby causes consumers to switch to an alternate fuel source. Similarly, the U.S. economy and, in particular, whether it is experiencing an expansion or recession, has an impact on the short term demand for natural gas, especially in the industrial sector. While these factors can significantly affect the demand for natural gas, there are many other factors from the industrial, commercial and residential sectors that affect the demand for natural gas and, therefore, its price.

        The world's supply of natural gas is concentrated in the U.S. and Russia. In general, the supply of natural gas is based on competitive market forces: inadequate supply at any one time leads to price increases, which signal to production companies the need to increase the supply of natural gas to the market. Supplying natural gas in order to meet this demand, however, is dependent on a number of factors. These factors may be broken down into two segments. First, factors that affect the short-term supply: obtaining permits, well development, weather and delivery disruptions (e.g., hurricanes, labor strikes and wars). Second, other more general barriers to the increase in the supply of natural gas: access to land, the expansion of pipelines and the financial environment. These factors, which are not exhaustive, are interrelated and can have complex and unpredictable effects on the supply for, and the price of, natural gas.

        Copper.    The price of copper is primarily affected by the global demand for, and supply of, copper. Demand for copper is significantly influenced by the level of global industrial economic activity. Industrial sectors which are particularly important include the electrical and construction sectors. In recent years demand has been supported by strong consumption from newly industrializing countries, which continue to be in a copper-intensive period of economic growth as they develop their infrastructure. An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels.

        Apart from the United States, Canada and Australia, the majority of copper concentrate supply (the raw material) comes from countries that have experienced political instability and upheaval, and, as a result, copper supply has been affected by strikes, financial problems and political unrest in recent years.

        Aluminum.    Market prices for aluminum are highly volatile and are affected by numerous factors, with the two principal factors being the level of economic activity in the main consuming markets and the rate of supply of new metal from producers. Other factors influencing market prices for aluminum include disruptions in aluminum output, producer cut-backs and speculative activity.

        Production of aluminum is a three-stage process beginning with the mining of bauxite. Bauxite is refined to produce alumina, which is then smelted to produce aluminum. The mining of bauxite occurs mainly in the tropics, with the major producing regions being the Caribbean, South America, Africa, Southeast Asia and Australia. Fluctuation in the supplies of bauxite or social or political disruptions in the major producing regions could affect the Basket Performance. The production of aluminum from alumina is a power-intensive process and a continuous supply of electrical power is essential. A significant proportion of aluminum production capacity is located close to resources of hydroelectric power. Other economical energy sources for producing aluminum include low-grade coal and waste gases from oil production. However, disruptions in the supply of energy to aluminum producers or an increase in the cost thereof could affect the Basket Performance. Furthermore, a significant proportion of western world aluminum production capacity is controlled by a small number of companies, and such producers have in the past implemented temporary curtailments of output. Such efforts at supply curtailment (or the cessation thereof) could affect the Basket Performance. Aluminum's major end-uses include applications in the transportation, construction, packaging and electrical industries. Potential for substitution exists in all areas, although considerations including relative weight and cost often limit substitution levels. However, the development of a substitute product could adversely affect the Basket Performance.

        In the event of sudden disruptions in the supplies of aluminum, such as those caused by war, accidents, weather or acts of terrorism, aluminum prices and, consequently, the Basket Performance, could become extremely volatile and unpredictable. Also, sudden and dramatic declines in aluminum prices as may occur, for example, upon cessation of hostilities that may exist in countries producing aluminum or upon the discovery of significant additional sources or reserves of the raw materials necessary to produce aluminum (e.g., bauxite or electricity), the introduction of new or previously withheld supplies into the market (e.g., aluminum from the former Soviet Union in the early 1990s) or the introduction of substitute products or commodities. Any such declines could have a significant adverse effect on the Basket Performance and on the value of the Notes. In addition, the price of aluminum has on occasion been subject to very rapid and significant short-term changes due to speculative activities which, if such activities result in a price decrease, may cause the value of the Notes to decrease.

        Gold.    Gold prices are subject to volatile price movements over short periods of time and are affected by numerous factors. These include economic factors, including, among other things the structure of and confidence in the global monetary system, expectations as to the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is generally quoted), interest rates and gold borrowing and lending rates, and global or regional economic, financial, political, regulatory, judicial or other events. Gold prices may also be affected by industry factors such as industrial and jewelry demand, lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions which hold gold, levels of gold production and production costs, and short-term changes in supply and demand because of trading activities in the gold market. It is not possible to predict the aggregate effect of all or any combination of these factors.

Risks relating to trading of Components on the LME.

        The closing prices of copper and aluminum will be determined by reference to the U.S. dollar settlement prices of contracts traded on the LME. The LME is a principals' market which operates in a manner more closely analogous to the over-the-counter physical commodity markets than to the regulated futures markets, and certain features of U.S. futures markets are not present in the context of LME trading. For example, there are no daily price limits on the LME, which would otherwise restrict the extent of daily fluctuations in the prices of LME contracts. In a declining market, therefore, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days. In addition, depending on the underlying commodity, a contract may be entered into on the LME calling for daily delivery from one day to three months following the date of such contract and for monthly delivery from the seventh month following the date of such contract up to 63 months following the date of such contract, in contrast to trading on futures exchanges, which call for delivery in stated delivery months. As a result, there may be a greater risk of a concentration of positions in LME contracts on particular delivery dates, which in turn could cause temporary aberrations in the prices of LME contracts for certain delivery dates. If such aberrations occur on the Calculation Date or on a Semi-Annual Interest Observation Date, the U.S. dollar settlement prices used to determine the closing price of copper and aluminum, and consequently the Cash Settlement Value or whether interest is paid for the immediately preceding six-month period, could be adversely affected.

You have no recourse to the NYMEX, LME or LBMA.

        You will have no rights against the NYMEX, LME or LBMA, which respectively determine or publish the values of the Components underlying the Basket. The Notes are not sponsored, endorsed, sold or promoted by NYMEX, LME or LBMA. NYMEX, LME and LBMA make no representation or warranty, express or implied to you or any member of the public regarding the advisability of investing in securities generally or in the Notes particularly.

Changes in methodology of the NYMEX, LME or LBMA, or changes in laws or regulations may affect the value of the Notes prior to maturity and the Cash Settlement Value.

        The value of the Components underlying the Basket will be determined by reference to the market price of each Component, as determined by the NYMEX, LME or LBMA, as applicable. The NYMEX, LME or LBMA, may from time to time change any rule or bylaw or take emergency action under its rules, any of which could affect the market prices of the Components underlying the Basket. Any such change which causes a decrease in such market prices could adversely affect the level the Basket and the value of the Notes.

        In addition, prices of the Components underlying the Basket could be adversely affected by the promulgation of new laws or regulations or by the reinterpretation of existing laws or regulations (including, without limitation, those relating to taxes and duties on any Components underlying the Basket) by one or more governments, governmental agencies or instrumentalities, courts or other official bodies. Any such event could adversely affect the level of the Basket and, correspondingly, could adversely affect the value of the Notes.

Lack of Regulation.

        The Notes are debt securities that are our direct obligations. The net proceeds to be received by us from the sale of the Notes will not be used to purchase or sell crude oil, natural gas, copper, aluminum or gold futures contracts or options on futures contracts for your benefit. An investment in the Notes thus does not constitute either an investment in futures contracts, options on futures contracts or in a collective investment vehicle that trades in these futures contracts (i.e., the Notes do not constitute a direct or indirect investment by you in the futures contracts underlying the Basket), and you will not benefit from the regulatory protections of the Commodity Futures Trading Commission (the "CFTC"). We are not registered with the CFTC as a "futures commission merchant" ("FCM") and you will not benefit from the CFTC's or any other non-United States regulatory authority's regulatory protections afforded to persons who trade in futures contracts on a regulated futures exchange through a registered FCM. Unlike an investment in the Notes, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be subject to regulation as a commodity pool and its operator may be required to be registered with and regulated by the CFTC as a "commodity pool operator" ("CPO"), or qualify for an exemption from the registration requirement. Because the Notes are not interests in a commodity pool, the Notes will not be regulated by the CFTC as a commodity pool, we will not be registered with the CFTC as a CPO, and you will not benefit from the CFTC's or any non-U.S. regulatory authority's regulatory protections afforded to persons who invest in regulated commodity pools.

Neither we, nor our affiliates, have any affiliation with the NYMEX, the LME or the LBMA, and we are not responsible for their public disclosure of information.

        Neither we, nor our affiliates, are affiliated with the NYMEX, the LME or the LBMA in any way; and we have no ability to control or predict any of their actions, including any errors in or discontinuation of disclosure regarding any of their methods or policies relating to the determination of the settlement prices of the Components. The NYMEX, the LME and the LBMA are not under any obligation to continue to determine the settlement prices for the Components. If the NYMEX, the LME or the LBMA discontinues, or materially changes the method of determining the settlement prices for the Components, it may become difficult to determine the market value of the Notes or the Cash Settlement Value at maturity. Under these circumstances, the Calculation Agent in its sole discretion may designate a successor provider of settlement prices. If the Calculation Agent determines in its sole discretion that no comparable provider of settlement prices exists, the Cash Settlement Value payable at maturity will be determined by the Calculation Agent in its sole discretion. See "Description of the Notes—Market Disruption Event."

        We have derived the information about the Components and the NYMEX, the LME and the LBMA in this pricing supplement from publicly available information, without independent verification. Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about the Components or the NYMEX, the LME or the LBMA contained in this pricing supplement. You, as an investor in the Notes, should make your own investigation into the Components, the NYMEX, the LME and the LBMA. In addition, each prospective investor should consult its legal advisors in determining the appropriate treatment of the Notes under any applicable capital or similar rules, and under applicable tax and accounting requirements. Furthermore, prospective investors whose investment activities are subject to investment laws and regulations or to review by certain authorities may be subject to restrictions on investment in certain types of securities, which may include the Notes. Prospective investors should review and consider such restrictions prior to investing in the Notes.

The Calculation Agent may postpone the determination of the Cash Settlement Value or Interest Amount if a Market Disruption Event occurs on the Calculation Date or on any Semi-Annual Interest Observation Date.

        The Calculation Date and, therefore, the determination of the Cash Settlement Value or Interest Amount may be postponed if the Calculation Agent determines that a Market Disruption Event has occurred or is continuing on the Calculation Date or on any Semi-Annual Interest Observation Date with respect to one or more of the Components. If a postponement occurs, the Calculation Agent will use the settlement price of the Component on the next succeeding Business Day on which no Market Disruption Event occurs or is continuing for calculation of the Cash Settlement Value or Interest Amount. As a result, the Calculation Date or any Semi-Annual Interest Observation Date for the Notes would be postponed. You will not be entitled to compensation from us or the Calculation Agent for any loss suffered as a result of the occurrence of a Market Disruption Event, any resulting delay in payment or any change in the level of the Basket after the Calculation Date or after any Semi-Annual Interest Observation Date. See "Description of the Notes—Market Disruption Event."

You have no rights to receive the Components.

        Investing in the Notes will not make you a holder of any Component. The Notes will be paid in U.S. dollars, and you will have no right to receive delivery of any Component underlying the Basket.

State law may limit interest paid.

        New York State law governs the Indenture under which the Notes will be issued. New York has certain usury laws that limit the amount of interest that can be charged and paid on loans, including debt securities such as the Notes. Under present New York law, the maximum rate of interest is 25% per annum, on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested.

        While we believe that New York law would be given effect by a state or federal court sitting outside of New York, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We will promise, for your benefit as a holder of the Notes, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest.

The Calculation Agent is our affiliate which could result in a conflict of interest.

        Bear Stearns will act as the Calculation Agent. The Calculation Agent will make certain determinations and judgments in connection with calculating the Interest Amounts and Cash Settlement Value and in deciding whether a Market Disruption Event has occurred. You should refer to "Description of the Notes—Discontinuance of a Component" and "—Market Disruption Events." Because Bear Stearns is our affiliate, conflicts of interest may arise in connection with our affiliate performing its role as Calculation Agent.

        Bear Stearns and its affiliates may, at various times, engage in transactions involving the commodities to which the Components underlying the Basket relates for their proprietary accounts, and for other accounts under their management. These transactions, if effected in substantial size, may influence the value of such commodities, and therefore the value of the Components underlying the Basket. BSIL, an affiliate of Bear Stearns, will also be the counterparty to the hedge of our obligations under the Notes. You should refer to "Use of Proceeds and Hedging." Accordingly, under certain circumstances, conflicts of interest may arise between Bear Stearns' responsibilities as Calculation Agent with respect to the Notes and BSIL's obligations under our hedge.

Trading and other transactions by us or our affiliates could affect the prices of the Components underlying the Basket, the Basket Performance, the trading value of the Notes or the amount you may receive at maturity.

        We and our affiliates may from time to time buy or sell the Components to which the Basket relates or derivative instruments related to those Components for our own accounts in connection with our normal business practices or in connection with hedging our obligations under the Notes. These trading activities may present a conflict of interest between your interest in the Notes and the interests we and our affiliates may have in our proprietary accounts, in facilitating transactions, for our other customers and in accounts under our management. The transactions, if effected in substantial size, could affect the prices of those Components or the Basket Performance in a manner that would be adverse to your investment in the Notes. See the section "Use of Proceeds and Hedging."

        Hedging activities we or our affiliates may engage in may affect the Basket Performance and, accordingly, increase or decrease the trading value of the Notes prior to maturity and the Cash Settlement Value you would receive at maturity. To the extent that we or any of our affiliates has a hedge position in any of the Components to which the Basket relates, or derivative or synthetic instruments related to those Components or the Basket, we or any of our affiliates may liquidate a portion of such holdings at or about the time of the maturity of the Notes. Depending on, among other things, future market conditions, the aggregate amount and the composition of such hedge positions are likely to vary over time. Profits or losses from any of those positions cannot be ascertained until the position is closed out and any offsetting position or positions are taken into account. Although we have no reason to believe that any of those activities will have a material effect on the Basket Performance, we cannot assure you that these activities will not affect such level and the trading value of the Notes prior to maturity or the Cash Settlement Value payable at maturity.

        In addition, we or any of our affiliates may purchase or otherwise acquire a long or short position in the Notes. We or any of our affiliates may hold or resell the Notes. We or any of our affiliates may also take positions in other types of appropriate financial instruments that may become available in the future.

        We or any of our affiliates may also issue, underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments with returns indexed to the Basket Performance. By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the value of the Notes.

        One or more of our affiliates may have published, and may in the future publish, research reports regarding the Components to which the Basket relates. Any such research may be modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing, holding or selling the Notes. Any of these activities may affect the trading value of the Notes.

The Interest Amount, if any, may be delayed or the Cash Settlement Value may be delayed or reduced upon the occurrence of a Market Disruption Event, or an Event of Default.

        If the Calculation Agent determines that, on any Semi-Annual Interest Observation Date or on the Calculation Date, a Market Disruption Event has occurred or is continuing, the determination of the Interest Amount or Basket Performance by the Calculation Agent may be deferred. You should refer to the section "Description of the Notes—Market Disruption Events."

        If the Calculation Agent determines that an Event of Default (as defined below) has occurred, a holder of the Notes will only receive an amount equal to the trading value of the Notes on the date of such Event of Default, adjusted by an amount equal to any losses, expenses and costs to us of unwinding any underlying hedging or funding arrangements, all as determined by the Calculation Agent in its sole and absolute discretion. You should refer to the section "Description of the Notes—Event of Default and Acceleration."

        You should decide to purchase the Notes only after carefully considering the suitability of the Notes in light of your particular financial circumstances. You should also carefully consider the tax consequences of investing in the Notes. You should refer to the section "Certain U.S. Federal Income Tax Considerations" and discuss the tax implications with your own tax advisor.

DESCRIPTION OF THE NOTES

        The following description of the Notes (referred to in the accompanying prospectus supplement as "Other Indexed Notes") supplements the description of the Notes in the accompanying prospectus supplement and prospectus. This is a summary and is not complete. You should read the indenture, dated as of May 31, 1991, as amended (the "Indenture"), between us and JPMorgan Chase Bank, N.A. (formerly, The Chase Manhattan Bank), as trustee (the "Trustee"). A copy of the Indenture is available as set forth under the section of the prospectus entitled "Where You Can Find More Information."

General

        The Notes are part of a single series of debt securities under the Indenture described in the accompanying prospectus supplement and prospectus designated as Medium-Term Notes, Series B. The Notes are unsecured and will rank equally with all of our unsecured and unsubordinated debt, including the other debt securities issued under the Indenture. Because we are a holding company, the Notes will be effectively subordinated to the claims of creditors of our subsidiaries. At August 31, 2005:

  •
  we had outstanding (on an unconsolidated basis) approximately $51.1 billion of debt and other obligations, including approximately $46.8 billion of unsecured senior debt and senior obligations and $4.2 billion of unsecured inter-company debt; and

  •
  our subsidiaries had outstanding (after elimination of inter-company items) approximately $228.4 billion of senior debt and other senior obligations (including $65.6 billion related to securities sold under repurchase agreements, $75.5 billion related to payables to customers, $32.6 billion related to financial instruments sold, but not yet purchased, and $54.7 billion of other liabilities, including $25.7 billion of debt).

        The aggregate principal amount of the Notes will be $[    •    ]. The Notes will mature on July [    •    ], 2011. The Notes will be issued only in fully registered form, and in minimum denominations of $1,000; provided, however, that the minimum purchase for any purchaser domiciled in a Member State of the European Union shall be $100,000. Initially, the Notes will be issued in the form of one or more global securities registered in the name of DTC or its nominee, as described in the accompanying prospectus supplement and prospectus. When we refer to Notes in this pricing supplement, we mean Notes with a principal amount of $1,000. The Notes will not be listed on any securities exchange.

        You should refer to the section "Certain U.S. Federal Income Tax Considerations," for a discussion of certain federal income tax considerations to you as a holder of the Notes.

Future Issuances

        Under certain limited circumstances, and at our sole discretion, we may offer further issuances of the Notes. These further issuances, if any, will be consolidated to form a single series with the Notes and will have the same CUSIP number and will trade interchangeably with the Notes immediately upon settlement. Any additional issuance will increases the aggregate principal amount of the outstanding Notes of this series, plus the aggregate principal amount of any Notes bearing the same CUSIP number that are issued pursuant to (i) any 30-day option we grant to Bear, Stearns & Co. Inc., and (ii) any future issuances of Notes bearing the same CUSIP number. The price of any additional offerings will be determined at the time of pricing of each offering, which will be a function of the prevailing market conditions and level of the Components underlying the Basket at the time of the relevant sale.

        We will treat any additional offerings of Notes as part of the same issue as the Notes for US federal income tax purposes. Accordingly, for purposes of the Treasury regulations governing original issue discount on debt instruments, we will treat any additional offerings of Notes as having the same issue date, the same issue price and, with respect to Holders, the same adjusted issue price as the

Notes. Consequently, the "issue price" of any additional offering of Notes for U.S. federal income tax purposes will be the first price at which a substantial amount of the Notes were sold to the public (excluding sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers). If we offer further issuances of the Notes, we will disclose the treatment of any relevant accrued interest.

Interest

        Entitlement to interest will be determined with respect to individual successive six-month time increments. Specifically, if, on any Semi-Annual Interest Observation Date, the Basket Level is greater than the Initial Basket Level, we will pay you [2.50 - 3.50]%, which is [5.00 - 7.00]% annualized interest, for each $1,000 principal amount of Notes with respect to the immediately preceding six-month period. However, if, on any Semi-Annual Interest Observation Date, the Basket Level is less than or equal to the Initial Basket Level, we will not pay any interest for the immediately preceding six-month period.

        Subject to the foregoing contingency, the Notes will bear interest from January [    •    ], 2006, the original issuance date of the Notes, to the Calculation Date, at an annual interest rate of [2.50 - 3.50]%, which is [5.00 - 7.00]% annualized, paid semi-annually in arrears. Interest, if any, will be paid semi-annually on the [    •    ] day of January and July until maturity, each of which we will refer to as an "Interest Payment Date," to the person in whose name such Note was registered at the close of business on the fifteenth calendar day, whether or not a Business Day, prior to the applicable Interest Payment Date. Any interest payment will include interest accrued from, and including, the issue date or preceding Interest Payment Date, as the case may be, to, but excluding, that Interest Payment Date. The first Interest Payment Date will be July [    •    ], 2006.

        In the event that an Interest Payment Date is not a Business Day, we will pay interest on the next day that is a Business Day, with the same force and effect as if made on the Interest Payment Date, and without any additional interest or other payment with respect to the delay.

Payment at Maturity

        We have designed the Notes for investors who want to protect their investment by receiving at least 100% of the principal amount of their Notes at maturity, while also having an opportunity to earn a coupon and participate in the potential increase in the value of the Basket. Upon maturity of the Notes, you will receive the Cash Settlement Value, a cash amount that is based upon the Basket Performance.

        If, at maturity, the value of the Basket has increased, the Cash Settlement Value will equal the principal amount of the Notes, plus 100% of the percentage gain on the value of the Basket, if any. If, at maturity, the value of the Basket has declined, the Cash Settlement Value will be $1,000. Because the Notes are principal protected if held to maturity, in no event will the Cash Settlement Value be less than $1,000.

        The "Semi-Annual Interest Observation Date" will be the [    •    ] day of January and July of each year until maturity, commencing on July [    •    ], 2006. The final Semi-Annual Interest Observation Date is July [    •    ], 2011.

        The "Interest Payment Date" will be the [    •    ] day of January and July of each year until maturity, commencing on July [    •    ], 2006.

        The "Basket" is comprised of five commodities: Crude Oil, Natural Gas, Aluminum, Copper and Gold (each, a "Component"). The weighting of each Component is fixed at 20% and will not change during the term of the Notes.

        The "Component Price" for Crude Oil (West Texas Light Sweet Crude Oil) is the settlement price per barrel of light sweet crude oil of the first nearby futures contract to expire on or following the Calculation Date or relevant Semi-Annual Interest Observation Date, as applicable, on the New York Mercantile Exchange or its successor (the "NYMEX"), as made public by the NYMEX and displayed on Reuters page "SETT" Bloomberg ticker symbol CL1 <Comdty>; for Natural Gas, the "Component Price" is the settlement price per one million British thermal units ("MMBtu") of natural gas of the first Henry Hub Natural Gas futures contract to expire on or following the Calculation Date or relevant Semi-Annual Interest Observation Date, as applicable on the NYMEX, as made public by the NYMEX and displayed on Reuters page "SETNGS" Bloomberg ticker symbol NG1 <Comdty>; for Aluminum, the "Component Price" is the official price per metric ton of aluminum on the Calculation Date or relevant Semi-Annual Interest Observation Date, as applicable, as determined by the London Metal Exchange or its successor ("LME") at the second ring of the first session of trading on the LME and displayed on Reuters page "MTLE" Bloomberg ticker symbol LOAHDY <Comdty>; for Copper, the "Component Price" is the official price per metric ton of copper on the Calculation Date or relevant Semi-Annual Interest Observation Date, as applicable, as determined by the LME at the second ring of the first session of trading on the LME and displayed on Reuters page "MTLE" Bloomberg ticker symbol LOCADY <Comdty>; for Gold, the "Component Price" is the PM fixing price per troy ounce of gold, expressed in U.S. dollars, on the Calculation Date or relevant Semi-Annual Interest Observation Date, as applicable, as determined by the London Gold Bullion Market or its successor (the "LBMA") and displayed on Reuters page "GOFO" Bloomberg ticker symbol GOLDLNPM <Comdty>.

        The "Basket Performance" is determined as follows:

100% ×	Basket Level on Calculation Date – Initial Basket Level ------------------------ Initial Basket Level

        The "Cash Settlement Value" is an amount in cash per Note, payable at maturity, that is based upon the Basket Performance. If, at maturity, the value of the Basket has increased when the Basket Performance is computed, the Cash Settlement Value will equal the principal amount of the Notes, plus 100% of the percentage gain on the value of the Basket, if any. If, at maturity, the value of the Basket has declined when the Basket Performance is computed, the Cash Settlement Value will be $1,000. Because the Notes are principal protected if held to maturity, in no event will the Cash Settlement Value be less than $1,000.

        The "Initial Basket Level" equals 100.

  The "Basket Level" equals 100 × the sum of [Weight of each Component × Commodity Level].

        The "Commodity Level" equals:

Individual Component Level ------------------------ Initial Individual Component Level

        The "Individual Component Level" is the Component Price of the applicable Component on each Business Day.

        The "Initial Individual Component Level" equals the Component Price of the applicable Components as of January [    •    ], 2006, the date the Notes were priced for initial sale to the public. For Crude Oil: the Initial Individual Component Level is [    •    ]; for Natural Gas: the Initial Individual Component Level is [    •    ]; for Aluminum: the Initial Individual Component Level is [    •    ]; for Copper: the Initial Individual Component Level is [    •    ]; for Gold: the Initial Individual Component Level is [    •    ].

        The "Maturity Date of the Notes" is July [    •    ], 2011.

        The "Relevant Exchange" is the NYMEX with respect to West Texas Light Sweet Crude Oil and Natural Gas; the LME with respect to Aluminum and Copper; and LBMA with respect to Gold.

        A "Business Day" will be a day, as determined by the Calculation Agent in its sole discretion, other than a Saturday or Sunday, on which banking institutions in the Cities of New York, New York and London, England are not authorized or obligated by law or executive order to be closed. In any case where any date specified herein for any payment under the Notes or other action required to be taken in connection therewith shall not be a Business Day, then such payment date will be, or such other required action will be taken on, the immediately succeeding Business Day (except as otherwise described herein).

Commodities Market Performance Historically Has a Low Correlation to the Debt or Equity Markets

        An investment in the Notes may diversify a portfolio of traditional asset classes and investments (such as stocks and bonds). A diverse portfolio consisting of assets that perform in an unrelated manner, or low correlated assets, may increase overall return and reduce the volatility or price fluctuation of a portfolio. For example, the trading value of the Notes may increase while general stock indices fall. Generally, a portfolio of traditional asset classes and investments (such as stocks and bonds) which have positive returns and low correlation with each other can improve the risk/reward characteristics of the combined holdings. Historically, the Components underlying the Basket have exhibited low correlation to traditional investments, and thus, the Notes can improve a portfolio's return-to-risk profile. We anticipate that over time the performance of the Notes will not be similar to the performance of the general financial markets for equity and debt, and will move up and down independently. However, low correlation assets will not provide any diversification advantages unless the low correlated assets are outperforming other portfolio assets; and there is no guarantee that the Notes or the commodities markets in general will outperform traditional asset classes or other sectors of an investor's portfolio.

Historical Data on the Basket Performance

        Using the historical settlement prices of the Components underlying the Basket on a monthly basis, the table and graph below illustrate the hypothetical Cash Settlement Value for each 5.5-year period beginning with the first 5.5-year period, January 1995 through July 2000. The following table and graph calculates the Basket Performance and hypothetical Cash Settlement Value as though the Basket had been in existence since January 1995. We obtained the data in the table and graph below from publicly available sources, without independent verification and believe such information to be accurate.

        Past movements of Components underlying the Basket are not indicative of future price levels. The Components underlying the Basket have experienced significant price fluctuations. Any historical upward or downward trend during any period shown in the following table or graph is not an indication that the Components underlying the Basket are more or less likely to increase or decrease in value at any time during the term of the Notes or as to the potential value of the Notes. The actual performance of the Components underlying the Index over the life of the Notes may bear little or no relation to the historical movements depicted below.

Hypothetical Cash Settlement Value Plus Interest Payments Using Historical Data
of the Components Underlying the Basket Assuming a 5.5-Year Holding Period

5.5-Year Period Ending Date	Basket Performance	Total Coupons During 5.5-Year Period	Hypothetical Cash Settlement Value Per Note Plus Interest Payments, if any	5.5-Year Period Ending Date	Basket Performance	Total Coupons During 5.5-Year Period	Hypothetical Cash Settlement Value Per Note Plus Interest Payments, if any
July-2000	27.28%	$21.00	$1,482.80	April-2003	9.40%	$15.00	$1,244.00
August-2000	45.96%	$24.00	$1,699.60	May-2003	39.81%	$21.00	$1,608.10
September-2000	37.81%	$18.00	$1,558.10	June-2003	43.04%	$24.00	$1,670.40
October-2000	28.50%	$18.00	$1,465.00	July-2003	40.31%	$24.00	$1,643.10
November-2000	55.82%	$18.00	$1,738.20	August-2003	47.57%	$27.00	$1,745.70
December-2000	101.77%	$21.00	$2,227.70	September-2003	41.84%	$27.00	$1,688.40
January-2001	47.74%	$21.00	$1,687.40	October-2003	50.27%	$30.00	$1,802.70
February-2001	33.61%	$18.00	$1,516.10	November-2003	60.00%	$30.00	$1,900.00
March-2001	28.87%	$21.00	$1,498.70	December-2003	77.56%	$30.00	$2,075.60
April-2001	26.78%	$24.00	$1,507.80	January-2004	86.51%	$30.00	$2,165.10
May-2001	13.40%	$18.00	$1,314.00	February-2004	106.53%	$30.00	$2,365.30
June-2001	0.00%	$9.00	$1,090.00	March-2004	85.12%	$30.00	$2,151.20
July-2001	0.00%	$12.00	$1,120.00	April-2004	90.70%	$33.00	$2,237.00
August-2001	0.00%	$12.00	$1,120.00	May-2004	124.90%	$33.00	$2,579.00
September-2001	0.00%	$12.00	$1,120.00	June-2004	116.33%	$33.00	$2,493.30
October-2001	0.00%	$15.00	$1,150.00	July-2004	134.64%	$33.00	$2,676.40
November-2001	0.00%	$12.00	$1,120.00	August-2004	129.28%	$33.00	$2,622.80
December-2001	0.00%	$9.00	$1,090.00	September-2004	132.40%	$33.00	$2,654.00
January-2002	0.00%	$18.00	$1,180.00	October-2004	127.55%	$33.00	$2,605.50
February-2002	0.00%	$18.00	$1,180.00	November-2004	134.74%	$33.00	$2,677.40
March-2002	4.35%	$18.00	$1,223.50	December-2004	101.22%	$33.00	$2,342.20
April-2002	2.79%	$15.00	$1,177.90	January-2005	97.66%	$30.00	$2,276.60
May-2002	0.00%	$6.00	$1,060.00	February-2005	96.50%	$27.00	$2,235.00
June-2002	0.00%	$9.00	$1,090.00	March-2005	95.01%	$30.00	$2,250.10
July-2002	0.00%	$15.00	$1,150.00	April-2005	82.06%	$30.00	$2,120.60
August-2002	10.50%	$21.00	$1,315.00	May-2005	85.59%	$30.00	$2,155.90
September-2002	19.24%	$21.00	$1,402.40	June-2005	94.23%	$30.00	$2,242.30
October-2002	12.96%	$24.00	$1,369.60	July-2005	96.50%	$27.00	$2,235.00
November-2002	11.41%	$15.00	$1,264.10	August-2005	126.57%	$27.00	$2,535.70
December-2002	26.16%	$18.00	$1,441.60	September-2005	148.07%	$30.00	$2,780.70
January-2003	38.98%	$18.00	$1,569.80	October-2005	133.47%	$30.00	$2,634.70
February-2003	52.48%	$15.00	$1,674.80	November-2005	114.47%	$21.00	$2,354.70
March-2003	13.63%	$15.00	$1,286.30	December-2005	104.25%	$21.00	$2,252.50

        The following graph sets forth the information provided in the table above and represents the ending date for the preceding 5.5-year period.

Summary of Year-End Performance of Traditional Asset Classes and Investments Versus the Notes

        The table below provides a comparative example of how various asset classes and investments have performed from January 1, 2000 through December 31, 2005. Industry recognized indices are used to represent particular asset classes. Past performance is not indicative of future results. Moreover, results during prior periods may have been significantly different.

Year Ending	Basket Performance	S&P 500 Index[1]	S&P Europe 350 Index[2]	Nikkei 225 Index[3]	Gold Bullion[4]	Lehman US Bond Index[5]
2000	103.85%	(9.10%)	-0.84%	(27.19%)	(5.47%)	11.15%
2001	(55.04%)	(11.89%)	(15.20%)	(23.52%)	2.46%	8.60%
2002	51.19%	(22.10%)	(30.22%)	(18.63%)	24.77%	10.14%
2003	22.84%	28.68%	15.48%	24.45%	19.37%	4.55%
2004	12.39%	10.88%	11.89%	7.61%	5.54%	4.52%
2005	54.51%	3.00%	22.82%	40.23%	78.55%	2.32%
5-year CAGR[6]	7.72%	(1.12%)	(3.35%)	3.17%	13.69%	5.99%

The S&P 500 Index represents the large-capitalization segment of the U.S. equity markets. The calculation of the value of the S&P 500 Index is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time. Dividend income is added to price appreciation to arrive at total return. You can obtain additional information at http://www.standardandpoors.com.

2
The S&P Europe 350 Index measures the performance of 350 equities in 17 Pan-European markets, covering approximately 70% of the total market capitalization. It offers a balance between broad market representation and liquidity. Dividend income is added to price appreciation to arrive at total return. You can obtain additional information at http://www.standardandpoors.com.

3
The Nikkei 225 Index is a stock index that measures the composite price performance of 225 Japanese stocks that trade on the Tokyo Stock Exchange. The Nikkei 225 Index is a modified, price-weighted index, meaning that a stock's weight in the index is based on its price per share rather than the total market capitalization. You can obtain additional information at http://www.nni.nikkei.co.jp.

4
This is the gold spot price quoted in U.S. dollars per troy ounce using the 5:00 p.m. New York time value. You can obtain additional information on your Bloomberg Professional® terminal by typing "GOLDS" (as the ticker symbol) and the "‹comdty›" button.

5
The Dow Jones Lehman U.S. Bond Composite Index consists of an equal weighting of the Lehman U.S. Government Bond Index, the Lehman Investment Grade Corporate Bond Index and the Lehman Mortgage Backed Bond Index. You can obtain additional information on your Bloomberg Professional® terminal by typing "BNDUS" as the ticker symbol and the "‹Index›" button.

6
The Compound Annual Growth Rate (CAGR) reflects a year-to-year growth rate of an investment over a multiple-year period. CAGR is a pro forma calculation that provides a "smoothed" annual yield.

Illustrative Examples:

        The following are illustrative examples demonstrating the hypothetical Cash Settlement Value of a Note based on the assumptions outlined below. Actual returns may be different.

        Assumptions:

  •
  Investor purchases $1,000 principal amount of Notes at the initial offering price of $1,000.

  •
  Investor does not sell the Notes and holds the Notes to maturity.

  •
  The Notes allow you to participate in the Basket Performance.

  •
  All returns are based on a 5.5-year term; pre-tax basis.

  •
  No Market Disruption Events or Events of Default occur during the term of the Notes.

        Example 1:    The five Components underlying the Basket each increase significantly during the term of the Notes.

Semi-Annual Interest Observation Date for	Basket Level at the end of each Period	Coupon, if any, Note per
July 2006	15%	$30
January 2007	17.5%	$30
June 2007	18.5%	$30
January 2008	24.7%	$30
July 2008	36.50%	$30
January 2009	47%	$30
July 2009	49%	$30
January 2010	55%	$30
July 2010	62%	$30
January 2011	67%	$30
July 2011	69%	$30

Basket Performance	69%	$330

        For each of the eleven periods, the Basket Level was greater than or equal to Initial Basket Level. In this example, you would have received $330 in interest payments over the term of the Notes.

Additionally, because the Basket Performance is greater than or equal to zero, the Cash Settlement Value will equal:

        = Principal Amount of Notes + (Principal Amount of Notes × Basket Performance)

        = $1,000 + ($1,000 × 69%)

        = $1,000 + $690

        = $1,690

        The total return on the Notes equals the Cash Settlement Value of $1,690 plus interest payments of $330 or $2,020.

        Example 2:    The five Components underlying the Basket each remain relatively the same during the term of the Notes.

Semi-Annual Interest Observation Date	Basket Level at the end of each Period	Coupon, if any, per Note
July 2006	.01%	$30
January 2007	.01%	$30
June 2007	.01%	$30
January 2008	.01%	$30
July 2008	.01%	$30
January 2009	.01%	$30
July 2009	.01%	$30
January 2010	.01%	$30
July 2010	.01%	$30
January 2011	.01%	$30
July 2011	.01%	$30

Basket Performance	.01%	$330

        For each of the eleven periods, the Basket Level was greater than or equal to Initial Basket Level. In this example, you would have received $330 in interest payments over the term of the Notes. Additionally, because the Basket Performance is greater than or equal to zero, the Cash Settlement Value will equal:

        = Principal Amount of Notes + (Principal Amount of Notes × Basket Performance)

        = $1,000 + ($1,000 × .01%)

        = $1,000 + $0.10

        = $1,000.10

        The total return on the Notes equals the Cash Settlement Value of $1,000.10 plus interest payments of $330 or $1,330.10.

        Example 3:    The five Components underlying the Basket each trade in a volatile and choppy manner and then decrease substantially during the last two years of the term of the Notes.

Semi-Annual Interest Observation Date for	Basket Level at the end of each Period	Coupon, if any, per Note
July 2006	36%	$30
January 2007	45%	$30
June 2007	16%	$30
January 2008	25%	$30
July 2008	5%	$30
January 2009	3%	$30
July 2009	(10%)	$0
January 2010	(12%)	$0
July 2010	(22%)	$0
January 2011	(40%)	$0
July 2011	(25%)	$0

Basket Performance	(25%)	$180

        For the first six periods, the Basket Level was greater than or equal to Initial Basket Level. In this example, you would have received $180 in interest payments over the term of the Notes. However, because the Basket Performance is less than zero, the Cash Settlement Value will equal $1,000. The total return on the Notes equals the Cash Settlement Value of $1,000 plus interest payments of $180 or $1,180.

        Example 4:    The five Components underlying the Basket each decrease substantially during the term of the Notes.

Semi-Annual Interest Observation Date for	Basket Level at the end of each Period	Coupon, if any, per Note
July 2006	(19%)	$0
January 2007	(25%)	$0
June 2007	(32%)	$0
January 2008	(40%)	$0
July 2008	(44%)	$0
January 2009	(55%)	$0
July 2009	(73%)	$0
January 2010	(75%)	$0
July 2010	(83%)	$0
January 2011	(79%)	$0
July 2011	(69%)	$0

Basket Performance	(69%)	$0

        For each period, the Basket Level was less than the Initial Basket Level. In this example, you would not have received any interest payments over the term of the Notes. Moreover, because the Basket Performance is less than zero, the Cash Settlement Value will equal $1,000.

Table of Hypothetical Cash Settlement Values

        The following table reflects the hypothetical Basket Performance, hypothetical Cash Settlement Values, the amount of any interest payments and the total return on the Notes.

Initial Basket Level	Hypothetical Basket Level	Basket Performance	Cash Settlement Value Per Note	Total Return if Held to Maturity**
100.00	195.00	95.00%	$1,950.00	95.00%
100.00	192.50	92.50%	$1,925.00	92.50%
100.00	190.00	90.00%	$1,900.00	90.00%
100.00	187.50	87.50%	$1,875.00	87.50%
100.00	185.00	85.00%	$1,850.00	85.00%
100.00	182.50	82.50%	$1,825.00	82.50%
100.00	180.00	80.00%	$1,800.00	80.00%
100.00	177.50	77.50%	$1,775.00	77.50%
100.00	175.00	75.00%	$1,750.00	75.00%
100.00	172.50	72.50%	$1,725.00	72.50%
100.00	170.00	70.00%	$1,700.00	70.00%
100.00	167.50	67.50%	$1,675.00	67.50%
100.00	165.00	65.00%	$1,650.00	65.00%
100.00	162.50	62.50%	$1,625.00	62.50%
100.00	160.00	60.00%	$1,600.00	60.00%
100.00	157.50	57.50%	$1,575.00	57.50%
100.00	155.00	55.00%	$1,550.00	55.00%
100.00	152.50	52.50%	$1,525.00	52.50%
100.00	150.00	50.00%	$1,500.00	50.00%
100.00	147.50	47.50%	$1,475.00	47.50%
100.00	145.00	45.00%	$1,450.00	45.00%
100.00	142.50	42.50%	$1,425.00	42.50%
100.00	140.00	40.00%	$1,400.00	40.00%
100.00	137.50	37.50%	$1,375.00	37.50%
100.00	135.00	35.00%	$1,350.00	35.00%
100.00	132.50	32.50%	$1,325.00	32.50%
100.00	130.00	30.00%	$1,300.00	30.00%
100.00	127.50	27.50%	$1,275.00	27.50%
100.00	125.00	25.00%	$1,250.00	25.00%
100.00	122.50	22.50%	$1,225.00	22.50%
100.00	120.00	20.00%	$1,200.00	20.00%
100.00	117.50	17.50%	$1,175.00	17.50%
100.00	115.00	15.00%	$1,150.00	15.00%
100.00	112.50	12.50%	$1,125.00	12.50%
100.00	110.00	10.00%	$1,100.00	10.00%
100.00	107.50	7.50%	$1,075.00	7.50%
100.00	105.00	5.00%	$1,050.00	5.00%
100.00	102.50	2.50%	$1,025.00	2.50%
100.00	100.00	0.00%	$1,000.00	0.00%
100.00	97.50	(2.50%)	$1,000.00	0.00%
100.00	95.00	(5.00%)	$1,000.00	0.00%
100.00	92.50	(7.50%)	$1,000.00	0.00%
100.00	90.00	(10.00%)	$1,000.00	0.00%

100.00	87.50	(12.50%)	$1,000.00	0.00%
100.00	85.00	(15.00%)	$1,000.00	0.00%
100.00	82.50	(17.50%)	$1,000.00	0.00%
100.00	80.00	(20.00%)	$1,000.00	0.00%
100.00	77.50	(22.50%)	$1,000.00	0.00%
100.00	75.00	(25.00%)	$1,000.00	0.00%
100.00	72.50	(27.50%)	$1,000.00	0.00%
100.00	70.00	(30.00%)	$1,000.00	0.00%
100.00	67.50	(32.50%)	$1,000.00	0.00%
100.00	65.00	(35.00%)	$1,000.00	0.00%
100.00	62.50	(37.50%)	$1,000.00	0.00%
100.00	60.00	(40.00%)	$1,000.00	0.00%
100.00	57.50	(42.50%)	$1,000.00	0.00%
100.00	55.00	(45.00%)	$1,000.00	0.00%
100.00	52.50	(47.50%)	$1,000.00	0.00%
100.00	50.00	(50.00%)	$1,000.00	0.00%
100.00	47.50	(52.50%)	$1,000.00	0.00%
100.00	45.00	(55.00%)	$1,000.00	0.00%
100.00	42.50	(57.50%)	$1,000.00	0.00%
100.00	40.00	(60.00%)	$1,000.00	0.00%
100.00	37.50	(62.50%)	$1,000.00	0.00%
100.00	35.00	(65.00%)	$1,000.00	0.00%
100.00	32.50	(67.50%)	$1,000.00	0.00%
100.00	30.00	(70.00%)	$1,000.00	0.00%
100.00	27.50	(72.50%)	$1,000.00	0.00%
100.00	25.00	(75.00%)	$1,000.00	0.00%
100.00	22.50	(77.50%)	$1,000.00	0.00%
100.00	20.00	(80.00%)	$1,000.00	0.00%
100.00	17.50	(82.50%)	$1,000.00	0.00%
100.00	15.00	(85.00%)	$1,000.00	0.00%

**
The total return does not include any Interest Amounts that may be paid over the term of the Notes.

Discontinuance of a Component

        If the Relevant Exchange for a Component discontinues trading in such Component, or there is a material change in the content, composition or constitution of a Component, and the Relevant Exchange commences trading or continues trading a successor or substitute commodity or contract substantially similar to such Component that the Calculation Agent determines, in its sole discretion, to be comparable to the discontinued or materially changed Component (such commodity or contract being referred to herein as a "Successor Component"), then the Individual Component Level for such Component will be determined by reference to the value of such Successor Component at the time determined by the Calculation Agent on the markets for the Successor Component on the relevant Semi-Annual Interest Observation Date or on the Calculation Date, as applicable.

        Upon any selection by the Calculation Agent of a Successor Component, the Calculation Agent will notify us and the Trustee, and the Trustee will provide notice to the holders of the Notes. If a Successor Component is selected by the Calculation Agent, the Successor Component will be used as a substitute for the Component previously included in the Basket for all purposes, including for purposes of determining whether a Market Disruption Event exists with respect to such Component.

        If (i) the Relevant Exchange for a Component discontinues publication of or otherwise fails to publish the prices of a Component or Successor Component used to determine the Individual Component Level of such Component or Successor Component, (ii) the Relevant Exchange for a Component discontinues trading in such Component, or there is a material change in the content, composition or constitution of a Component, and the Calculation Agent determines that no Successor Component is available at such time, or (iii) there is no "open interest" in such Component available for purchase due to pricing limitations or otherwise, then in connection with its calculation of any Interest Amount, the Cash Settlement Value and the Basket Performance, the Calculation Agent will determine the value to be used for the Individual Component Level that is to be used for the relevant Semi-Annual Observation Dates or the Calculation Date, as applicable. Additionally, for each Business Day on which the Relevant Exchange for a Component is open for trading during the period commencing with such date of discontinuance that the Calculation Agent determines that no Successor Component is available through the earlier to occur of (i) any Semi-Annual Observation Date or the Calculation Date, as applicable or (ii) a determination by the Calculation Agent that a Successor Component is available, the Calculation Agent will determine the value that would be used for the Individual Component Level of such Component on that Business Day as if such Business Day was the relevant Semi-Annual Interest Observation Date or the Calculation Date, as applicable. Notwithstanding the foregoing, if the Relevant Exchange for a Component discontinues trading in such Component, or there is a material change in the content, composition or constitution of a Component, and the Calculation Agent determines that no Successor Component is available at such time, the Calculation Agent may, in its sole discretion, accelerate the Maturity Date for the Notes and calculate the Individual Component Level of the discontinued Component as specified above and calculate the Basket Performance and the Cash Settlement Value specified in "—Events of Default and Acceleration."

        Notwithstanding these alternative arrangements, discontinuance of the publication of the price of a Component may adversely affect the value of, and trading in, the Notes.

Market Disruption Events

        If there is a Market Disruption Event on any Semi-Annual Interest Observation Date, the relevant Interest Amount will be determined on the basis of the first succeeding Business Day on which there is no Market Disruption Event. In no event, however, will the final Semi-Annual Interest Observation Date and the Cash Settlement Value be a date that is more than two Business Days following the original date that, but for the Market Disruption Event, would have been utilized to determine the final Interest Amount and the Cash Settlement Value. In that case, the second Business Day will be deemed to be the final Semi-Annual Interest Observation Date and the Calculation Date, notwithstanding the Market Disruption Event, and the Calculation Agent will determine the final Interest Amount and the Cash Settlement Value on that second Business Day in accordance with the method of calculating the final Interest Amount and the Cash Settlement Value in effect prior to the Market Disruption Event (that would have prevailed but for such suspension or limitation) as of that second Business Day.

        A "Market Disruption Event" means with respect to any Component, any of the following events, as determined by the Calculation Agent, in its sole discretion:

          (a)   the occurrence or existence of a condition specified below at any time which the Calculation Agent determines is material:

            (i)    any material suspension of or limitation imposed on trading by the Relevant Exchange or otherwise, and whether by reason of movements in price exceeding limits permitted by the Relevant Exchange or otherwise, (A) relating to a Component or a Successor Component or (B) in any additional futures or options contracts or other commodities relating to a Component or any Successor Component, as the case may be, on any exchange or principal trading market for such contract or commodity; or

            (ii)   any event (other than an event described in (b) below) that disrupts or impairs (as determined by the Calculation Agent) the ability of market participants in general (A) to effect transactions in, or obtain market values for any Component or any Successor Component or (B) to effect transactions in, or obtain market values for, any additional futures or options contracts or other commodities relating to any Component or any Successor Component, as the case may be, on any exchange or principal trading market for such contract or commodity; or

          (b)   any other event, the Calculation Agent determines in its sole discretion, that materially interferes with our or any of our affiliates ability to unwind all or a material portion of a hedge with respect to the Notes that we or our affiliates have effected or may effect.

Redemption; Defeasance

        The Notes are not subject to redemption before maturity, and are not subject to the defeasance provisions described in the section "Description of Debt Securities—Defeasance" in the accompanying prospectus.

Events of Default and Acceleration

        If an Event of Default (as defined in the accompanying prospectus) with respect to any Notes has occurred and is continuing, then the amount payable to you, as a beneficial owner of a Note, upon any acceleration permitted by the Notes will be equal to the Cash Settlement Value as though the date of early repayment were the Maturity Date of the Notes, adjusted by an amount equal to any losses, expenses and costs to us of unwinding any underlying or related hedging or funding arrangements, all as determined by the Calculation Agent in its sole and absolute discretion. If a bankruptcy proceeding is commenced in respect of us, the claims of the holder of a Note may be limited under Title 11 of the United States Code.

Same-Day Settlement and Payment

        Settlement for the Notes by Bear Stearns will be made in immediately available funds. Payments of the Cash Settlement Value will be made by us in immediately available funds, so long as the Notes are maintained in book-entry form.

Calculation Agent

        Bear Stearns will be the Calculation Agent for the Notes.    All determinations made by Bear Stearns as Calculation Agent will be at its sole discretion and will, in the absence of manifest error, be conclusive for all purposes and binding on you and us. Because we are the issuer of the Notes and our subsidiary is the Calculation Agent, potential conflicts of interest may exist between you and us, including with respect to certain determinations and judgments that Bear Stearns must make in determining the Cash Settlement Value. Bear Stearns is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

DESCRIPTION OF THE BASKET

General

        We obtained all information regarding the Components contained in this pricing supplement from publicly available information. We do not assume any responsibility for the accuracy or completeness of any information relating to the Components.

The Commodities Markets

        The settlement prices of the Components are determined by reference to the official cash settlement prices of futures and forward contracts traded on the NYMEX, the LME and the LBMA. The following discussion of the operation of the exchanges or markets on which the Components trade is based on publicly available information and is provided for informational purposes only. You should make your own investigation into the Components, NYMEX, LME and LBMA to determine whether the Notes are a suitable investment for you.

        NYMEX.    The NYMEX, located in New York City, is a commodities futures exchange regulated by the CFTC and a trading forum for energy and precious metals. NYMEX began commodities trading in 1872, organized as the Butter and Cheese Exchange of New York, and has since traded a variety of different commodity products. The establishment of energy futures on the NYMEX occurred in 1978, with the introduction of heating oil futures contracts. NYMEX opened trading in leaded gasoline futures in 1981, followed by the crude oil futures contract in 1983 and unleaded gasoline futures in 1984.

        LME.    The LME was established in 1877 and is a non-ferrous metal exchange on which contracts for delivery of copper and aluminum, among other metals, are traded. In contrast to U.S. futures exchanges, the LME operates as a principals' market for the trading of forward contracts, and is therefore more closely analogous to over-the-counter physical commodity markets than to futures markets. As a result, members of the LME trade with each other as principals and not as agents for customers, although such members may enter into offsetting "back-to-back" contracts with their customers. In addition, while futures exchanges permit trading to be conducted in contracts for monthly delivery in stated delivery months, historically LME contracts were established for daily delivery (referred to as a "prompt date") from one day to three months following the date of contract. After three months following the date of such contract the daily prompts for forward trading are reduced to weekly and then monthly contracts out to 15, 27 and 63 months forward (depending on the commodity underlying the contract). Further, because it is a principals' forward market, there are no price limits applicable to LME contracts, and prices could decline without limitation over a period of time. Trading is conducted on the basis of warrants that cover physical material held in listed warehouses.

        The LME is not a cash cleared market. Both inter-office and floor trading are cleared and guaranteed by a system run by the London Clearing House, whose role is to act as a central counterparty to trades executed between clearing members and thereby reduce risk and settlement costs. The LME is subject to regulation by the Financial Services Authority in the United Kingdom. The bulk of trading on the LME is transacted through inter-office dealing which allows the LME to operate as a 24-hour market. Trading on the floor takes place in two sessions daily, from 11:45 a.m. to 1:15 p.m. and from 3:10 p.m. to 4:35 p.m., London time. The two sessions are each broken down into two rings made up of five minutes' trading in each contract. After the second ring of the first session the official prices for the day are announced. In addition to the ring trading and telephone markets, an official exchange operated electronic trading platform is available. Contracts may be settled by offset or delivery and can be cleared in U.S. dollars, pounds sterling, Japanese yen and euros.

        Copper has traded on the LME since its establishment. The copper contract was upgraded to high grade copper in November 1981 and again to today's Grade-A contract which began trading in

June 1986. Primary Aluminum was introduced as a 99.5% contract in December 1978 and today's 99.7% high grade contract began trading in August 1987. The LME share (by weight) of world terminal market trading is over 90% of all copper and virtually all aluminum.

        LBMA.    The London gold bullion market is the principal global clearing center for over-the-counter gold bullion transactions, including transactions in spot, forward and options contracts, together with exchange-traded futures and options and other derivatives. The principal representative body of the London gold bullion market is the LBMA, whose membership represents all sectors of the gold bullion market. The LBMA is currently comprised of 60 members, of which 9 are market-making members, plus a number of associate members around the world. Twice daily during London trading hours there is a "fixing" which provides reference gold prices for that day's trading. Formal participation in the London fixing is traditionally limited to five market-making members of the LBMA. The fixing is conducted twice each business day by telephone at 10:30 a.m., to determine the London morning fixing price, and at 3:00 p.m., to determine the London afternoon fixing price. The five members of the gold fixing are currently Barclays Bank PLC, the Bank of Nova Scotia—ScotiaMocatta, Deutsche Bank AG, HSBC Bank USA, NA and Société Générale. The chairmanship of the gold fixing rotates annually among its members.

        Clients place orders with the dealing rooms of fixing members, who net all orders before communicating their interest to their representative at the fixing. Orders may be changed at any time during these proceedings. The gold price is adjusted to reflect whether there are more buyers or sellers at a given price until supply and demand are balanced, at which time the price is declared to be fixed. All fixing orders are then fulfilled at this price, which is communicated to the market through various media.

        The market for gold bullion is global and gold prices are subject to volatile price movements over short periods of time and are affected by numerous factors, including macroeconomic factors such as the structure of and confidence in the global monetary system; expectations as to the future rate of inflation; the relative strength of, and confidence in, the U.S. dollar, the currency in which the price of gold is generally quoted; interest rates; gold borrowing and lending rates; and global or regional economic, financial, political, regulatory, judicial or other events. In addition, gold prices may be affected by industry factors such as industrial and jewelry demand; lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions which hold gold; levels of gold production and production costs; and short-term changes in supply and demand because of trading activities in the gold market. It is not possible to predict the aggregate effect of all or any combination of these factors.

The Components Underlying the Basket

        West Texas Intermediate Crude Oil.    The closing price of West Texas Intermediate Crude Oil is determined by reference to the U.S. dollar closing settlement price per barrel of the Crude Oil (West Texas Light Sweet Crude Oil) futures contract on the NYMEX with the next succeeding delivery date. Although West Texas Intermediate Crude Oil is refined principally in the United States' mid-continent region, it forms the basis for pricing other domestic crudes as well as some foreign grades. The West Texas Intermediate spot price, in turn, is usually determined by global (rather than regional) supply and demand conditions due to the availability of product and crude oil pipelines that link the mid-continent to the Gulf Coast, a major crude oil trading and refining center. Demand for petroleum products by consumers, as well as agricultural, manufacturing and transportation industries, determines demand for crude oil by refiners. Because the precursors of product demand are linked to economic activity, crude oil demand will tend to reflect economic conditions. However, other factors such as weather will also influence crude oil demand.

        Crude oil supply is determined by both economic and political factors. Oil prices (along with drilling costs, availability of attractive prospects for drilling, taxes and technology) determine exploration and development spending which influence output capacity with a lag. In the short run, production decisions by the OPEC also affect supply and prices. Oil export embargoes and the current conflict in Iraq represent other routes through which political developments move the market.

        Natural Gas.    The closing price of natural gas is determined by reference to the official U.S. dollar settlement price per MMBtu of natural gas of the Henry Hub Natural Gas futures contract on the NYMEX with the next succeeding delivery month. The price of natural gas is primarily affected by demand for and supply of natural gas. On the demand side, natural gas has become an increasingly popular source of energy in the United States, for both consumers and industry, in part because it burns more cleanly and has minimal impact on the environment. Many utilities, for example, have shifted away from coal or oil to natural gas to produce electricity. Supply, however, has struggled to keep pace with demand. Broadly speaking, natural gas prices have increased in recent years due to the interaction of a number of factors: a strong growth in demand, competing government policies that encourage use of natural gas but limit access and development of domestic natural gas resources, the lack of infrastructure necessary to bring more natural gas to market, and the declining productivity of existing wells.

        Copper.    The closing price of copper is determined by reference to the official U.S. dollar settlement price on the LME per ton of copper Grade A for cash delivery. The price of copper is primarily affected by the global demand for and supply of copper. Demand for copper is significantly influenced by the level of global industrial economic activity. Industrial sectors which are particularly important include the electrical and construction sectors. In recent years demand has been supported by strong consumption from newly industrializing countries, which continue to be in a copper-intensive period of economic growth as they develop their infrastructure. An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels.

        Apart from the United States, Canada and Australia, the majority of copper concentrate supply (the raw material) comes from outside the Organization for Economic Cooperation and Development countries. Chile is the largest producer of copper concentrate. In previous years, copper supply has been affected by strikes, financial problems and political unrest. These factors played a role in the decreased copper output in the "African Copperbelt" in Zambia and in Bougainville, Papua New Guinea.

        Aluminum.    The closing price of aluminum is determined by reference to the official U.S. dollar settlement price on the LME per ton of high grade primary aluminum for cash delivery. The price of aluminum is primarily affected by the global demand for and supply of aluminum. Demand for aluminum is significantly influenced by the level of global industrial economic activity. Industrial sectors which are particularly important include the transportation, packaging and building sectors. An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels. There are substitutes for aluminum in various applications (e.g., wood and steel in buildings). Their availability and price will also affect the demand for aluminum. More than 40 countries around the world produce aluminum and the principal factor dictating the smelting of such aluminum is the ready availability of inexpensive power. The supply of aluminum is also affected by current and previous price levels, which will influence investment decisions in new smelters. Other factors influencing supply include droughts, transportation problems and shortages of power and raw materials.

        Gold.    The closing price for gold is determined by reference to the London afternoon fixing price for one troy ounce of unallocated gold bullion for delivery in London through a member of the LBMA authorized to effect such delivery. Twice daily during London trading hours there is a "fixing" which provides reference gold prices for that day's trading. Formal participation in the London fixing is traditionally limited to five market-making members of the LBMA. The fixing is conducted twice each business day by telephone at 10:30 a.m. to determine the London morning fixing price, and at 3:00 p.m. to determine the London afternoon fixing price. The members of the gold fixing are Barclays Bank PLC, the Bank of Nova Scotia—ScotiaMocatta, Deutsche Bank AG, HSBC Bank USA, NA and Société Générale. The chairmanship of the gold fixing rotates annually among its members. Clients place orders with the dealing rooms of fixing members, who net all orders before communicating their interest to their representative at the fixing. Orders may be changed at any time during these proceedings. The gold price is adjusted to reflect whether there are more buyers or sellers at a given price until supply and demand are balanced, at which time the price is declared fixed. All fixing orders are then fulfilled at this price, which is communicated to the market through various media.

Historical Closing Levels of the Components underlying the Basket

        The Basket is not a recognized market index. The Basket was created solely for purposes of the Note offering and will be calculated solely during the term of the Notes. The Basket does not reflect the performance of all major commodities markets and does not reflect actual global commodities market performance. The historical settlement prices of the Components underlying the Basket, as calculated solely for purposes of the offering of the Notes, fluctuated significantly in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the settlement prices of the Components underlying the Basket during any period shown below is not an indication that the annual percentage change in the price level of the Components underlying the Basket is more likely to be positive or negative during the term of the Notes. The historical levels do not give an indication of future price levels of the Components underlying the Basket. We cannot make any assurance that the future price levels of the Components underlying the Basket will result in holders of the Notes receiving a Cash Settlement Value at maturity greater than the principal amount of their Notes. We do not make any representation to you as to the price performance of the Components underlying the Basket.

        We obtained the settlement prices of the Components used to calculate the historical levels of the Basket from publicly available sources, without independent verification. The actual prices or level of the Components and the Basket at or near the Calculation Date or any Interest Observation Date may bear little relation to the historical levels shown below.

	Period-End Closing Values
	Crude Oil	Natural Gas	Copper	Aluminum	Gold
1995
First Quarter	19.17	1.69	2,986.00	1,872.00	392.00
Second Quarter	17.40	1.53	3,093.00	1,802.00	387.05
Third Quarter	17.54	1.75	2,944.00	1,757.00	384.00
Fourth Quarter	19.55	2.62	2,797.00	1,675.00	387.00
1996
First Quarter	21.47	2.34	2,547.50	1,635.00	396.35
Second Quarter	20.92	2.91	1,960.00	1,471.00	382.00
Third Quarter	24.38	2.21	1,938.00	1,355.00	379.00
Fourth Quarter	25.92	2.76	2,217.50	1,515.50	369.25
1997
First Quarter	20.41	1.93	2,412.00	1,606.50	348.15
Second Quarter	19.80	2.14	2,585.50	1,561.00	334.55
Third Quarter	21.18	3.08	2,148.00	1,633.00	332.10
Fourth Quarter	17.64	2.26	1,724.00	1,535.50	290.20

1998
First Quarter	15.61	2.52	1,745.00	1,423.00	301.00
Second Quarter	14.18	2.47	1,619.00	1,285.00	296.30
Third Quarter	16.14	2.43	1,634.50	1,316.00	293.85
Fourth Quarter	12.05	1.95	1,456.00	1,238.00	287.80
1999
First Quarter	16.76	2.01	1,371.50	1,210.50	279.45
Second Quarter	19.29	2.39	1,536.00	1,367.50	261.00
Third Quarter	24.51	2.74	1,758.00	1,480.00	299.00
Fourth Quarter	25.60	2.33	1,846.00	1,630.50	290.25
2000
First Quarter	26.90	2.95	1,728.50	1,523.00	276.75
Second Quarter	32.50	4.48	1,773.50	1,564.00	288.15
Third Quarter	30.84	5.19	1,978.00	1,579.00	273.65
Fourth Quarter	26.80	9.78	1,808.50	1,560.00	274.45
2001
First Quarter	26.29	5.03	1,666.00	1,469.00	257.70
Second Quarter	26.25	3.10	1,550.50	1,437.00	270.60
Third Quarter	23.43	2.24	1,424.00	1,319.50	293.10
Fourth Quarter	19.84	2.57	1,462.00	1,335.00	276.50
2002
First Quarter	26.31	3.28	1,623.00	1,386.00	301.40
Second Quarter	26.86	3.25	1,654.00	1,364.50	318.50
Third Quarter	30.45	4.14	1,434.50	1,280.50	323.70
Fourth Quarter	31.20	4.79	1,536.00	1,344.50	347.20
2003
First Quarter	31.04	5.06	1,587.50	1,350.00	334.85
Second Quarter	30.19	5.41	1,644.00	1,389.00	346.00
Third Quarter	29.20	4.83	1,794.00	1,407.50	388.00
Fourth Quarter	32.52	6.19	2,321.00	1,592.50	416.25
2004
First Quarter	35.76	5.93	3,067.50	1,688.50	423.70
Second Quarter	37.05	6.16	2,664.50	1,698.50	395.80
Third Quarter	49.64	6.80	3,140.00	1,823.00	415.65
Fourth Quarter	43.45	6.15	3,279.50	1,964.00	435.60
2005
First Quarter	55.40	7.65	3,408.00	1,973.00	427.50
Second Quarter	56.50	6.98	3,597.00	1,716.00	437.10
Third Quarter	66.24	13.92	3,949.00	1,857.00	473.25
Fourth Quarter	61.04	11.23	4,584.50	2,285.00	513.00

Historical Performance from January 1995 to December 2005
1000
800
600
400
200
0
Crude Oil
Gold
Nat Gas
Aluminum
Copper
Basket
1/31/1995
1/31/1996
1/31/1997
1/30/1998
1/29/1999
1/31/2000
1/31/2001
1/31/2002
1/31/2003
1/30/2004
1/31/2005

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes certain U.S. federal income tax consequences of the purchase, beneficial ownership and disposition of Notes. Except as provided below under "Federal Income Tax Treatment of Non-U.S. Holders," this summary deals only with a beneficial owner of a Note that is:

  •
  an individual who is a citizen or resident of the United States for U.S. federal income tax purposes;

  •
  a corporation (or other entity that is treated as a corporation for U.S. federal tax purposes) that is created or organized in or under the laws of the United States or any State thereof (including the District of Columbia);

  •
  an estate whose income is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust if a court within the United States is able to exercise primary supervision over its administration, and one or more United States persons have the authority to control all of its substantial decisions (each, a "U.S. Holder").

        An individual may, subject to certain exceptions, be deemed to be a resident of the United States for U.S. federal income tax purposes by reason of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year).

        This discussion is based on interpretations of the Internal Revenue Code of 1986, as amended "Code"), regulations issued there under, and rulings and decisions currently in effect (or in some cases proposed), all of which are subject to change. Any such change may be applied retroactively and may adversely affect the federal income tax consequences described herein. This summary addresses only U.S. Holders that purchase Notes at initial issuance and beneficially own such Notes as capital assets and not as part of a "straddle," "hedge," "synthetic security" or a "conversion transaction" for federal income tax purposes, or as part of some other integrated investment. This summary does not discuss all of the tax consequences that may be relevant to particular investors or to investors subject to special treatment under the federal income tax laws (such as banks, thrifts, or other financial institutions; insurance companies; securities dealers or brokers, or traders in securities electing mark-to-market treatment; mutual funds or real estate investment trusts; small business investment companies; S corporations; persons that hold their Notes through a partnership or other entity treated as a partnership for U.S. federal tax purposes; investors whose functional currency is not the U.S. dollar; certain former citizens or residents of the United States; persons subject to the alternative minimum tax; retirement plans or other tax-exempt entities, or persons holding the Notes in tax-deferred or tax-advantaged accounts; "controlled foreign corporations" or "passive foreign investment companies" for U.S. federal income tax purposes; or investors that report any item of income, gain, expense, loss or deduction in respect of Notes for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million), and this summary does not discuss the tax consequences under the laws of any foreign, state or local taxing jurisdictions. This summary also does not address the tax consequences to shareholders, or other equity holders in, or beneficiaries of, a holder, or any state, local or foreign tax consequences of the purchase, ownership or disposition of the Notes. Accordingly, prospective investors are urged to consult their tax advisors with respect to the federal, state and local tax consequences of investing in the Notes, as well as any consequences arising under the laws of any other taxing jurisdiction to which they may be subject.

        Prospective holders of the Notes should consult their tax advisors as to the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of the Notes.

Federal Income Tax Treatment of U.S. Holders

  Accruals of Original Issue Discount on the Notes

        For U.S. federal income tax purposes, we intend to treat the Notes as "contingent payment debt instruments" ("CPDIs") subject to taxation under the "noncontingent bond method."

        Under the noncontingent bond method, U.S. Holders of the Notes will accrue OID over the term of the Notes based on the Notes' "comparable yield." As a result, U.S. Holders that employ the cash method of tax accounting will be required to include OID with respect to their Notes in gross income each year even though no cash payments may be made with respect to the Notes until maturity.

        In general, the comparable yield of a CPDI is equal to the yield at which its issuer would issue a fixed-rate debt instrument with terms and conditions similar to those of the CPDI, including the level of subordination, term, timing of payments, and general market conditions. If a hedge of the CPDI is available that, if integrated with the CPDI, would produce a synthetic debt instrument with a determinable yield to maturity, the comparable yield will be equal to the yield on the synthetic debt instrument. Alternatively, if such a hedge is not available, but fixed-rate debt instruments of the issuer trade at a price that reflects a spread above a benchmark rate, the comparable yield is the sum of the value of the benchmark rate on the issue date and the spread. Under the noncontingent bond method, the issuer's reasonable determination of a comparable yield is respected and binding on holders of the CPDI.

        Based on these factors, we estimate that the comparable yield of the Notes would be an annual rate of approximately 4.59%, compounded annually. Accordingly, U.S. Holders will accrue OID in respect of the Notes at a rate equal to the comparable yield. The amount of OID allocable to each annual accrual period will be the product of the "adjusted issue price" of the Notes at the beginning of each such annual accrual period and the comparable yield. The "adjusted issue price" of the Notes at the beginning of an accrual period will equal the issue price of the Notes, increased by the OID accrued in all prior periods and decreased by the amount of any payment previously made on the Notes. The amount of OID includible in income of each U.S. Holder for each taxable year will equal the sum of the "daily portions" of the total OID on the Notes allocable to each day during the taxable year in which a U.S. Holder held the Notes, regardless of the U.S. Holder's method of accounting. The daily portion of the OID is determined by allocating to each day in any accrual period a ratable portion of the OID allocable to such accrual period.

        Under the noncontingent bond method, the comparable yield of a CPDI is used to construct a projected payment schedule that produces the comparable yield. U.S. Holders may obtain the actual comparable yield and the projected payment schedule by contacting John F. Stacconi at (212) 272-2123.

        Under the noncontingent bond method, the projected payment schedule is not revised to account for changes in circumstances that occur while the Notes are outstanding.

        The comparable yield and the projected payment schedule for the Notes are used to determine accruals of OID for tax purposes only, and are not assurances by us or any of our affiliates with respect to the actual yield or payments on the Notes and do not represent expectations by any such person regarding a Note's yield or the index price return amount.

        A U.S. Holder will generally be bound by our determination of the comparable yield and projected payment schedule for the Notes, unless the U.S. Holder determines its own projected payment schedule and comparable yield, explicitly discloses such schedule to the Internal Revenue Service (the "IRS"), and explains to the IRS the reason for preparing its own schedule. We believe that any projected payment schedule and comparable yield that we provide for the Notes will be reasonable and will therefore be respected by the IRS. Our determination, however, is not binding on the IRS, and the

IRS could conclude that some other projected payment schedule or comparable yield should be used for the Notes.

  Treatment of Interest Payments (if any) Received Prior to the Maturity Date and of the Cash Settlement Value.

        If the actual interest payments (if any) received on the Notes by a U.S. Holder prior to the Maturity Date or of the Cash Settlement Value exceed the amounts reflected on the projected payment schedule for such year (such excess, a "positive adjustment"), the U.S. Holder will be required to include the positive adjustment in income as ordinary OID income for the U.S. Holder's taxable year. Alternatively, if the actual interest payments (if any) received on the Notes by a U.S. Holder prior to the Maturity Date or of the Cash Settlement Value are less than the amounts reflected on the projected payment schedule for such year (such difference, a "negative adjustment"), the negative adjustment will first reduce any OID on the Note that would otherwise accrue for that taxable year. Any excess is then treated as a current-year ordinary loss to the U.S. Holder to the extent of OID accrued (and not otherwise reduced) in prior years. The balance, if any, is treated as a negative adjustment in subsequent taxable years and, to the extent that it has not previously been taken into account, reduces the amount realized upon a sale, exchange, or settlement of the Note. A negative adjustment is not subject to the two percent floor limitation imposed on miscellaneous deductions under section 67 of the Code.

  Sale, Exchange, Retirement, or Other Disposition of the Notes

        A U.S. Holder of a Note will recognize gain or loss on the sale, exchange or other disposition of the Note, to the extent that the amount realized is more or less than its purchase price, increased by the OID previously accrued by the owner on the Note (determined without regard to any net positive or net negative adjustments to OID inclusions), less the aggregate amount of any payments reflected in the projected payment schedule that were scheduled to have been made with respect to the Note prior to the disposition (without regard to the actual amount of any interest payments actually made). In general, any gain realized by a U.S. Holder on the sale, exchange or other disposition of a Note will be treated as ordinary interest income. Any loss recognized on a sale, exchange or other disposition of a Note will generally be treated as an ordinary loss to the extent of the OID previously accrued by such U.S. Holder on the Note (taking into account the adjustments described above), which would not be subject to the two percent floor limitation imposed on miscellaneous deductions under section 67 of the Code. Any loss in excess of such accrued OID would be treated as a capital loss. The deductibility of capital losses by U.S. Holders is subject to limitations.

Federal Income Tax Treatment of Non-U.S. Holders

        As used in this discussion, the term "Non-U.S. Holder" means a beneficial owner of a Note that is, for U.S. federal income tax purposes:

  •
  a nonresident alien individual,

  •
  a foreign corporation,

  •
  an estate whose income is not subject to U.S. federal income tax on a net income basis, or

  •
  a trust if no court within the United States is able to exercise primary jurisdiction over its administration or if no United States persons have the authority to control all of its substantial decisions.

        Payments on the Notes to Non-U.S. Holders will not be subject to U.S. federal income or withholding tax if the following conditions are satisfied:

  •
  the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote,

  •
  the Non-U.S. Holder is not a controlled foreign corporation for U.S. federal income tax purposes that is related to us through actual or constructive ownership,

  •
  the Non-U.S. Holder is not a bank receiving interest on a loan made in the ordinary course of its trade or business,

  •
  the Basket Components are actively traded within the meaning of section 871(h)(4)(C)(v) of the Code, and

  •
  the payments are not effectively connected with a trade or business conducted by the Non-U.S. Holder in the United States and either (a) the Non-U.S. Holder provides a correct, complete and executed IRS Form W-8BEN, Form W-8EXP or Form W-8IMY (or successor form) with all of the attachments required by the IRS, or (b) the Non-U.S. Holder holds its Note through a qualified intermediary (generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS) which has provided to us an IRS Form W-8IMY stating that it is a qualified intermediary and has received documentation upon which it can rely to treat the payment as made to a foreign person.

        We expect that the Basket Components will be treated as actively traded within the meaning of section 871(h)(4)(C)(v). If any of the above conditions are not satisfied, interest (including OID) on the Notes will be subject to a 30% withholding tax when paid, unless an income tax treaty reduces or eliminates the tax or the interest is effectively connected with the conduct of a U.S. trade or business and the Non-U.S. Holder provides a correct, complete and executed IRS Form W-8ECI. In the latter case, such Non-U.S. Holder will be subject to U.S. federal income tax with respect to all interest on the Notes at regular rates applicable to U.S. taxpayers.

        In general, gain realized on the sale, exchange or retirement of the Notes by a Non-U.S. Holder will not be subject to U.S. federal income tax, unless:

  •
  the gain with respect to the Notes is effectively connected with a trade or business conducted by the Non-U.S. Holder in the United States, or

  •
  the Non-U.S. Holder is a nonresident alien individual who holds the Notes as a capital asset and is present in the United States for more than 182 days in the taxable year of the sale and certain other conditions are satisfied.

  U.S. Federal Estate Tax Treatment of Non-U.S. Holders

        A Note held by an individual who at death is a Non-U.S. Holder will not be includible in the Non-U.S. Holder's gross estate for U.S. federal estate tax purposes if payments on the Notes to the Non-U.S. Holder would not have been subject to U.S. federal income or withholding tax at the time of death under the tests described above.

Information Reporting and Backup Withholding

        Information reporting will apply to certain payments on a Note (including interest and OID) and proceeds of the sale of a Note held by a U.S. Holder that is not an exempt recipient (such as a corporation). Backup withholding may apply to payments made to a U.S. Holder if (a) the U.S. Holder has failed to provide its correct taxpayer identification number on IRS Form W-9, (b) we have been notified by the IRS of an underreporting by the U.S. Holder (underreporting generally refers to a determination by the IRS that a payee has failed to include in income on its tax return any reportable dividend and interest payments required to be shown on a tax return for a taxable year), or (c) we have been notified by the IRS that the tax identification number provided to the IRS on an information return does not match IRS records or that the number was not on the information return.

        Backup withholding and nonresident alien withholding will not be required with respect to interest paid to Non-U.S. Holders, so long as we have received from the Non-U.S. Holder a correct and complete IRS Form W-8BEN, W-8ECI, W-8EXP or Form W-8IMY with all of the attachments required by the IRS. Interest paid to a Non-U.S. Holder will be reported on IRS Form 1042-S which is filed with the IRS and sent to Non-U.S. Holders.

        Information reporting and backup withholding may apply to the proceeds of a sale of a Note by a Non-U.S. Holder made within the United States or conducted through certain U.S. related financial intermediaries, unless we receive one of the tax forms described above.

        Backup withholding is not an additional tax and may be refunded (or credited against your U.S. federal income tax liability, if any). The information reporting requirements may apply regardless of whether withholding is required. For Non-U.S. Holders, copies of the information returns reporting such interest and withholding also may be made available to the tax authorities in the country in which a Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or agreement.

        The preceding discussion is only a summary of certain of the tax implications of an investment in Notes. Prospective investors are urged to consult with their own tax advisors prior to investing to determine the tax implications of such investment in light of each such investor's particular circumstances.

CERTAIN ERISA CONSIDERATIONS

        Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), prohibits the borrowing of money, the sale of property and certain other transactions involving the assets of plans that are qualified under the Code ("Qualified Plans") or individual retirement accounts ("IRAs") and persons who have certain specified relationships to them. Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), prohibits similar transactions involving employee benefit plans that are subject to ERISA ("ERISA Plans"). Qualified Plans, IRAs and ERISA Plans are referred to as "Plans."

        Persons who have such specified relationships are referred to as "parties in interest" under ERISA and as "disqualified persons" under the Code. "Parties in interest" and "disqualified persons" encompass a wide range of persons, including any fiduciary (for example, investment manager, trustee or custodian), any person providing services (for example, a broker), the Plan sponsor, an employee organization any of whose members are covered by the Plan, and certain persons related to or affiliated with any of the foregoing.

        The purchase and/or holding of the Notes by a Plan with respect to which the Company and/or Bear Stearns is a fiduciary and/or a service provider (or otherwise is a "party in interest" or "disqualified person") would constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, unless such Notes are acquired or held pursuant to and in accordance with an applicable statutory or administrative exemption. The Company and several of its subsidiaries, such as Bear Stearns, are each considered a "disqualified person" under the Code or "party in interest" under ERISA with respect to many Plans, although the Company is not a "disqualified person" with respect to an IRA simply because the IRA is established with Bear Stearns or because Bear Stearns provides brokerage to the IRA, and neither the Company nor Bear Stearns can be a "party in interest" to any IRA other than certain employer-sponsored IRAs as only employer-sponsored IRAs are covered by ERISA.

        Applicable exemptions may include certain prohibited transaction class exemptions (for example, Prohibited Transaction Class Exemption ("PTCE") 84-14 relating to qualified professional asset managers, PTCE 96-23 relating to certain in-house asset managers, PTCE 91-38 relating to bank collective investment funds, PTCE 90-1 relating to insurance company separate accounts and PTCE 95-60 relating to insurance company general accounts. A fiduciary of a Plan purchasing the Notes, or in the case of certain IRAs, the grantor or other person directing the purchase of the Notes for the IRA, shall be deemed to represent that its purchase, holding, and disposition of the Notes will not constitute a prohibited transaction under ERISA or Section 4975 of the Code for which an exemption is not available.

        A fiduciary who causes an ERISA Plan to engage in a non-exempt prohibited transaction may be subject to a penalty under ERISA. Code Section 4975 generally imposes an excise tax on disqualified persons who engage, directly or indirectly, in similar types of transactions with the assets of Plans subject to such Section.

        In accordance with ERISA's general fiduciary requirement, a fiduciary with respect to any ERISA Plan who is considering the purchase of the Notes on behalf of such plan should determine whether such purchase is permitted under the governing plan document and is prudent and appropriate for the ERISA Plan in view of its overall investment policy and the composition and diversification of its portfolio. Plans established with, or for which services are provided by, the Company and/or Bear Stearns should consult with counsel prior to making any such acquisition.

        Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to Section 406 of ERISA or Section 4975 of the Code.

        However, such plans may be subject to the provisions of applicable federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code. Fiduciaries of such plans should consider applicable Similar Law when investing in the notes. Each fiduciary of such a plan will be deemed to represent that the plan's acquisition and holding of the notes will not result in a non-exempt violation of applicable Similar Law.

USE OF PROCEEDS AND HEDGING

        At closing we will transfer the net proceeds from the sale of the Notes to BSIL, for its general corporate purposes. In addition, BSIL, on or before the date of this pricing supplement, will enable us to hedge our anticipated exposure in connection with the Notes by the purchase and sale of exchange-traded and over-the-counter options on, or other derivative or synthetic instruments related to, the Components, cash or forward contract positions in the Components, futures contracts on the Components and/or options on such futures contracts. At various times after the initial offering and before the maturity of the Notes, depending on market conditions (including the level of the Basket), in connection with hedging with respect to the Notes, we expect that BSIL will increase or decrease those initial hedging positions using dynamic hedging techniques and may take long or short positions in listed or over-the-counter options contracts on, or other derivative or synthetic instruments related to, the Components, cash or forward contracts in the Components, futures contracts on the Components and/or options on such future contracts. In addition, BSIL may periodically purchase or otherwise acquire a long or short position in the Notes and may, in our or its discretion, hold or resell such Notes. BSIL may also take positions in other types of appropriate financial instruments that may become available in the future. If BSIL has a long hedge position in the Components, or options contracts in, or other derivative or synthetic instruments related to the Basket, then BSIL may liquidate a portion of its holdings at or about the time of the maturity of the Notes. Depending on, among other things, future market conditions, the total amount and the composition of such positions are likely to vary over time. BSIL will not be able to ascertain our profits or losses from any hedging position until such position is closed out and any offsetting position or positions are taken into account. Although we have no reason to believe that such hedging activity will have a material effect on the price of the Components, we cannot guarantee that BSIL will not affect such the prices of the Components as a result of its hedging activities. You should also refer to "Use of Proceeds" in the accompanying prospectus.

SUPPLEMENTAL PLAN OF DISTRIBUTION

        Subject to the terms and conditions set forth in the Distribution Agreement dated as of June 19, 2003, as amended, the Agent Accession Agreement dated [    •    ], 2005, and the Terms Agreement, dated [    •    ], 2005, we have agreed to sell to each of the agents, as principal, and each of the agents has severally, and not jointly, agreed to purchase from us, the aggregate principal amount of Notes set forth opposite its name below.

Agents	Principal Amount of Notes
Bear, Stearns & Co. Inc.	$	[ • ]
[ • ]		[ • ]

Total	$	[ • ]

        The agents intend to initially offer $[    •    ] of the Notes to the public at the offering price set forth on the cover page of this pricing supplement, and to subsequently resell the remaining face amount of the Notes at prices related to the prevailing market prices at the time of resale. In the future, the agents may repurchase and resell the Notes in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. We will offer the Notes to Bear Stearns at a discount of [    •    ]% of the price at which the Notes are offered to the public. Bear Stearns may reallow a discount to other agents not in excess of [    •    ]% of the public offering price.

        In order to facilitate the offering of the Notes, we may grant the agents a 30-day option from the date of the final pricing supplement, to purchase from us up to an additional $[    •    ] of Notes at the public offering price, less the agent's discount, to cover any over-allotments. The agents may over-allot or effect transactions which stabilize or maintain the market price of the Notes at a level higher than that which might otherwise prevail in the open market. Specifically, the agents may over-allot or otherwise create a short position in the Notes for its own account by selling more Notes than have been sold to them by us. If this option is exercised, in whole or in part, subject to certain conditions, the agents will become obligated to purchase from us and we will be obligated to sell to the agents an amount of Notes equal to the amount of the over-allotment exercised. The Agents may elect to cover any such short position by purchasing Notes in the open market.

        Payment of the purchase price shall be made in funds that are immediately available in New York City.

        The agents may be deemed to be "underwriters" within the meaning of the Securities Act. We have agreed to indemnify the agents against or to make contributions relating to certain civil liabilities, including liabilities under the Securities Act. We have agreed to reimburse the agents for certain expenses.

        The Notes are a new issue of securities with no established secondary market. The Notes will not be listed on any securities exchange; and we do not expect a secondary market to develop. Bear Stearns has advised us that, following completion of the offering of the Notes, it intends under ordinary market conditions, to indicate prices for the Notes on request, although it is under no obligation to do so and may discontinue any market-making activities at any time without notice. Accordingly, no guarantees can be given as to whether an active secondary market for the Notes will develop or, if such a secondary market develops, as to the liquidity of such secondary market. We cannot guarantee that bids for outstanding Notes will be made in the future; nor can we predict the price at which any such bids will be made. The Notes will cease trading as of the close of business on the Maturity Date.

        Bear Stearns may stabilize or maintain the price of the Notes by bidding for or purchasing Notes in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if Notes previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the Notes at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the Notes to the extent that it discourages resales of Notes. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such stabilizing, if commenced, may be discontinued at any time and in any event shall be discontinued within a limited period. No other party may engage in stabilization.

        Because Bear Stearns is our wholly-owned subsidiary, each distribution of the Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

LEGAL MATTERS

        The validity of the Notes will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-121744

PROSPECTUS SUPPLEMENT
(To Prospectus Dated February 2, 2005)

$12,410,781,162

The Bear Stearns Companies Inc.
Medium-Term Notes, Series B

        Set forth below is a summary of the terms of the notes offered by this prospectus supplement and the accompanying prospectus. For more detail, see "Description of Notes."

-    Interest

The notes have a fixed or floating interest rate. The floating interest rate formula will be based on:

        -    Commercial Paper Rate;

        -    LIBOR;

        -    Federal Funds Rate;

        -    Treasury Rate;

        -    Prime Rate;

        -    CMT Rate; or

        -    Another interest rate formula.

-    Index Notes

The principal, interest or other amounts payable on the notes, if any, may be based on one or more indices or other formulas.

-    Maturity

The notes will mature in 9 months or more.

-    Ranking

The notes will be our unsecured senior debt and will rank equally with all of our other unsecured and unsubordinated debt.

-    Sinking Fund

The notes will not be subject to a sinking fund unless otherwise set forth in the applicable pricing supplement.

-    Interest Payment Dates
Interest on fixed rate notes will be paid semi-annually or otherwise on the dates set forth in the applicable pricing supplement. Interest on floating rate notes or index notes will be paid monthly, quarterly, semiannually, annually or as otherwise set forth in the applicable pricing supplement.

-    Redemption and Repurchase

The notes may be subject to:

        -    redemption, at our option; and

        -    repayment, at your option.

-    Book-Entry Notes

The notes will be issued in book-entry form unless otherwise set forth in the applicable pricing supplement.

-    Denominations

The notes will be issued in minimum denominations of $25,000 (or the specified currency equivalent), increased in multiples of $1,000 (or the specified currency equivalent), unless otherwise set forth in the applicable pricing supplement.

        INVESTMENT IN THE NOTES INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-3 OF THIS PROSPECTUS SUPPLEMENT.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Note	Total(4)

Initial public offering price(1)	100%	$12,410,781,162

Agents' discounts and commission(2)	0.125% – 0.750%	$15,513,476–93,080,859

Our proceeds, before expenses(3)	99.250% – 99.875%	$12,317,700,303–12,395,267,686

(1)
We will issue the notes at 100% of their principal amount, unless otherwise set forth in the applicable pricing supplement.
(2)
We will pay a commission to each agent, in the form of a discount, ranging from .125% to .750% of the price to the public of any note, depending on maturity, when that agent places such note. Any agent may agree with us, in respect of the sale of a note, to accept a commission other than one based on maturity, provided that the maximum commission will not be greater than 8%. We may sell notes to any agent as principal either at a discount or at 100% of their principal amount, for resale at negotiated prices to be determined by that agent at the time of resale. See "Supplemental Plan of Distribution." We have agreed to indemnify each agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended.
(3)
Before deduction of expenses payable by us, estimated at $700,000.
(4)
In US dollars or their equivalent in one or more foreign or composite currencies.

Bear, Stearns & Co. Inc.

February 2, 2005

        We are offering the notes on a continuing basis through Bear, Stearns & Co. Inc., and any other agent we may designate. Each agent has agreed to use its reasonable best efforts to solicit purchases of the notes. We have reserved the right to sell notes directly on our own behalf. We will not list the notes on any securities exchange, and we cannot assure you that the notes offered by this prospectus supplement will be sold or that there will be a secondary market for them. We reserve the right to withdraw, cancel or modify the offer made by this prospectus supplement without giving notice. We may reject any offer in whole or in part.

        Each agent may use this prospectus supplement in connection with offers and sales associated with market-making transactions in the notes. Each agent may act as principal or agent in the market-making transactions. The offers and sales will be made at prices that relate to prevailing prices at the time.

        You must read this prospectus supplement and the accompanying prospectus together with all the documents which are deemed to be incorporated in this prospectus supplement and the accompanying prospectus by reference (see "Where You Can Find More Information" in the accompanying prospectus). This prospectus supplement and the accompanying prospectus must be read and construed on the basis that the incorporated documents are so incorporated and form part of this document, except as specified in this document.

        We have not authorized any person to give any information or represent anything not contained in this prospectus supplement and the accompanying prospectus. You must not rely on any unauthorized information.

RISK FACTORS

        Your investment in the notes involves risk. In consultation with your financial and legal advisers, you should carefully consider the following risks and the other information included or incorporated by reference in the applicable pricing supplement, this prospectus supplement and the accompanying prospectus, including the information under "Where You Can Find More Information" on page 3 of the accompanying prospectus, before deciding that an investment in the notes is suitable for you. You should not purchase the notes unless you understand and can bear the investment risks of the notes.

There may not be any Trading Market for Your Notes; Many Factors Affect the Trading Market and Value of Your Notes.

        Upon issuance, the notes will not have an established trading market. We cannot assure you a trading market for the notes will ever develop or, if one develops, that it will be maintained. If you wish to liquidate your investment in the notes prior to maturity, selling your notes may be your only option. At that time, there may be an illiquid market for the notes or no market at all. In addition to our own creditworthiness, many other factors may affect the trading market value of, and trading market for, your notes. These factors include:

  •
  the rate of interest, if any, on your notes;

  •
  the complexity and volatility of the index or formula applicable to your notes;

  •
  the method of calculating the principal, or any premium, interest or other amounts payable in respect of your notes;

  •
  the time remaining to the maturity of your notes;

  •
  the total outstanding amount of any particular issuance of notes or of our notes in total;

  •
  any redemption or repayment features of your notes;

  •
  the amount of any other securities linked to your notes; and

  •
  the level, direction and volatility of market interest rates generally.

        We expect that changes in interest rates will affect the trading value of the notes. In general, if US interest rates increase, we expect that the trading value of the notes will decrease and, conversely, if US interest rates decrease, we expect that the trading value of the notes will increase.

        In addition, notes that are designed for specific investment objectives or strategies often experience a more limited trading market and more price volatility. There may be a limited number of buyers when you decide to sell your notes. This may affect the price you receive for your notes or your ability to sell your notes at all. You should not purchase notes unless you understand and know you can bear all of the investment risks related to your notes.

The Notes are not Insured Against Loss by any Third Party; You can only Depend on our Earnings and Assets for Payment of Principal and Interest on the Notes.

        The notes will be solely our obligations, and no other entity will have any obligation, contingent or otherwise, to make any payments in respect of the notes.

        In addition, because we are a holding company whose primary assets consist of shares of stock or other equity interests in our subsidiaries, almost all of our income is derived from those subsidiaries. Our subsidiaries will have no obligation to pay any amount in respect of the notes or to make any funds available for payment of the notes. Accordingly, we will be dependent on dividends and other distributions or loans from our subsidiaries to generate the funds necessary to meet our obligations with respect to the notes, including the payment of principal and interest. The notes will also be effectively subordinated to the claims of creditors of our subsidiaries with respect to their assets.

        If funds from dividends, other distributions or loans from our subsidiaries are not adequate, we may be unable to make payments of principal or interest in respect of the notes and you could lose all or a part of your investment.

        At August 31, 2004:

  •
  we had outstanding (on an unconsolidated basis) approximately $40.0 billion of debt and other obligations, including approximately $36.2 billion of unsecured senior debt and $3.4 billion of unsecured inter-company debt; and

  •
  our subsidiaries had outstanding (after elimination of inter-company items) approximately $192.6 billion of debt and other obligations (including $55.8 billion related to securities sold under repurchase agreements, $75.0 billion related to payables to customers, $28.0 billion related to financial instruments sold, but not yet purchased, and $33.8 billion of other liabilities, including $17.4 billion of debt).

If the Notes are Redeemable, We may Redeem such Notes when Prevailing Interest Rates are Relatively Low.

        If the pricing supplement for your notes provides that the notes are redeemable at our option, we may choose to redeem the notes on or after the date indicated in the pricing supplement. If the pricing supplement provides that the notes are subject to mandatory redemption or are otherwise repayable at the option of the holder, we also may be required to redeem the notes upon the occurrence of certain events or at a certain date. In the event that prevailing interest rates are relatively low when we choose or are required to redeem the notes, you may not be able to reinvest the redemption proceeds in a comparable security with a yield as high as that on the notes being redeemed. Our ability to redeem the notes before the maturity date may affect the market value of the notes at any time when potential purchasers believe we are likely to redeem notes.

If the Notes you Purchase are Floating Rate Notes, you may Receive a Lesser Amount of Interest in the Future.

        Because the interest rate on floating rate notes will be indexed to an external interest rate or index that may vary from time to time, there will be significant risks not associated with a conventional fixed rate debt security. These risks include fluctuation of the applicable interest rate and the possibility that, in the future, you will receive a lesser amount of interest. We have no control over a number of matters that may affect interest rates, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their results. In recent years, interest rates have been volatile, and volatility may be expected in the future. However, past experience is not necessarily indicative of what may occur in the future.

If the Floating Rate Notes you Purchase are Subject to a Maximum Interest Rate, Your Return will be Limited.

        If the applicable pricing supplement specifies that your floating rate notes are subject to a maximum interest rate, the rate of interest that will accrue on the floating rate notes during any interest reset period will never exceed the specified maximum interest rate. Conversely, although the applicable rate of interest will always be greater than zero for floating rate notes, unless a minimum interest rate is specified in the applicable pricing supplement, we cannot assure you that the interest rate you receive in the future will not decrease.

Holders of Indexed Notes are Subject to Important Risks that are not Associated with More Conventional Debt Securities.

        If you invest in indexed notes, you will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities. These risks include the possibility that the particular index or indices may be subject to fluctuations, and the possibility that an investor will receive a lower, or no, amount of principal, premium, or interest, and at different times than expected. In recent years, interest rates and indices have been volatile, and this volatility may be expected in the future. However, past experience is not necessarily indicative of what may occur in the future. We have no control over a number of matters, including economic, financial, and political events, that are important in determining the existence, magnitude, and longevity of these risks and their impact on the value of, or payments made on, the indexed notes. Some of the additional risks that you should consider in connection with an investment in indexed notes are as follows:

  •
  You may lose some or all of your principal. The principal amount of an indexed note may or may not be fully "principal protected." This means that the principal amount you will receive at maturity may be less than the original purchase price of the indexed note. It also is possible that principal will not be repaid.

  •
  Your yield may be less than the yield on a conventional debt security of comparable maturity. Any yield on your investment in an indexed note (whether or not the principal amount is indexed) may be less than the overall return you would earn if you purchased a conventional debt security at the same time and with the same maturity date.

  •
  The existence of a multiplier or leverage factor may result in the loss of your principal and interest. Some indexed notes may have interest and principal payments that increase or decrease at a rate greater than the rate of a favorable or unfavorable movement in the indexed item. This is referred to as a multiplier or leverage factor. A multiplier or leverage factor in a principal or interest index will increase the risk that no principal or interest will be paid.

  •
  Payment on the indexed note prior to maturity may result in a reduced return on your investment. The terms of an indexed note may require that the indexed note be paid prior to its scheduled maturity date. That early payment could reduce your anticipated return. In addition, you may not be able to invest the funds you receive in a new investment that yields a similar return.

  •
  The United States federal income tax consequences of the indexed notes are uncertain. No statutory, judicial, or administrative authority directly addresses the characterization of the indexed notes or securities similar to the indexed notes for United States federal income tax purposes. As a result, significant United States federal income tax consequences of an investment in the indexed notes are not certain. We are not requesting a ruling from the Internal Revenue Service (the "IRS") for any of the indexed notes and we give no assurance that the IRS will agree with the statements made in this prospectus supplement or in the pricing supplement applicable to those notes.

  •
  Your investment return may be less than a comparable direct investment in the stocks included in an index or in a fund that invests in those stocks. A direct investment in the stocks included in an index or in a fund that invests in those stocks would allow you to receive the full benefit of any appreciation in the price of the shares, as well as in any dividends paid by those shares. Indexed notes may not offer these benefits.

Hedging Activities may Affect Your Return at Maturity and the Market Value of the Notes.

        Hedging activities also may affect trading in the notes. We and our affiliates may from time to time engage in hedging activities in connection with an offering of the notes. This hedging activity may affect the value of the notes in a manner that would be adverse to your investment in the notes. In addition, we or our affiliates may acquire a long or short position in the notes from time to time. In the case of indexed notes, we or our affiliates may engage in hedging activity related to the indexed notes or to a component of the index or formula applicable to the indexed notes. All or a portion of these positions may be liquidated at or about the time of the maturity date of the notes. The aggregate amount and the composition of these positions are likely to vary over time. We have no reason to believe that any of our activities will have a material effect on the notes. However, we cannot assure you that our activities or the activities of our affiliates will not affect the prices at which you may sell your notes.

Changes in Our Credit Ratings are Expected to Affect the Value of the Notes.

        Our credit ratings are an assessment of our ability to pay our obligations. Consequently, actual or anticipated changes in our credit ratings, as well as our financial condition or results of operations may significantly affect the trading value of the notes. However, because the return on the notes depends upon factors in addition to our ability to pay our obligations, an improvement in our credit ratings, financial condition or results of operations will not reduce the other investment risks related to the notes.

Changes in Exchange Rates and Exchange Controls Could Result in a Substantial Loss to You.

        An investment in notes that are denominated in a specified currency other than US dollars, or the principal, premium and/or any interest of which are determined by reference to a currency or currency index or indices, entails significant risks that are not associated with a similar investment in a security denominated in US dollars. Risks include, without limitation, the possibility of significant changes in rates of exchange between the US dollar and the various foreign currencies or composite currencies and the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments. These risks generally depend on factors over which we have no control, such as economic and political events or the supply of and demand for the relevant currencies. In recent years, rates of exchange between the US dollar and certain foreign currencies have been highly volatile and such volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any note. Depreciation of a specified currency other than US dollars against the US dollar could result in a decrease in the effective yield of the note below its coupon rate, and in certain circumstances could result in a loss to the investor on a US dollar basis.

        Governments have imposed, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a specified foreign currency for making payments with respect to a note. There can be no assurance that exchange controls will not restrict or prohibit payments in any such currency or currency unit. Even if there are no actual exchange controls, it is possible that the specified currency for any particular note would not be available to make payments when due. In that event, we will repay such note in US dollars on the basis of the most recently available exchange rate. See "Description of Notes—Payment of Principal and Interest."

The Unavailability of Currencies Could Result in a Substantial Loss to You.

        Currently, there are limited facilities in the United States for currency conversion between US dollars and foreign currencies. In addition, banks do not offer non-US dollar denominated checking or savings account facilities in the United States. Accordingly, payments on notes made in a specified currency other than US dollars will be made from an account with a bank located in the country issuing the specified currency. As a result, you may have difficulty or be unable to convert such specified currencies into US dollars on a timely basis or at all. See "Description of Notes—Payment of Principal and Interest." Unless otherwise specified in the applicable pricing supplement, notes denominated in a specified currency other than US dollars will not be sold in, or to residents of, the country issuing the specified currency in which particular notes are denominated.

Judgments in a Foreign Currency Could Result in a Substantial Loss to You.

        The notes will be governed by and construed in accordance with the laws of the State of New York. If an action based on the notes were commenced in a court in the United States, it is likely that such court would grant judgment relating to the notes only in US dollars. It is not clear, however, whether in granting such judgment, the rate of conversion into US dollars would be determined with reference to the date of default, the date judgment is rendered or some other date. New York statutory law provides, however, that a court shall render a judgment or decree in the foreign currency of the underlying obligation and that the judgment or decree shall be converted into US dollars at the exchange rate prevailing on the date of entry of the judgment. Therefore, the exchange rate on the date of the judgment could be more favorable than the exchange rate on the date that the judgment is paid.

        Please note, this prospectus supplement, the attached prospectus and the applicable pricing supplement do not describe all the risks of an investment in notes denominated in a specified currency other than US dollars, or the principal of or the premium and/or any interest on which are determined by reference to a currency, currency index or indices, equity index or indices or other formula or measure. You should consult your own financial and legal advisors as to the risks entailed by an investment in notes denominated in a specified currency other than US dollars, or as to which the principal, premium and/or any interest is determined by reference to a currency, currency index or indices, equity index or indices or other formula or measure. These notes are not an appropriate investment for investors who are unsophisticated with respect to foreign currency, equity linked or indexed transactions.

        Except as set forth under "Certain US Federal Income Tax Considerations," the information set forth in this prospectus supplement is directed to prospective purchasers who are US residents, and we disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal (and premium, if any) and any interest with respect to the notes. These persons should consult their own financial and legal advisors with regard to such matters.

PRICING SUPPLEMENT

        The pricing supplement for each offering of notes will contain the specific information and terms for that offering. The pricing supplement may also add, update or change information contained in this prospectus supplement and the prospectus. If any information in the pricing supplement, including any changes in the method of calculating interest on any note, is inconsistent with this prospectus supplement, you should rely on the information in the pricing supplement. It is important that you consider all of the information in the pricing supplement, this prospectus supplement and the prospectus when making your investment decision.

DESCRIPTION OF NOTES

General

        The following terms apply to each note unless otherwise specified in the applicable pricing supplement and the note. The applicable pricing supplement will describe the terms for the notes, including:

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  interest rate;

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  index or other formulas on which principal, interest or other amounts payable may be based;

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  remarketing provisions;

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  our right to redeem notes;

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  your right to tender notes you have purchased; and

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  any other provisions.

        We will issue notes under an indenture, dated as of May 31, 1991, as amended, between us and JPMorgan Chase Bank, N.A. (formerly, The Chase Manhattan Bank), as Trustee, that is more fully described in the accompanying prospectus. The notes are part of a single series of our debt securities that are issuable under the indenture. For a description of the rights attaching to the debt securities under the indenture, see "Description of Debt Securities" in the accompanying prospectus. This description and the description under "Description of Debt Securities" in the accompanying prospectus are summaries and do not restate the indenture. We urge you to read the indenture and its supplements which we have filed with the SEC because they, and not this description or the one in the accompanying prospectus, define your rights as a holder of notes. See "Where You Can Find More Information" in the accompanying prospectus on how to locate the indenture and its supplements.

        The notes are limited in amount as described on the cover page of this prospectus supplement, less an amount equal to the aggregate initial public offering price of any other securities we may issue in the future, including any other series of medium-term notes. We may increase this limit if we wish to sell additional notes in the future. Under the indenture, we may issue debt securities over the amount authorized on the date of this prospectus supplement without obtaining your consent or the consent of holders of other debt securities. Each series of notes or other debt securities may differ as to their terms. For current information on our outstanding debt, see our most recent Forms 10-K and 10-Q. See "Where You Can Find More Information" in the accompanying prospectus.

        We will offer the notes on a continuous basis at various times. The notes will mature at face value nine months or more from the date they are issued and before maturity may be subject to redemption at our option or repayment at your option, as specified in the applicable pricing supplement. Each note will be denominated in either US dollars or in another currency that will be specified both on the face of the note and in the applicable pricing supplement.

        You will be required to pay for any notes you purchase by delivery of the requisite amount of the specified currency to an agent, unless other arrangements have been made. Payments should be made in the specified currency in the country issuing the specified currency, provided that, at your election and, in certain circumstances, at our option, payments on notes denominated in other than US dollars may be made in US dollars. See "Risk Factors—The Unavailability of Currencies Could Result in a Substantial Loss to You" and "Payment of Principal and Interest."

        US dollar-denominated notes will be issued in minimum denominations of $25,000, increased in multiples of $1,000. Non-US dollar-denominated notes will be issued in the amount of the specified currency equal to US $25,000 or any integral multiple of the equivalent of US $1,000, as determined by reference to the noon buying rate in New York City for cable transfers in that specified currency as certified for customs purposes by the Federal Reserve Bank of New York for that specified currency on the Business Day before the date of issuance or, if that exchange rate is not available, then on the basis of the most recently available exchange rate for the specified currency. We may specify other authorized denominations in the applicable pricing supplement.

        We may issue the notes as currency indexed notes, the principal amount of which is payable at or before maturity and any interest on which and any premium or other amounts payable with respect to which will be determined by the difference between the currency in which the notes are denominated and another currency or composite currency or by reference to any other currency index or indices, as set forth in the applicable pricing supplement. See "Currency Indexed Notes."

        We may also issue the notes as indexed notes, the principal amount of which is payable at or before maturity and any interest on which and any premium or other amounts payable with respect to which will be determined by reference to the price or performance of one or more specified securities, commodities or indices on certain specified dates, or by some other financial, economic or other measures or instruments. See "Other Indexed Notes."

        The notes are unsecured and will rank equally with all of our unsecured and unsubordinated debt, including the other debt securities issued under the indenture. Because we are a holding company, the notes will be effectively subordinated to the claims of creditors of our subsidiaries with respect to their assets. At August 31, 2004:

  •
  we had outstanding (on an unconsolidated basis) approximately $40.0 billion of debt and other obligations, including approximately $36.2 billion of unsecured senior debt and $3.4 billion of unsecured inter-company debt; and

  •
  our subsidiaries had outstanding (after elimination of inter-company items) approximately $192.6 billion of debt and other obligations (including $55.8 billion related to securities sold under repurchase agreements, $75.0 billion related to payables to customers, $28.0 billion related to financial instruments sold, but not yet purchased, and $33.8 billion of other liabilities, including $17.4 billion of debt).

The notes will not have a sinking fund unless otherwise specified in the pricing supplement.

        Unless otherwise set forth in the applicable pricing supplement, each note will be issued in "book-entry" form represented by a permanent global security registered in the name of The Depository Trust Company or its nominee. As long as DTC or its nominee is the registered owner of a global security, DTC or its nominee will be considered the sole owner or holder of the book-entry note(s) represented by that global security under the indenture. See "Book-Entry Procedures and Settlement" in the accompanying prospectus.

        We may issue the notes as exchangeable notes that are exchangeable at your option for:

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  the securities, or cash representing the value of securities, of an entity unaffiliated with us;

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  a basket of these securities;

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  an index or indices of these securities; or

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  any combination of the above options, as is described in the applicable pricing supplement.

Exchangeable notes may bear interest or be issued with original issue discount or at a premium, all as specified in the applicable pricing supplement. See "Exchangeable Notes."

        Under the terms of the indenture, we may defease the notes. See "Description of Debt Securities—Defeasance" in the accompanying prospectus.

        In the following discussion, any time we refer to paying principal on the notes, we mean at maturity or upon redemption or repayment. All times are New York City time unless otherwise noted. The following terms may apply to each note as specified in the applicable pricing supplement. We have provided the definitions of certain capitalized terms used in this prospectus supplement in the Glossary.

Possible Principal Protection

        The applicable pricing supplement will detail whether your principal investment in the notes is (1) fully guaranteed and thus protected, (2) possibly protected or (3) not protected.

        Principal protected means that, if held to maturity, your principal investment in the notes is guaranteed and will not be at risk of loss. At maturity, you will receive at least the principal amount of the notes.

        Possible principal protection means that only under certain circumstances will your principal investment in the notes be guaranteed. If, and only if, the specific circumstances in the applicable pricing supplement are met and if the notes are held to maturity, your principal investment in the notes is guaranteed and will not be at risk of loss. If the specific circumstances in the applicable pricing supplement are not met, then your investment may result in a loss as there is no guaranteed return of principal.

        If your principal investment is not principal protected, then there is no fixed repayment amount of principal at maturity. Your investment may result in a loss as there is no guaranteed return of principal, and at maturity, the amount you receive may be less than the original purchase price of the notes.

Interest Rate

  General

        We have provided a Glossary at the end of this prospectus supplement to define certain capitalized words used in discussing the interest rate payable on the notes.

        The interest rate on the notes will be either fixed or floating. The interest paid will include interest accrued from the date of original issue to, but excluding, the relevant interest payment date, maturity date, redemption date or repayment date and will be payable on each interest payment date and upon maturity, redemption or repayment. Interest will be paid to the person in whose name the note is registered at the close of business on the record date before each interest payment date, which in the case of global securities representing book-entry notes will be the depository or its nominee. However, interest payable upon maturity, redemption or repayment will be payable to the person to whom principal is payable, which in the case of global securities representing book-entry notes will be the depository or its nominee. The first interest payment on any note issued between a record date and an interest payment date will be made on the interest payment date after the next record date.

  Fixed Rate Notes

        The applicable pricing supplement will designate the fixed rate of interest payable on a fixed rate note. The fixed rate of interest may be zero in the case of a fixed rate note issued with original issue discount. Each fixed rate note will bear interest from its date of original issue at the rate per year stated on its face until the principal is paid or made available for payment. Interest will be paid semiannually or otherwise on the dates specified in the applicable pricing supplement and at maturity, or on redemption or optional repayment.

        The record dates for fixed rate notes will be 15 calendar days before the interest payment date, whether or not that date is a Business Day, unless otherwise specified in the applicable pricing supplement. Interest will be computed using a 360-day year of twelve 30-day months. In the event that any interest payment date, maturity date, redemption date or repayment date of a fixed rate note is not a Business Day, the related payment of principal, premium, if any, or interest will be made on the next succeeding Business Day and, unless otherwise specified by the applicable pricing supplement, no interest shall accrue for the period from and after that interest payment date, maturity date, redemption date or repayment date, as the case may be, to the next Business Day.

  Floating Rate Notes

  General

        The interest rate on a floating rate note will be calculated by reference to the specified interest rate formula, plus or minus a spread, if any, as specified in the applicable pricing supplement. The spread is the number of basis points specified in the applicable pricing supplement as applicable to the interest rate for the floating rate note and may be a fixed amount or an amount that increases or decreases over time. The formula may be based on any of the following rates:

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  the Commercial Paper Rate;

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  LIBOR;

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  the Federal Funds Rate;

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  the Treasury Rate;

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  the Prime Rate;

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  the CMT Rate; or

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  another interest rate formula.

In addition to any spread, the applicable pricing supplement will also indicate any applicable maximum or minimum interest rate limitations.

        The applicable pricing supplement also will define or specify the following terms, if applicable:

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  Calculation Date;

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  initial interest rate;

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  interest payment period;

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  interest payment dates;

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  record date;

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  Index Maturity;

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  Interest Determination Date;

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  Interest Reset Period;

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  Interest Reset Date; and

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  sinking fund, if any.

        On your request, the Calculation Agent will provide you with the current interest rate and the interest rate which will become effective on the next interest reset date. See "—How Interest Is Calculated."

  Date Interest Rate Changes

        The interest rate on floating rate notes may be reset daily, weekly, monthly, quarterly, semiannually or annually, as provided in the applicable pricing supplement. Unless otherwise set forth in the applicable pricing supplement, the Interest Reset Date will be:

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  for notes which reset daily, each Business Day;

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  for notes (other than Treasury Rate notes) which reset weekly, the Wednesday of each week;

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  for Treasury Rate notes which reset weekly, the Tuesday of each week;

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  for notes which reset monthly, the third Wednesday of each month;

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  for notes which reset quarterly, the third Wednesday of March, June, September and December;

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  for notes which reset semiannually, the third Wednesday of the two months specified in the note and/or the applicable pricing supplement; and

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  for notes which reset annually, the third Wednesday of the month specified in the note and/or the applicable pricing supplement.

The initial interest rate or interest rate formula effective until the first Interest Reset Date will be indicated in the applicable pricing supplement.

        After the first Interest Reset Date, the interest rate will be the rate determined on the next Interest Determination Date as explained below. Each time a new interest rate is determined it will become effective on the next Interest Reset Date. Except for notes which reset daily or weekly, no changes will be made in the interest rate during the 10 days before the date of maturity, redemption or repayment. Unless otherwise specified in the applicable pricing supplement, the interest rate for notes with daily interest reset dates may be changed until the Business Day immediately before the maturity date. Unless otherwise specified in the applicable pricing supplement, the interest rate for notes with weekly reset dates may be changed until the Interest Reset Date immediately before the maturity date. If any Interest Reset Date is not a Business Day, then the Interest Reset Date will be postponed to the next Business Day. However, in the case of a LIBOR note, if the next Business Day is in the next calendar month, the Interest Reset Date will be the preceding Business Day.

        In the case of weekly reset Treasury Rate notes, if an auction of Treasury bills falls on a day that is an Interest Reset Date for Treasury Rate notes, the Interest Reset Date will be the following day that is a Business Day.

  When Interest Rate Is Determined

        Unless otherwise specified in the applicable pricing supplement, the "Interest Determination Date" is as follows:

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  for the Commercial Paper Rate and Federal Funds (Effective) Rate, the Business Day before the Interest Reset Date;

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  for LIBOR, the second London Banking Day before the Interest Reset Date;

  •
  for the Treasury Rate, the day of the week in which the Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, unless the auction may be held on the preceding Friday. If the auction is held on the preceding Friday, that Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next week;

  •
  for the Prime Rate and Federal Funds (Open) Rate, the same day as the Interest Reset Date; and

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  for a CMT Rate note, the tenth Business Day before the Interest Reset Date.

  When Interest Is Paid

        Unless otherwise specified in the applicable pricing supplement, interest is paid as follows:

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  for notes which reset daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the note or the applicable pricing supplement;

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  for notes which reset quarterly, on the third Wednesday of March, June, September and December of each year;

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  for notes which reset semiannually, on the third Wednesday of the two months of each year specified in the note or the applicable pricing supplement;

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  for notes which reset annually, on the third Wednesday of the month specified in the note or the applicable pricing supplement; and

  •
  at maturity, redemption or optional repayment.

        If any interest payment date, maturity date, redemption date or repayment date of a floating rate note is not a Business Day, the related payment of principal, premium, if any, or interest will be postponed to the next Business Day and, unless otherwise specified in the applicable pricing supplement, no additional interest shall accrue for the period from and after that interest payment date, maturity date, redemption date or repayment date, as the case may be, to the next Business Day. However, for LIBOR notes, if the next Business Day is in the next calendar month, principal, premium, if any, or interest will be paid on the preceding Business Day, provided that any such Business Day is also a London Banking Day.

        For floating rate notes, the record date will be 15 calendar days before each interest payment date, whether or not that date is a Business Day, unless otherwise specified in the applicable pricing supplement.

  How Interest Is Calculated

        Unless otherwise specified in the applicable pricing supplement, interest payments will be the amount of interest accrued from, and including, the prior interest payment date in respect of which interest has been paid (or from, and including, the date of original issue if no interest has been paid), to, but excluding, the interest payment date. If the interest payment date is also a day that principal is due, the interest payable will include interest accrued to, but excluding, the date of maturity, redemption or optional repayment.

        Accrued interest from the date of original issue or from the last date to which interest has been paid is calculated by multiplying the face amount of the floating rate note by an accrued interest factor. The accrued interest factor is computed by adding the interest factors calculated for each day from the date of issue, or from the last date to which interest has been paid, to the date for which accrued interest is being calculated. The interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed by dividing the interest rate applicable to that day by 360, in the case of Commercial Paper Rate notes, Federal Funds Rate notes, LIBOR notes and Prime Rate notes, or by the actual number of days in the year, in the case of Treasury Rate notes. With respect to CMT Rate notes, interest is calculated on the basis of twelve 30-day months and a 360-day year.

        All percentages resulting from any calculation on floating rate notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 6.876545% (or .06876545) being rounded to 6.87655% (or .0687655) and 6.876544% (or .06876544) being rounded to 6.87654% (or ..0687654)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

        Unless otherwise specified in the applicable pricing supplement, the Calculation Date relating to an Interest Determination Date will be the earlier of (a) the tenth calendar day after the Interest Determination Date or, if that day is not a Business Day, the next Business Day or (b) the Business Day before the applicable interest payment date, maturity date, redemption date or repayment date. JPMorgan Chase Bank, N.A. (formerly, The Chase Manhattan Bank) will be the Calculation Agent with respect to the floating rate notes. On your request, the Calculation Agent will provide you with the interest rate then in effect, and, if different, the interest rate that will become effective as a result of a determination made on the most recent Interest Reset Date with respect to your floating rate note.

  Legal Maximum Interest Rate

        In addition to any maximum interest rate for any floating rate note, the interest rate on the floating rate notes will not be higher than the maximum rate permitted by New York law, as modified by federal law. Current New York law provides a maximum interest rate of 25% per annum. This limit does not apply to notes with principal amounts of more than $2,500,000.

  Commercial Paper Rate Notes

        Each Commercial Paper Rate note will bear interest at the rate (calculated with reference to the Commercial Paper Rate and any spread) specified in the Commercial Paper Rate note and in the applicable pricing supplement.

        Unless otherwise specified in the applicable pricing supplement, the Commercial Paper Rate means, with respect to any Interest Determination Date, the Money Market Yield (as set forth and calculated in the Glossary section of this prospectus supplement) on such date of the rate for commercial paper having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) under the heading "Commercial Paper—Nonfinancial." If the rate is not published in H.15(519) on the Calculation Date, the Money Market Yield will be calculated based on the rate on the Interest Determination Date as published in H.15 Daily Update or any other recognized electronic source used for displaying that rate under the heading "Commercial Paper—Nonfinancial."

        If neither of the rates described above is published on the Calculation Date, then the Commercial Paper Rate will be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m. on the Interest Determination Date, of three leading dealers of commercial paper in New York City selected by the Calculation Agent for commercial paper of the specified Index Maturity placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized rating agency.

        If the three dealers selected are not quoting as mentioned above, the Commercial Paper Rate will remain the Commercial Paper Rate then in effect on such Interest Determination Date.

  LIBOR Notes

        Each LIBOR note will bear interest at the rate (calculated with reference to LIBOR and any spread) specified in the LIBOR note and in the applicable pricing supplement. LIBOR will be determined by the Calculation Agent as follows, unless otherwise specified in the applicable pricing supplement:

        With respect to any Interest Determination Date, either:

  (a)
  the arithmetic mean, as determined by the Calculation Agent, of the offered rates for deposits in US dollars for the Index Maturity specified in the applicable pricing supplement, beginning on the second London Banking Day after that date, which appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on that date, if at least two such offered rates appear on the Reuters Screen LIBO Page; or

  (b)
  the offered rate for deposits in US dollars having the specified Index Maturity, beginning on the second London Banking Day after that date, which appears on the Telerate Page 3750 as of 11:00 a.m., London time, on that date.

        If neither the Reuters Screen LIBO Page nor Telerate Page 3750 is specified in the applicable pricing supplement, LIBOR will be determined as if Telerate Page 3750 had been specified.

        In the case where (a) above applies, if fewer than two offered rates appear on the Reuters Screen LIBO Page, or, in the case where (b) above applies, if no rate appears on the Telerate Page 3750, LIBOR will be determined based on the rates at approximately 11:00 a.m., London time, on that LIBOR Interest Determination Date at which deposits in US dollars having the specified Index Maturity are offered by four major banks in the London interbank market selected by the Calculation Agent to prime banks in the London interbank market beginning on the second London Banking Day after that date and in a principal amount of not less than US $1,000,000 that is representative of a single transaction in such market at such time (a "representative amount").

        The Calculation Agent will request the principal London office of each such bank to provide a quotation of its rate. If at least two such quotations are provided, LIBOR for that date will be the arithmetic mean of such quotations.

        If fewer than two quotations are provided, LIBOR for that date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. on such date by three major banks in New York City selected by the Calculation Agent for loans in US dollars to leading European banks having the specified Index Maturity beginning on the second London Banking Day after that date and in a principal amount of not less than a representative amount.

        Finally, if the three banks are not quoting as mentioned above, LIBOR will remain LIBOR then in effect on such Interest Determination Date.

  Federal Funds Rate Notes

        Each Federal Funds Rate note will bear interest at the rate (calculated with reference to the Federal Funds Rate and any spread) specified in the Federal Funds Rate note and in the applicable pricing supplement. The Federal Funds Rate may be either of the Federal Funds (Effective) Rate or the Federal Funds (Open) Rate.

        Unless otherwise specified in the applicable pricing supplement, the Federal Funds (Effective) Rate means, with respect to any Interest Determination Date, the rate on that day for Federal Funds as published in H.15(519) under the heading "Federal funds (effective)" on Telerate page 120 or any successor service or page or, if not so published on the Calculation Date relating to that Interest Determination Date, the Federal Funds (Effective) Rate will be the rate on that Interest Determination

Date that is published in H.15 Daily Update or any other recognized electronic source used for displaying that rate under the heading "Federal Funds/Effective Rate."

        Unless otherwise specified in the applicable pricing supplement, the Federal Funds (Open) Rate means, with respect to any Interest Determination Date, the rate on that day for Federal Funds as reported on Telerate page 5 under the heading "Federal Funds/Open."

        If (1) the applicable Federal Funds (Effective) Rate described above or (2) the Federal Funds (Open) Rate described above is not published by 3:00 p.m. on the relevant Calculation Date, then the Federal Funds (Effective) Rate and the Federal Funds (Open) Rate, as applicable, will be calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in New York City selected by the Calculation Agent as of 11:00 a.m., on that Interest Determination Date.

        If the brokers that are selected by the Calculation Agent are not quoting, the interest rate in effect for the applicable period will remain the interest rate then in effect on such Interest Determination Date.

  Treasury Rate Notes

        Each Treasury Rate note will bear interest at the rate (calculated with reference to the Treasury Rate and any spread) specified in the Treasury Rate note and in the applicable pricing supplement.

        Unless otherwise specified in the applicable pricing supplement, the Treasury Rate means, with respect to any Interest Determination Date, the rate for the most recent auction of Treasury bills, direct obligations of the United States, having the Index Maturity specified in the applicable pricing supplement as published under the column designated "Invest Rate" on Telerate page 56 captioned "US Treasury 3MO T-Bill Auction Results" or Telerate page 57 captioned "US Treasury 6MO T-Bill Auction Results."

        If the Treasury Rate cannot be set as described above on the Calculation Date pertaining to such Interest Determination Date, the following procedures will apply, as appropriate:

  (1)
  The rate will be the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury.

  (2)
  If the results of the auction of Treasury bills having the specified Index Maturity are not published in H.15(519) by 3:00 p.m. on the Calculation Date, or if no such auction is held in a particular week, then the Treasury Rate will be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates as of approximately 3:30 p.m. on the Interest Determination Date, of three leading primary US government securities dealers selected by the Calculation Agent, for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity.

  (3)
  Finally, if the dealers are not quoting as mentioned above, the Treasury Rate will remain the Treasury Rate then in effect on such Interest Determination Date.

  Prime Rate Notes

        Each Prime Rate note will bear interest at the rate (calculated with reference to the Prime Rate and any spread) specified in the Prime Rate note and the applicable pricing supplement.

        Unless otherwise specified in the applicable pricing supplement, Prime Rate means, with respect to any Interest Determination Date, either the rate set forth for that date on Telerate page 5 under the heading "Bank Rate/Prime" or the rate set forth for that date in H.15(519) under the heading "Bank Prime Loan."

        If the Prime Rate cannot be set as described above, the following procedures will occur:

  (1)
  If the applicable rate is not published in H.15(519) or on Telerate page 5 prior to 9:00 a.m. on the Calculation Date, then the Prime Rate will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen NYMF Page on such Interest Determination Date as such bank's prime rate or base lending rate as in effect for such Interest Determination Date.

  (2)
  If fewer than four rates appear on the Reuters Screen NYMF Page, the rate will be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Interest Determination Date by at least two of the three major money center banks in New York City selected by the Calculation Agent from which quotations are requested.

  (3)
  If fewer than two quotations are provided, the Calculation Agent will determine the Prime Rate as the arithmetic mean on the basis of the prime rates in New York City by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any state, in each case having total equity capital of at least US $500 million and being subject to supervision or examination by federal or state authority, selected by the Calculation Agent to quote the rate or rates.

  (4)
  If in any month or two consecutive months, the Prime Rate is not published in H.15(519) or on Telerate page 5 and the banks or trust companies selected are not quoting as mentioned in (3) above, the Prime Rate for the Interest Reset Period will remain the same as the Prime Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on the Prime Rate notes for which the Prime Rate is being determined shall be the initial interest rate).

        If this failure continues over three or more consecutive months, the Prime Rate for each succeeding Interest Determination Date until the maturity or redemption of such Prime Rate notes or, if earlier, until this failure ceases, shall be LIBOR determined as if such Prime Rate notes were LIBOR notes, and the spread, if any, will be the number of basis points specified in the applicable pricing supplement as the "Alternate Rate Event Spread."

  CMT Rate Notes

        Each CMT Rate note will bear interest at the rate (calculated with reference to the CMT Rate and any spread) specified in the CMT Rate note and in the applicable pricing supplement.

        Unless otherwise specified in the applicable pricing supplement, the CMT Rate means, with respect to any Interest Determination Date, the rate displayed on the designated CMT Telerate Page, under the caption "... Treasury Constant Maturities... Federal Reserve Board Release H.15... Mondays Approximately 3:45 p.m.," under the column for the designated CMT Index Maturity, for:

  (a)
  the latest rate displayed at the close of business on such Interest Determination Date if the designated CMT Telerate Page is 7051; or

  (b)
  the average for the week, or the month, as specified in the applicable pricing supplement, ended immediately before the week in which the related Interest Determination Date occurs if the designated CMT Telerate Page is 7052.

        If the CMT Rate cannot be set as described above, the following procedures will occur:

  (1)
  If the applicable rate described above is not displayed on the relevant page by 3:00 p.m., New York City time on that Calculation Date, unless the calculation is made earlier and the rate is available from that source at that time on the Calculation Date, then the CMT Rate will be the Treasury constant maturity rate having the designated Index Maturity, as published in H.15(519) or another recognized electronic source for displaying the rate.

  (2)
  If the applicable rate described above is not published in H.15(519) or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time on that Calculation Date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT Rate will be the Treasury constant maturity rate, or other United States Treasury rate, for the Index Maturity and with reference to the relevant Interest Determination Date, that is published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury and that the Calculation Agent determines to be comparable to the rate formerly displayed on the designated CMT Telerate Page and published in H.15(519).

  (3)
  If the rate described in the prior paragraph cannot be determined, then the Calculation Agent will determine the CMT Rate to be a yield to maturity based on the average of the secondary market offered rates as of approximately 3:30 p.m., New York City time, on the relevant Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers in New York City. The Calculation Agent will select five such securities dealers after consulting with us, and will eliminate the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for the most recently issued direct noncallable fixed rate obligations of the United States Treasury ("Treasury Notes") with an original maturity of approximately the designated Index Maturity and a remaining term to maturity of not less than the designated Index Maturity minus one year in a representative amount. If two Treasury Notes with an original maturity as described above have remaining terms to maturity equally close to the designated Index Maturity, the quotes for the Treasury Note with the shorter remaining term to maturity will be used.

  (4)
  If the Calculation Agent cannot obtain three Treasury Note quotations of the kind described in the prior paragraph, the Calculation Agent will determine the CMT Rate to be the yield to maturity based on the average of the secondary market offered rates for Treasury Notes with an original maturity longer than the designated CMT Index Maturity which have a remaining term to maturity closest to the designated CMT Index Maturity and in a representative amount, as of approximately 3:30 p.m., New York City time, on the relevant Interest Determination Date of leading primary United States government securities dealers in New York City. In selecting these offered rates, the Calculation Agent will request quotations from at least five such securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation (or if there is equality, one of the lowest). If two Treasury Notes with an original maturity longer than the designated CMT Index Maturity have remaining terms to maturity that are equally close to the designated CMT Index Maturity, the Calculation Agent will obtain quotations for the Treasury Note with the shorter remaining term to maturity.

  (5)
  If fewer than five but more than two of the leading primary United States government securities dealers are quoting as described in the prior paragraph, then the CMT Rate for the relevant Interest Determination Date will be based on the average of the offered rates obtained, and neither the highest nor the lowest of those quotations will be eliminated.

  (6)
  If two or fewer leading primary United States government securities dealers selected by the Calculation Agent are quoting as described above, the CMT Rate will remain the CMT Rate then in effect on that Interest Determination Date.

  Inverse Floating Rate Notes

        Any floating rate note may be designated in the applicable pricing supplement as an inverse floating rate note. In such an event, unless otherwise specified in the applicable pricing supplement, the interest rate on the floating rate note will be equal to a fixed rate of interest minus an interest rate determined based on a rate specified in the applicable pricing supplement, as adjusted by any spread or multiplier.

  Index Notes

  Currency Indexed Notes

        We may offer notes the principal amounts of which are payable at or before maturity and the amounts of interest payable on which and/or any premium payable with respect to which are determined by the rate of exchange between the specified currency and the other currency or composite currency or currencies specified as the indexed currency or by reference to some other currency index or indices, in each case as set forth in the applicable pricing supplement.

        Unless otherwise specified in the applicable pricing supplement, you will be entitled to receive a principal amount or portion of that amount in respect of the currency indexed note exceeding the amount designated as the face amount of the currency indexed note in the applicable pricing supplement if, at the stated maturity date, the rate at which the specified currency can be exchanged for the indexed currency is greater than the rate of exchange designated as the base exchange rate, which is expressed in units of the indexed currency per one unit of the specified currency, as specified in the applicable pricing supplement. You will only be entitled to receive a principal amount in respect of the currency indexed notes less than the face amount of currency indexed notes, if, at the stated maturity date, the rate at which the specified currency can be exchanged for the indexed currency is less than the base exchange rate, in each case determined as described under "Payment of Principal and Interest."

        The applicable pricing supplement will set forth information as to the relative historical value of the applicable specified currency against the applicable indexed currency, any currency and/or exchange controls applicable to the specified currency or indexed currency and any additional tax consequences to holders. See "Risk Factors—Changes in Exchange Rates and Exchange Controls Could Result in a Substantial Loss to You."

        Unless otherwise specified in the applicable pricing supplement, we will pay interest, and any premium, in the specified currency based on the face amount of the currency indexed notes and at the rate and times and in the manner set forth in this prospectus supplement and in the applicable pricing supplement.

  Other Indexed Notes

        We may issue indexed notes, in which the amount of principal, or any premium, interest, or other amounts payable at or before maturity is determined by reference, either directly or indirectly, to the price or performance of:

  •
  one or more securities;

  •
  one or more commodities;

  •
  any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any event or circumstance; and/or

  •
  indices or baskets of any of these items.

        The applicable pricing supplement relating to these other indexed notes will describe one or more of the following terms of your notes:

  •
  the method by and the terms on which any amount of principal will be paid on or before maturity;

  •
  the amount of any interest, premium or other amounts we will pay you or the formula we will use to calculate these amounts;

  •
  whether your notes will be exchangeable for or payable in cash, securities of an issuer other than The Bear Stearns Companies Inc. or other property;

  •
  additional tax consequences to the holders of these notes, and

  •
  a description of certain additional risks associated with investment in these notes and other information relating to these notes.

        See "Risk Factors—Holders of Indexed Notes are Subject to Important Risks that are not Associated with More Conventional Debt Securities."

  Original Issue Discount Notes

        We may issue original issue discount notes, including zero coupon notes, which may be fixed rate, floating rate, or indexed notes that are issued at a price lower than their principal amount or lower than their minimum repayment amount at maturity. Original issue discount notes may bear no interest or may bear interest at a rate that is below market rates at the time of issuance. For notes that do not have any periodic interest payments, interest normally accrues during the life of the notes and is paid at the maturity date or upon earlier redemption or prepayment. Upon an acceleration of the maturity of an original issue discount note, the amount of interest payable will be determined in accordance with the terms of the note as described in the applicable pricing supplement. That amount is normally less than the amount payable at the maturity date. See "Certain US Federal Income Tax Considerations—Original Issue Discount."

Payment of Principal and Interest

        Unless otherwise specified in the applicable pricing supplement, we will pay principal and any premium, interest or other amounts payable on all notes in the applicable specified currency. However, payments on notes denominated in a specified currency other than US dollars will be made in US dollars as described below, unless otherwise specified in the applicable pricing supplement.

  At your option

        Except as provided in the next paragraph, we will pay principal and premium, if any, and interest on all notes denominated in a specified currency other than US dollars in US dollars if the registered noteholder on the relevant record date or at maturity, as the case may be, has delivered a written request for payment of such note in US dollars to the Trustee at its Corporate Trust Office in New York City on or before the applicable record date or 15 days before maturity, as the case may be. The request may be made in writing (mailed or hand delivered) or by cable, telex or other form of facsimile transmission. Any request made will remain in effect with respect to further payments of principal (and premium, if any) and any interest with respect to the note payable to such holder unless the request is revoked on or before the relevant record date or 15 days before maturity, as the case may be. Please note that holders of notes denominated in a specified currency other than US dollars whose notes are registered in the name of a broker or nominee should contact that broker or nominee to determine whether and how an election to receive payments in US dollars should be made.

        The US dollar amount to be paid to a holder of a note denominated in a specified currency other than US dollars who elects to receive payment in US dollars will be based on the highest bid quotation in New York City received by the Exchange Rate Agent as of 11:00 a.m. on the second Business Day before the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer of the specified currency for US dollars for settlement on the payment date in the aggregate amount of the specified currency payable to all noteholders electing to receive US dollar payments and at which the applicable dealer commits to execute a contract. If three bid quotations are not available on the second Business Day before the date of payment, the payment will be made in the specified currency. All currency exchange costs associated with any payment in US dollars on notes denominated in specified currencies other than US dollars will be borne by the noteholder and will be deducted from the payment to such noteholder.

        Interest will be payable to the person in whose name a note is registered, which in the case of global securities will be the depository or its nominee, at the close of business on the record date before each interest payment date. However, interest payable at maturity will be payable to the person to whom principal shall be payable, which in the case of global securities will be the depository or its nominee.

        The total amount of any principal (and premium, if any) and any interest due on any global security representing one or more book-entry notes on any interest payment date or at maturity will be made available to the Trustee on such date. As soon as possible thereafter, the Trustee will make such payments to the depository. The depository will allocate the payments to each book-entry note represented by a global security and make payments to the holders of such global security in accordance with its existing operating procedures. We and the Trustee will not have any responsibility or liability for the payments by the depository. So long as the depository or its nominee is the registered holder of any global security, the depository or its nominee, as the case may be, will be considered the sole holder of the book-entry note or notes represented by such global security for all purposes under the indenture. We understand, however, that under existing industry practice, the depository will authorize the persons on whose behalf it holds a global security to exercise certain rights of holders of securities. See "Book-Entry Procedures and Settlement" in the accompanying prospectus.

        Payments of principal (and premium, if any) and any interest with respect to a note to be made in a specified currency other than US dollars will be made by wire transfer to an account maintained by the noteholder with a bank located in the country issuing the specified currency. Payments may also be made to the noteholder's account in another jurisdiction that we and the Trustee have approved and which has been designated by the registered noteholder on the relevant record date or at maturity, as the case may be, in writing on or before the relevant record date before the interest payment date or 15 days before maturity, as the case may be, and, in the case of payments due at maturity, the note is presented to the Paying Agent in time for the Paying Agent to pay to that account in accordance with its normal procedures. The designation shall be made by filing the appropriate information with the Trustee at its Corporate Trust Office in the Borough of Manhattan, New York City, and, unless revoked in writing, will remain in effect with respect to any future payments on the note payable to such holder.

        If payment cannot be made by wire transfer because the Trustee has not received the required designation on or before the requisite date or for any other reason, a notice will be mailed to the noteholder at its registered address requesting a designation by which the wire transfer can be made and, within five Business Days of receiving this designation, the Trustee will make the appropriate payment. We will pay any administrative costs imposed by banks in connection with making payments by wire transfer, however, except as specified in the applicable pricing supplement, any taxes, assessments or governmental charges imposed on payments will be borne by the noteholder to whom payments are made.

        If the official unit of any component currency is changed as a result of combination or subdivision, the number of units of that currency as a component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in that single currency. If any component currency is divided into two or more currencies, the amount of that currency as a component shall be replaced by amounts of those two or more currencies, each of which will have a value on the date of division equal to its proportionate share of the former component currency.

        Notes denominated in a specified currency other than US dollars will provide that, in the event of an official redenomination of the specified currency, our obligations shall, in all cases, be deemed immediately following the redenomination to provide for payment of that amount of the redenominated specified currency representing the amount of such obligations immediately before the currency was redenominated.

        All determinations set forth above to be made by the Calculation Agent and the Exchange Rate Agent, except as expressly provided in this prospectus supplement or the applicable pricing supplement, shall be conclusive for all purposes and binding on all noteholders and on us, in the absence of manifest error, and the Calculation Agent and the Exchange Rate Agent shall not be held liable for these determinations.

        At our option in the case of an imposition of exchange controls or other circumstances beyond our control.

        If the principal of (and premium, if any) or interest on any note is payable in a specified currency other than US dollars and that specified currency is not available due to the imposition of exchange controls or other circumstances beyond our control, or is no longer used by the government of the country issuing that currency or for settlement of transactions by public institutions of or within the international banking community, we may make the requisite payments in US dollars on the basis of the noon buying rate in New York City for cable transfers in that specified currency as certified for customs purposes by the Federal Reserve Bank of New York for that specified currency on the second Business Day before the applicable payment date or, if that exchange rate is not available, then on the basis of the most recently available exchange rate.

Exchangeable Notes

        We may offer notes that are exchangeable at your option for securities, or cash representing the value of securities, of an entity unaffiliated with us; a basket of these securities; an index or indices of these securities or any combination of these options, all as will be described in the applicable pricing supplement. Exchangeable notes may bear interest or be issued with original issue discount or at a premium, all as will be specified in the applicable pricing supplement.

        Unless otherwise specified in the applicable pricing supplement, exchangeable notes will entitle you, either during a period or at specific times, to exchange your note for the underlying security or securities constituting the underlying basket, index or indices of these securities (or combination of these alternatives) at a specified rate of exchange. If so specified in the applicable pricing supplement, exchangeable notes will be redeemable at our option before maturity. If you do not elect to exchange your exchangeable note before maturity or any applicable date for redemption, you will receive the principal amount of such note or applicable redemption price in cash.

        Upon exchange, at maturity or otherwise, of your exchangeable note, you may receive, at the specified exchange rate, either the underlying security or the securities constituting the relevant basket, index or indices or the cash value of such underlying security or securities, all as may be specified in the applicable pricing supplement. The underlying security or securities constituting any basket, index or indices may be the securities of either US or foreign entities, or both, and the exchangeable notes may provide for protection against fluctuations in the rate of exchange between the currency in which that note is denominated and the currency or currencies in which the market prices of the underlying security or securities are quoted, all as may be specified in the applicable pricing supplement. Exchangeable notes may have other terms, which will be specified in the applicable pricing supplement.

Reopened Issues

        We may "reopen" certain issues at any time by offering additional notes with terms identical (other than issue date and issue price) to those of existing notes.

Extension of Maturity Date

        The applicable pricing supplement will indicate whether we may extend the maturity of a note for one or more periods up to, but not beyond, the date that is set forth in the pricing supplement.

        We may exercise our option to extend a note's maturity date by notifying the Trustee at least 60, but not more than 75 days, before the note's original maturity date that is in effect before we exercised our option. No later than 55 days before the original maturity date, the Trustee will mail to each noteholder a notice, first class, postage prepaid, setting forth:

  (1)
  our election to extend the note's maturity date;

  (2)
  the new maturity date;

  (3)
  in the case of a fixed rate note, the interest rate that will apply to the extension period or, in the case of a floating rate note, the spread, the new Interest Reset Date(s), if any, and the new interest payment date(s), if any, that will apply to the extension period; and

  (4)
  the provisions, if any, for redemption or repayment during the extension period.

Once the Trustee has mailed the extension notice to the noteholder, the note's maturity date shall be automatically extended and, except as may be modified by the extension notice or as described in the next paragraph, the note will have the same terms it did before the extension notice was mailed.

        Notwithstanding the foregoing, no later than 20 days before a note's original maturity date, we may at our option revoke its interest rate, in the case of a fixed rate note, or the spread, in the case of a floating rate note, provided for in the extension notice and establish a higher interest rate or higher spread, as the case may be, for the extension period. We may do so by causing the Trustee to mail notice first class, postage prepaid, of a higher interest rate or higher spread, as the case may be, to the noteholder. The notice shall be irrevocable. All notes with respect to which the maturity date is extended will bear the higher interest rate or higher spread, as the case may be, for the extension period, whether or not they are tendered for repayment.

        If we extend the maturity date of a note, the holder of such note may have the option to elect repayment of such note on the original maturity date at a price equal to the principal amount of the note plus any accrued interest to such date. In order for a note to be so repaid on the original maturity date, you must follow the procedures set forth under "Repayment and Repurchase" for optional repayment, except that the period for delivery of such note or notification to the Trustee shall be at least 25 but not more than 35 days before the original maturity date and except that a noteholder who has tendered a note for repayment pursuant to an extension notice may, by written notice to the Trustee, revoke any such tender for repayment until the close of business on the tenth day before the original maturity date.

Renewable Notes

        We may offer notes the maturity of which may be renewed at your option for one or more specified periods up to but not beyond the final maturity of the notes. The specific terms for such extensions, including the date or dates on which the option can be exercised and whether the option can be exercised with respect to some but not all of the notes' outstanding principal balance, will be set forth in the applicable pricing supplement.

Redemption

        Unless otherwise stated in the applicable pricing supplement, the notes will not have a sinking fund. Redemption dates, if any, will be fixed at the time of sale and stated in the applicable pricing supplement and on the applicable note. If no redemption date is indicated with respect to a note, the note will not be redeemable before it matures. We may redeem notes at our option beginning on a specified redemption date if the applicable pricing supplement permits redemption. Unless otherwise specified in the applicable pricing supplement, we may redeem such notes in whole or in part in increments of $1,000 at a redemption price equal to 100% of the principal amount to be redeemed, together with interest payable up to the redemption date, by giving notice not more than 60 nor less than 30 days before the redemption date.

Repayment and Repurchase

        Optional repayment dates will be set at the time of sale and set forth in the applicable pricing supplement and on the applicable note. Except as provided under "Extension of Maturity Date," if no optional repayment date is indicated, your note will not be repayable at your option before it matures.

        If the applicable pricing supplement permits, you may cause us to repay your notes on particular dates. Unless otherwise specified in the applicable pricing supplement, we may be required to repay your notes in whole or in part in increments of $1,000, provided that any remaining principal amount of the note is at least $25,000. The repayment price will be equal to 100% of the principal amount to be repaid, plus accrued interest to the repayment date.

        Unless otherwise specified in the applicable pricing supplement, for any note to be repaid in whole or in part at your option, you must deliver to the Trustee not less than 30 nor more than 60 days before the optional repayment date (or any shorter period as described under "Extension of Maturity Date"):

  •
  the note to be repaid with the form entitled "Option to Elect Repayment" set forth on the reverse of such note duly completed; or

  •
  a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the US setting forth:

    • your name,

    • the principal amount of the note,

    • the certificate number of the note or a description of the note's tenor or terms,

    • the principal amount of the note to be repaid,

    • a statement that you are exercising your option to elect repayment, and

    • a guarantee that the note to be repaid, along with the form entitled "Option to Elect Repayment" duly completed, will be received by the Trustee no later than 5 Business Days after the date of the telegram, telex, facsimile transmission or letter.

The Trustee must receive the note and duly completed form entitled "Option to Elect Repayment" by the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter. The exercise of the repayment option will be irrevocable, except as set forth under "Extension of Maturity Date."

        If your note is represented by a global security, the depository's nominee will be the holder and, as a result, will be the only entity that can exercise a right to repayment. To ensure that the depository's nominee will timely exercise a right to repayment with respect to your interest in a global security, you must instruct the broker, or other direct or indirect participant through which you hold such interest, to notify the depository of your desire to exercise a right to repayment. To ascertain the time by which instructions must be given for timely notice to be delivered to the depository, you should consult the broker or other direct or indirect participant through which you hold your interest in a note.

        The applicable pricing supplement may provide that the maturity of a floating rate note will be automatically extended for a specified period, unless you elect during a designated period to terminate the automatic extension of the maturity by following the procedures described in the applicable pricing supplement and in the floating rate note.

        At any time, we may buy the notes at any price in the open market or otherwise. Any notes we purchase may be held or resold or, at our discretion, may be surrendered to the Trustee for cancellation.

CERTAIN US FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes certain US federal income tax consequences of the purchase, beneficial ownership and disposition of notes. Except as provided below under "Federal Income Tax Consequences to Non-US Holders," this summary deals only with a beneficial owner of a note that is:

  •
  an individual who is a citizen or resident of the United States for US federal income tax purposes;

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  a corporation (or other entity that is treated as a corporation for US federal tax purposes) that is created or organized in or under the laws of the United States or any state thereof (including the District of Columbia);

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  an estate whose income is subject to US federal income taxation regardless of its source; or

  •
  a trust if a court within the United States is able to exercise primary supervision over its administration, and one or more United States persons have the authority to control all of its substantial decisions (each, a "US Holder").

        If a partnership (or other entity that is treated as a partnership for US federal tax purposes) is a beneficial owner of notes, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A beneficial owner of notes that is a partnership, and partners in such a partnership, should consult their tax advisors about the US federal income tax consequences of holding and disposing of the notes.

        An individual may, subject to certain exceptions, be deemed to be a resident of the United States for US federal income tax purposes by reason of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year).

        This discussion is based on interpretations of the Internal Revenue Code of 1986, as amended (the "Code"), regulations issued thereunder, and rulings and decisions currently in effect (or in some cases proposed), all of which are subject to change. Any such change may be applied retroactively and may adversely affect the federal income tax consequences described herein. This summary addresses only US Holders that purchase notes at initial issuance and beneficially own such notes as capital assets and not as part of a "straddle," "hedge," "synthetic security" or a "conversion transaction" for federal income tax purposes, or as part of some other integrated investment. This summary does not discuss all of the tax consequences that may be relevant to particular investors or to investors subject to special treatment under the federal income tax laws (such as S corporations, banks, thrifts, other financial institutions, insurance companies, mutual funds, small business investment companies, tax-exempt organizations, retirement plans, real estate investment trusts, regulated investment companies, securities dealers or brokers, traders in securities electing mark to market treatment, investors whose functional currency is not the US dollar, persons subject to the alternative minimum tax, and former citizens or residents of the United States), and this summary does not discuss the tax consequences under the laws of any foreign, state or local taxing jurisdictions. Accordingly, prospective investors are urged to consult their tax advisors with respect to the federal, state and local tax consequences of investing in the notes, as well as any consequences arising under the laws of any other taxing jurisdiction to which they may be subject.

        The applicable pricing supplement may contain a further discussion of the special US federal income tax consequences applicable to certain notes, including notes that may be convertible into or exercisable or exchangeable for our common or preferred stock or depositary shares or for securities, or cash representing the value of securities, of an entity unaffiliated with us, a basket of securities, or an index or indices of these securities, notes that are "contingent payment debt instruments" (as described below), notes that are renewable or extendible, currency or other indexed notes, and amortizing notes.

Payments of Interest

        Except as described below, interest on a note will be taxable to a US Holder as ordinary interest income at the time it accrues or is received in accordance with the US Holder's normal method of accounting for tax purposes. Special rules governing the treatment of notes issued at an original issue discount are described under "Original Issue Discount," below.

Original Issue Discount

        The following is a summary of the principal US federal income tax consequences of the ownership of notes having original issue discount ("OID") and a term of more than one year. The US federal income tax treatment of the notes with a term of one year or less is summarized below under "Short-Term Notes."

        A note will have OID for US federal income tax purposes if its "issue price" is less than its "stated redemption price at maturity" by more than a de minimis amount, as discussed below.

        The issue price of a note generally is the first price at which a substantial amount of the "issue" of the notes is sold to the public for money (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), excluding pre-issuance accrued discount (as discussed below under "Pre-Issuance Accrued Interest").

        The stated redemption price at maturity of a note generally is the total amount of all payments provided by the note other than "qualified stated interest" payments.

        Qualified stated interest generally is stated interest that is "unconditionally payable" in cash or property (other than debt instruments of the issuer) at least annually either at a single fixed rate, or a "qualifying variable rate" (as described below). Qualified stated interest is taxable to a US Holder when accrued or received in accordance with the US Holder's normal method of tax accounting.

        Interest is considered unconditionally payable only if reasonable legal remedies exist to compel timely payment or the note otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment within a reasonable grace period) or non-payment a remote contingency. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between stated interest payments. Thus, if the interval between payments varies during the term of the instrument, the value of the fixed rate on which payment is based generally must be adjusted to reflect a compounding assumption consistent with the length of the interval preceding the payment.

        Notes having "de minimis OID" generally will be treated as not having OID unless a US Holder elects to treat all interest on the note as OID. See "—Election to Treat All Interest as Original Issue Discount (Constant Yield Method Election)." A note will be considered to have de minimis OID if the difference between its stated redemption price at maturity and its issue price is less than the product of 1/4 of 1 percent of the stated redemption price at maturity and the number of complete years from the issue date to maturity (or the weighted average maturity in the case of a note that provides for payment of an amount other than qualified stated interest before maturity).

        US Holders of notes having OID will be required to include OID in gross income for US federal income tax purposes as it accrues (regardless of the US Holder's method of accounting), which may be in advance of receipt of the cash attributable to such income. OID accrues under the constant yield method, based on a compounded yield to maturity, as described below. Accordingly, US Holders of notes having OID will generally be required to include in income increasingly greater amounts of OID in successive accrual periods.

        The annual amount of OID includible in income by the initial US Holder of a note having OID will equal the sum of the "daily portions" of the OID with respect to the note for each day on which the US Holder held the note during the taxable year. Generally, the daily portions of OID are determined by allocating to each day in an "accrual period" the ratable portion of OID allocable to the accrual period. The term accrual period means an interval of time with respect to which the accrual of OID is measured, and which may vary in length over the term of the note provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on either the first or last day of an accrual period.

        The amount of OID allocable to an accrual period will be the excess of:

  •
  the product of the "adjusted issue price" of the note at the commencement of the accrual period and its "yield to maturity" over

  •
  the amount of any qualified stated interest payments allocable to the accrual period.

        The adjusted issue price of a note at the beginning of the first accrual period is its issue price and, on any day thereafter, it is the sum of the issue price and the amount of OID previously includible in the gross income of the US Holder (without regard to any "acquisition premium" as described below), reduced by the amount of any payment other than a payment of qualified stated interest previously made on the note. If an interval between payments of qualified stated interest contains more than one accrual period, the amount of qualified stated interest that is payable at the end of the interval (including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval) is allocated on a pro-rata basis to each accrual period in the interval, and the adjusted issue price at the beginning of each accrual period in the interval is increased by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but is not payable until the end of the interval. The yield to maturity of a note is the yield to maturity computed on the basis of compounding at the end of each accrual period properly adjusted for the length of the particular accrual period. If all accrual periods are of equal length except for a shorter initial and/or final accrual period(s), the amount of OID allocable to the initial period may be computed using any reasonable method; however, the OID allocable to the final accrual period will always be the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price at the beginning of the final accrual period.

Pre-Issuance Accrued Interest

        If (i) a portion of the initial purchase price of a note is attributable to pre-issuance accrued interest, (ii) the first stated interest payment on the note is to be made within one year of the note's issue date, and (iii) the payment will equal or exceed the amount of pre-issuance accrued interest, then the US Holder may compute the issue price of the note by subtracting the amount of the pre-issuance accrued interest. In that event, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on the note.

Alternative Payment Schedules

        If a note (i) provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies relating to payments of interest or of principal (other than a "remote" or "incidental" contingency), (ii) the timing and amount of the payments that comprise each payment schedule are known as of the issue date and (iii) one of such schedules is significantly more likely than not to occur, then the yield and maturity of the note are generally determined by assuming that the payments will be made according to that payment schedule. If there is no single payment schedule that is significantly more likely than not to occur (other than because of a mandatory sinking fund), the note may be subject to the rules described below under "—Contingent Payment Debt Instruments" and in the applicable pricing supplement.

        If a note provides for alternative payment schedules, the determination of whether the note provides for qualified stated interest is made by analyzing each alternative payment schedule as if each schedule were the note's sole payment schedule. The note will provide for qualified stated interest to the extent of the lowest fixed rate at which qualified stated interest would be payable under any of the alternative payment schedules.

Call and Put Options

        For purposes of calculating the yield and maturity of a note subject to a call option held by us, in general, the option is presumed exercised if the yield on the note would be less than it would be if the option were not exercised, and a put option held by a US Holder is presumed exercised if the yield on the note would be more, than it would be if the option were not exercised. The effect of this rule generally may accelerate or defer the inclusion of OID in the income of a US Holder whose note is subject to a put option or a call option, as compared to a note that does not have such an option. If any option that is presumed to be exercised is not in fact exercised, the note is treated as reissued solely for purposes of the OID rules on the date of presumed exercise for an amount equal to its adjusted issue price on that date. The deemed reissuance will have the effect of redetermining the note's yield and maturity for OID purposes and any related subsequent accruals of OID.

Variable Rate Debt Instruments

        A note that qualifies as a "variable rate debt instrument" will be subject to the rules described below and will not be treated as a "contingent payment debt instrument" described in the following section. A note will be treated as a variable rate debt instrument if:

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  the issue price of the note does not exceed the total amount of noncontingent principal payments by more than the product of such principal payments and the lesser of (i) 15 percent or (ii) the product of 1.5 percent and the number of complete years in the debt instrument's term (or its weighted average maturity in the case of an installment obligation), and

  •
  the note does not provide for any stated interest other than stated interest paid or compounded at least annually at a qualifying variable rate which is (i) one or more "qualified floating rates," (ii) a single fixed rate and one or more qualified floating rates, (iii) a "single objective rate," or (iv) a single fixed rate and a single objective rate that is a "qualified inverse floating rate."

        For purposes of determining if a note is a variable rate debt instrument, a qualified floating rate is a variable rate whose variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated and is set at a "current rate." A qualified floating rate (or objective rate, as described below) must be set at a current value of that rate. A current value is the value of the variable rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that day.

        A multiple of a qualified floating rate is generally not a qualified floating rate, unless it is either:

  •
  a product of a qualified rate times a fixed multiple greater than 0.65 but not more than 1.35, or

  •
  a multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate.

Certain combinations of rates are treated as a single qualified floating rate, including (i) interest stated at a fixed rate for an initial period of one year or less followed by a qualified floating rate if the value of the floating rate at the issue date is intended to approximate the fixed rate, and (ii) two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the note. A combination of these rates is generally treated as a single qualified floating rate if the values of all rates on the issue date are within 0.25 percentage points of each other. A variable rate that is subject to an interest rate cap, floor, governor or similar restriction on rate adjustment is treated as a qualified floating rate only if the restriction is fixed throughout the term of the note, or is not reasonably expected as of the issue date to cause the yield on the note to differ significantly from its expected yield absent the restriction.

        An objective rate is defined as a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information (other than a rate based on information that is within our control (or the control of a party that is related to us) or that is unique to our circumstances (or those of a related party)). The IRS may designate other variable rates that will be treated as objective rates. However, a variable rate is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the note's term will differ significantly from the average value of such rate during the final half of its term. A combination of a fixed rate of stated interest for an initial period of one year or less followed by an objective rate is treated as a single objective rate if the value of the objective rate at the issue date is intended to approximate the fixed rate; such a combination of rates is generally treated as a single objective rate if the objective rate on the issue date does not differ from the fixed rate by more than 0.25 percentage points. An objective rate is a qualified inverse floating rate if it is equal to a fixed rate reduced by a qualified floating rate, the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate (disregarding permissible rate caps, floors, governors and similar restrictions as those discussed above).

        If a note is a variable rate debt instrument, special rules apply to determine the amount of qualified stated interest and the amount and accrual of any OID. If the note bears interest that is unconditionally payable at least annually at a single qualified floating rate or objective rate, all stated interest is treated as qualified stated interest. The accrual of any OID is determined by assuming the note bears interest at a fixed interest rate equal to the issue date value of the qualified floating rate or qualified inverse floating rate or, in the case of any other objective rate, a fixed internal rate that is equal to the reasonably expected yield for the note. The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period.

        If the note bears interest at a qualifying variable rate other than a single qualified floating rate or objective rate, the amount and accrual of OID generally are determined by (i) determining a fixed rate substitute for each variable rate as described in the preceding paragraph, (ii) determining the amount of qualified stated interest and OID by assuming the note bears interest at such substitute fixed rates and (iii) making appropriate adjustments to the qualified stated interest and OID so determined for actual interest rates under the note. However, if such qualifying variable rate includes a fixed rate, the note is treated for purposes of applying clause (i) of the preceding sentence as if it provided for an assumed qualified floating rate (or qualified inverse floating rate if the actual variable rate is such) that would cause the note to have approximately the same fair market value, and the rate is used in lieu of the fixed rate.

        Notes bearing interest at a variable rate and having a term in excess of one year that do not bear interest at a qualifying variable rate or that have contingent principal payments or an issue price that exceeds the noncontingent principal payments by more than the allowable amount are treated as "contingent payment debt instruments," as described below.

Contingent Payment Debt Instruments

        Notes that provide for one or more contingent payments but that do not qualify as variable rate debt instruments may be treated as contingent payment debt instruments ("CPDIs"). If a CPDI is issued for cash or publicly traded property, OID is determined and accrued under the "noncontingent bond method."

        Under the noncontingent bond method, US Holders of the notes will accrue OID over the term of the note based on the note's "comparable yield." In general the comparable yield of a CPDI is equal to the yield at which the issuer would issue a fixed rate debt instrument with terms and conditions similar to those of the CPDI, including level of subordination, term, timing of payments, and general market conditions. However, if a fixed rate debt instrument with similar terms and conditions is not available, but a similar fixed rate debt instrument of an issuer is traded at a price that reflects a spread above a benchmark rate, the comparable yield is the sum of the benchmark rate on the issue date and the spread.

        In addition to the determination of a comparable yield, the noncontingent bond method requires determination of a schedule of the projected amount of each payment (whether or not contingent) to be made under the CPDI. The projected payment schedule is determined in such a way that the sum of the discounted present value of the projected amounts of all payments, determined using a discount rate equal to the comparable yield, equals the issue price and reasonably reflects the relative expected values of the payments. The projected payment schedule is then determined as of the issue date and remains fixed throughout the term of the CPDI.

        The projected payment schedule is used to determine the US Holder's interest accruals and adjustments, unless the US Holder determines that our projected payment schedule is unreasonable, in which case the US Holder must disclose its own projected payment schedule in connection with its federal income tax return and the reason(s) why it is not using our projected payment schedule.

        The projected payment schedule includes all noncontingent payments as well as a projected amount for each contingent payment. Appropriate adjustments are made to account for any difference between the projected amount of a contingent payment and the actual amount of the payment. The projected amounts are, in effect, treated as fixed, and interest accrual is required based on these projected amounts whether or not the amount of any payment is fixed or determinable in the taxable year. Thus, the noncontingent bond method may result in recognition of income prior to the receipt of cash.

        A US Holder's basis in a CPDI is increased by the projected contingent payments accrued by the holder under the projected payment schedule (as determined without regard to adjustments made to reflect differences between actual and projected payments) and reduced by the amount of any non-contingent payments and the projected amount of any contingent payments previously made. Gain on the sale, exchange, or retirement of a CPDI generally would be treated as ordinary income. Losses, on the other hand, would be treated as ordinary only to the extent of the holder's prior net interest inclusions (reduced by the total net negative adjustments previously allowed to the holder as an ordinary loss) and capital to the extent in excess thereof.

        The pricing supplement applicable to any note that is treated as a CPDI will describe the material US federal income tax consequences of the ownership of the note. Prospective investors should consult their own tax advisors with respect to the application of the CPDI provisions to notes.

Short-Term Notes

        A note that has a maturity of one year or less from the date of its issuance is a "short-term note." In general, an individual or other cash method US Holder of a short-term note is not required to accrue OID for US federal income tax purposes unless the US Holder elects to do so. This election applies to all short-term notes acquired by the US Holder during the first taxable year for which the election is made, and all subsequent taxable years of the US Holder, unless the IRS consents to a revocation. US Holders that report income for US federal income tax purposes on the accrual method and certain other holders, including banks, common trust funds, holders who hold the short-term notes as part of certain identified hedging transactions, regulated investment companies, certain pass-through entities and dealers in securities, are required to include OID on such short-term notes on a straight-line basis, unless an irrevocable election with respect to any short-term note is made to accrue the OID under the constant yield method based on daily compounding. In the case of a US Holder that is not required and does not elect to include OID in income currently, any gain realized on the sale, exchange or retirement of a short-term note is treated as ordinary income to the extent of the OID which had accrued on a straight-line basis (or, if elected, under the constant yield method based on daily compounding) through the date of sale, exchange or retirement. In addition, non-electing US Holders that are not subject to the current inclusion requirement described in this paragraph will be required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry such short-term notes in an amount not exceeding the deferred interest income, until the deferred interest income is realized.

        For purposes of determining the amount of OID subject to these rules, all interest payments on a short-term note, including stated interest, are included in the short-term note's stated redemption price at maturity.

Market Discount and Premium

        If a US Holder purchases a note, other than a short-term note, for an amount that is less than its stated redemption price at maturity or, in the case of a note having OID, less than its revised issue price (which is the sum of the issue price of the note and the aggregate amount of the OID previously includible in the gross income of any holder (without regard to any acquisition premium)), the amount of the difference generally will be treated as market discount for US federal income tax purposes. (It is possible that a US Holder may purchase a note at original issuance for an amount that is different than its issue price.) The amount of any market discount generally will be treated as de minimis and disregarded if it is less than the product of 0.25 percent of the stated redemption price at maturity of the note and the number of complete years to maturity (or weighted average maturity in the case of notes paying any amount other than qualified stated interest prior to maturity).

        Under the market discount rules, a US Holder is required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a note as ordinary income to the extent of any accrued market discount which has not previously been included in income. If the note is disposed of in a nontaxable transaction (other than certain specified nonrecognition transactions), accrued market discount will be includible as ordinary income to the US Holder as if the US Holder had sold the note at its then fair market value. In addition, the US Holder may be required to defer, until the maturity of the note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry the note.

        Market discount accrues ratably during the period from the date of acquisition to the maturity of a note, unless the US Holder elects to accrue it under the constant yield method. A US Holder of a note may elect to include market discount in income currently as it accrues (either ratably or under the constant yield method), in which case the rule described above regarding deferral of interest deductions will not apply. The election to include market discount currently applies to all market discount obligations acquired during or after the first taxable year to which the election applies, and may not be revoked without the consent of the IRS. If an election is made to include market discount in income currently, the basis of the note in the hands of the US Holder will be increased by the market discount thereon as it is included in income.

        A US Holder that purchases a note having OID for an amount exceeding its "adjusted issue price" (which is described above under "—Original Issue Discount") and less than or equal to the sum of all remaining amounts payable on the note other than payments of qualified stated interest will be treated as having purchased the note with acquisition premium. The amount of OID that the US Holder must include in gross income with respect to such note will be reduced in the proportion that the excess bears to the OID remaining to be accrued from the date of the note's acquisition through the stated maturity date. Rather than apply the above fraction, a US Holder that, as discussed below, elects to treat all interest as OID would treat the purchase at an acquisition premium as a purchase at an original issuance and calculate OID accruals on a constant yield to maturity.

        A US Holder that acquires a note for an amount that is greater than the sum of all remaining amounts payable on the note other than payments of qualified stated interest will be treated as having purchased the note at a bond premium, and will not be required to include any OID in income. A US Holder generally may elect to amortize bond premium. The election to amortize bond premium must be made with a timely-filed federal income tax return for the first taxable year to which the US Holder wishes the election to apply.

        If bond premium is amortized, the amount of interest that must be included in the US Holder's income for each period ending on an interest payment date or on stated maturity, as the case may be, will be reduced by the portion of bond premium allocable to such period based on the note's yield to maturity (or, in certain circumstances, based on an earlier call date) determined by using the US Holder's basis of the note, compounding at the close of each accrual period. If the bond premium allocable to an accrual period is in excess of qualified stated interest allocable to that period, the excess may be deducted to the extent of prior income inclusions and is then carried to the next accrual period and offsets qualified stated interest in such period. There are also special rules for determining bond premium on variable rate debt instruments and on debt instruments with alternative payment schedules that are not treated as CPDIs. If an election to amortize bond premium is not made, a US Holder must include the full amount of each interest payment in income in accordance with its regular method of accounting and will receive a tax benefit from the premium only in computing its gain or loss upon the sale or other disposition or payment of the principal amount of the note.

        An election to amortize bond premium will apply to amortizable bond premium on all notes and other bonds, the interest on which is includible in the US Holder's gross income, held at the beginning of the US Holder's first taxable year to which the election applies or thereafter acquired, and may be revoked only with the consent of the IRS. The election to treat all interest as OID is treated as an election to amortize bond premium. Special rules may apply if a note is subject to a call option prior to maturity at a price in excess of its stated redemption price at maturity.

Election to Treat All Interest as Original Issue Discount (Constant Yield Method Election)

        A US Holder of a note may elect to include in income all interest and discount (including de minimis OID and de minimis market discount), as adjusted by any premium with respect to the note, as OID on a constant yield method, which is described above under "—Original Issue Discount." The election is made for the taxable year in which the US Holder acquired the note, and it may not be revoked without the consent of the IRS. If the election is made with respect to a note having market discount, the US Holder will be deemed to have elected currently to include market discount on a constant yield basis with respect to all debt instruments having market discount acquired during the year of election or thereafter. If the election is made with respect to a note having amortizable bond premium, the US Holder will be deemed to have made an election to amortize premium generally with respect to all debt instruments having amortizable bond premium held by the US Holder during the year of election or thereafter.

Foreign Currency Notes

        The following discussion applies to foreign currency notes that are not denominated in or indexed to a currency that is considered "hyperinflationary," that are not CPDIs and that are not "dual currency notes." Special US tax considerations applicable to obligations that are denominated in or indexed to a hyperinflationary currency, are CPDIs or are dual currency notes that will be discussed in the applicable pricing supplement.

        In general, a US Holder that uses the cash method of accounting and holds a foreign currency note will be required to include in income the US dollar value of the amount of interest income received, whether or not the payment is received in US dollars or converted into US dollars. The US dollar value of the amount of interest received is the amount of foreign currency interest paid, translated into US dollars at the spot rate on the date of receipt. The US Holder will not have exchange gain or loss on the interest payment itself, but may have exchange gain or loss when it disposes of any foreign currency received.

        A US Holder that uses the accrual method of accounting is generally required to include in income the dollar value of interest accrued during the accrual period. Accrual basis US Holders may determine the amount of income recognized with respect to such interest in accordance with either of two methods. Under the first method, the dollar value of accrued interest is translated at the average rate for the interest accrual period (or, with respect to an accrual period that spans two taxable years, the partial period within the taxable year). For this purpose, the average rate is the simple average of spot rates of exchange for each business day of such period or other average exchange rate for the period reasonably derived and consistently applied by the US Holder. Under the second method, a US Holder can elect to accrue interest at the spot rate on the last day of the interest accrual period (in the case of a partial accrual period, the last day of the taxable year) or, if the last day of an interest accrual period is within five business days of the receipt, the spot rate on the date of receipt. Any such election will apply to all debt instruments held by the US Holder and will be irrevocable without the consent of the IRS. An accrual basis US Holder will recognize exchange gain or loss, as the case may be, on the receipt of a foreign currency interest payment if the exchange rate on the date payment is received differs from the rate applicable to the previous accrual of that interest income. The foreign currency gain or loss will generally be treated as US source ordinary income or loss.

        OID on a foreign currency note is determined in the foreign currency and is translated into US dollars in the same manner that an accrual basis US Holder accrues stated interest. Exchange gain or loss is determined when OID is considered paid to the extent the exchange rate on the date of payment differs from the exchange rate at which the OID was accrued.

        The amount of market discount on a foreign currency note includible in income will generally be determined by computing the market discount in the foreign currency and translating that amount into dollars at the spot rate on the date the foreign currency note is retired or otherwise disposed of. If the US Holder accrues market discount currently, the amount of market discount which accrues during any accrual period is determined in the foreign currency and translated into US dollars on the basis of the average exchange rate in effect during the accrual period. Exchange gain or loss may be recognized to the extent that the rate of exchange on the date of the retirement or disposition of the note differs from the exchange rate at which the market discount was accrued.

        Amortizable bond premium on a foreign currency note is computed in units of foreign currency and, if the US Holder elects, will reduce interest income in units of foreign currency. At the time amortized bond premium offsets interest income (i.e., the last day of the tax year in which the election is made and the last day of each subsequent tax year), exchange gain or loss with respect to amortized bond premium is recognized and is measured by the difference between exchange rates at that time and at the time of the acquisition of the note.

        With respect to the sale, exchange, retirement or other disposition of a note denominated in a foreign currency, the foreign currency amount realized will be considered to be first, the payment of accrued but unpaid interest (on which exchange gain or loss is recognized as described above); second, accrued but unpaid OID (on which exchange gain or loss is recognized as described above); and, finally, as receipt of principal. With respect to principal, exchange gain or loss is equal to the difference between (i) the foreign currency principal amount translated on the date the payment is received or the date of disposition, and (ii) the foreign currency principal amount translated on the date the note was acquired, or deemed acquired. Exchange gain or loss computed on accrued interest, OID, market discount and principal is realized, however, only to the extent of total gain or loss on the transaction. The conversion of US dollars into a foreign currency and the immediate use of that currency to purchase a foreign currency note generally will not result in a taxable gain or loss for a US Holder.

Sale, Exchange, Redemption or Repayment of the Notes

        Upon the disposition of a note by sale, exchange, redemption, or repayment of principal at maturity, a US Holder will generally recognize taxable gain or loss equal to the difference between (i) the amount realized on the disposition (other than amounts attributable to accrued interest) and (ii) the US Holder's adjusted tax basis in the note. A US Holder's adjusted tax basis in a note generally will equal the cost of the note (net of accrued interest) to the US Holder, increased by amounts includible in income as OID or market discount (if the holder elects to include market discount in income on a current basis) and reduced by any amortized bond premium and any payments (other than payments of qualified stated interest) made on such note.

        Because the note is held as a capital asset, such gain or loss (except to the extent that the market discount rules or the rules relating to short-term notes otherwise provide) will generally constitute capital gain or loss. Capital gains of individual taxpayers from the sale, exchange, or other disposition of a note held for more than one year may be eligible for reduced rates of taxation. The deductibility of a capital loss realized on the sale, exchange, or other disposition of a note is subject to limitations.

Disclosure Requirements for US Holders Experiencing Significant Book-Tax Differences

        A US Holder that reports any item or items of income, gain, expense, or loss in respect of a note for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million on a gross basis in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisors concerning any possible disclosure obligation with respect to the notes and penalty that may apply upon the failure to comply with such an obligation.

Tax Treatment of Non-US Holders

        As used in this discussion, the term "Non-US Holder" means a beneficial owner of a note that is, for US federal income tax purposes:

  •
  a nonresident alien individual,

  •
  a foreign corporation,

  •
  a foreign partnership,

  •
  an estate whose income is not subject to US federal income tax on a net income basis, or

  •
  a trust if no court within the United States is able to exercise primary jurisdiction over its administration or if no United States persons have the authority to control all of its substantial decisions.

        Payments on the notes to Non-US Holders will not be subject to US federal income or withholding tax if the following conditions are satisfied:

  •
  the Non-US Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote,

  •
  the Non-US Holder is not a controlled foreign corporation for US federal income tax purposes that is related to us through actual or constructive ownership,

  •
  the Non-US Holder is not a bank receiving interest on a loan made in the ordinary course of its trade or business,

  •
  interest payable on the notes is not determined by reference to any receipts, sales or other cash flow, income or profits, change in the value of any property of, or any dividend or similar payment made by us or a person related to us, within the meaning of Code section 871(h)(4)(A), and

  •
  the payments are not effectively connected with a trade or business conducted by the Non-US Holder in the United States and either (a) the Non-US Holder provides a correct, complete and executed IRS Form W-8BEN, Form W-8EXP or Form W-8IMY (or successor form) with all of the attachments required by the IRS, or (b) the Non-US Holder holds its note through a qualified intermediary (generally a foreign financial institution or clearing organization or a non-US branch or office of a US financial institution or clearing organization that is a party to a withholding agreement with the IRS) which has provided to us an IRS Form W-8IMY stating that it is a qualified intermediary and has received documentation upon which it can rely to treat the payment as made to a foreign person.

        If any of these exceptions apply, interest (including OID) on the notes will be subject to a 30% withholding tax when paid, unless an income tax treaty reduces or eliminates the tax or the interest is effectively connected with the conduct of a US trade or business and the Non-US Holder provides a correct, complete and executed IRS Form W-8ECI.

        In general, gain realized on the sale, exchange or retirement of the notes by a Non-US Holder will not be subject to US federal income tax, unless:

  •
  the gain with respect to the notes is effectively connected with a trade or business conducted by the Non-US Holder in the United States, or

  •
  the Non-US Holder is a nonresident alien individual who holds the notes as a capital asset and is present in the United States for more than 182 days in the taxable year of the sale and certain other conditions are satisfied.

        A note held by an individual who at death is a Non-US Holder will not be includible in the Non-US Holder's gross estate for US federal estate tax purposes if payments on the notes to the Non-US Holder would not have been subject to US federal income or withholding tax at the time of death under the tests described above.

Information Reporting and Backup Withholding

        Information reporting will apply to certain payments on a note (including interest and OID) and proceeds of the sale of a note held by a US Holder that is not an exempt recipient (such as a corporation). Backup withholding may apply to payments made to a US Holder if (a) the US Holder has failed to provide its correct taxpayer identification number on IRS Form W-9, (b) we have been notified by the IRS of an underreporting by the US Holder (underreporting generally refers to a determination by the IRS that a payee has failed to include in income on its tax return any reportable dividend and interest payments required to be shown on a tax return for a taxable year), or (c) we have been notified by the IRS that the tax identification number provided to the IRS on an information return does not match IRS records or that the number was not on the information return.

        Backup withholding and nonresident alien withholding will not be required with respect to interest paid to Non-US Holders, so long as we have received from the Non-US Holder a correct and complete IRS Form W-8BEN, W-8ECI, W-8EXP or Form W-8IMY with all of the attachments required by the IRS. Interest paid to a Non-US Holder will be reported on IRS Form 1042-S which is filed with the IRS and sent to Non-US Holders.

        Information reporting and backup withholding may apply to the proceeds of a sale of a note by a Non-US Holder made within the United States or conducted through certain US related financial intermediaries, unless we receive one of the tax forms described above.

        Backup withholding is not an additional tax and may be refunded (or credited against your US federal income tax liability, if any). The information reporting requirements may apply regardless of whether withholding is required. For Non-US Holders, copies of the information returns reporting such interest and withholding also may be made available to the tax authorities in the country in which a Non-US Holder is a resident under the provisions of an applicable income tax treaty or agreement.

        The preceding discussion is only a summary of certain of the tax implications of an investment in notes. Prospective investors are urged to consult with their own tax advisors prior to investing to determine the tax implications of such investment in light of each such investor's particular circumstances.

SUPPLEMENTAL PLAN OF DISTRIBUTION

        We are offering the notes on a continuing basis through agents. Any agent may sell notes to dealers at a concession not in excess of the discount it received from us. We also may sell the notes:

  (a)
  directly to purchasers on our own behalf; or

  (b)
  through any agent as principal, either at a discount from their principal amount to be agreed on at the time of sale or at 100% of their principal amount, for resale to one or more investors and other purchasers at different prices to be determined by the agent at the time of resale, which may be greater or lesser than the purchase price for those notes paid by the agent.

        We will have the sole right to accept offers to purchase notes and may reject any proposed purchase of the notes in whole or part. Each agent will have the right, in its reasonably exercised discretion, to reject any offer to purchase the notes it receives in whole or in part. We will pay each agent a commission, in the form of a discount, ranging from .125% to .750% of the price offered to the public of the notes, depending on maturity, sold through that agent. Any agent may agree with us to accept a commission other than one based on maturity, in which case the commission will be set forth in the applicable pricing supplement. We and Bear, Stearns & Co. Inc., as the agent, have entered into a distribution agreement dates as of June 19, 2003, as amended, with respect to the notes. Pursuant to the terms of the distribution agreement, the agent has agreed to use its reasonable best efforts to solicit orders to purchase notes. We may also appoint additional agents to solicit offers to purchase the notes, who will enter into the above distribution agreement. Any other agents will be named in the applicable pricing supplement and any solicitation and sale of notes through those agents will be on the same terms and conditions to which the agent has agreed. The other agents or dealers through which we or the agent may sell notes may be our affiliates or customers and may engage in transactions with and perform services for us in the ordinary course of business. We also may pay fees and other amounts to an agent or an affiliate of an agent in connection with certain transactions that we enter into in connection with certain issuances of the notes, which might exceed the agent's discount.

        Unless the applicable pricing supplement indicates otherwise, payment of the purchase price shall be made in funds that are immediately available in New York City.

        The agents may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended. We have agreed to indemnify the agents against or to make contributions relating to certain civil liabilities, including liabilities under the Securities Act. We have agreed to reimburse the agents for certain expenses.

        Following the initial distribution of notes, the agent or other affiliates of The Bear Stearns Companies Inc. may use this prospectus supplement in connection with offers and sales associated with market-making transactions in the notes. Each agent may act as principal or agent in the market-making transactions. The offers and sales will be made at prices that relate to prevailing prices at the time.

        Any agents offering notes will not confirm sales to any accounts over which they exercise discretionary authority without the prior approval of the customer.

        Because Bear, Stearns & Co. Inc. is our wholly-owned subsidiary, each distribution of the notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules. The maximum commission or discount received by any NASD member or independent broker-dealer participating in a distribution of the notes will not be greater than eight percent of the aggregate principal amount of the offering of the notes in which such NASD member or independent broker-dealer participates.

VALIDITY OF THE NOTES

        The validity of the notes will be passed on for us by Cadwalader, Wickersham & Taft LLP, New York, New York.

GLOSSARY

        Set forth below are definitions of some of the terms used in this prospectus supplement.

        "Business Day" means any day that (a) is not a Saturday or Sunday, (b) in New York, New York, is not a day on which banking institutions generally are authorized or required by law or executive order to close, and (c) if the interest rate formula basis is LIBOR, is also a London Banking Day.

        "Calculation Agent" means the person chosen by us to perform the duties related to interest rate calculations and resets for the floating rate notes.

        "Calculation Date" means, with regard to an Interest Determination Date, the earlier of (i) the 10th calendar day after the Interest Determination Date or if that day is not a Business Day, the next Business Day or (ii) the Business Day before the applicable interest payment date, maturity date, redemption date or repayment date.

        "Exchange Rate Agent" means JPMorgan Chase Bank, N.A. (formerly, The Chase Manhattan Bank), unless otherwise specified in the applicable pricing supplement.

        "H.15(519)" means the weekly statistical release entitled "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System.

        "Index Maturity" means the period to maturity of the instrument or obligation on which the interest rate formula is based, as specified in the applicable pricing supplement.

        "London Banking Day" means any day on which dealings or deposits in US dollars are transacted in the London interbank market.

        "Money Market Yield" means the yield, expressed as a percentage, calculated in accordance with the following formula:

Money Market Yield =	D × 360 360-(D × M)	× 100

where "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

        "Paying Agent" means JPMorgan Chase Bank, N.A. (formerly, The Chase Manhattan Bank), unless otherwise specified in the applicable pricing supplement.

        "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

        "Reuters Screen NYMF Page" means the display designated as page "NYMF" on the Reuters Monitor Money Rates Service (or such other page as may replace the NYMF page on that service for the purpose of displaying prime rates or base lending rates of major US banks).

        "Telerate Page 3750" means the display designated as page "3750" on the Telerate Service (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for US dollar deposits).

PROSPECTUS

The Bear Stearns Companies Inc.

Debt Securities
Warrants
Preferred Stock
Depositary Shares

By this prospectus, we intend to offer at one or more times—
Debt Securities Warrants to Purchase Debt Securities Preferred Stock Depositary Shares
in one or more series with an aggregate initial public offering price of up to $12,410,781,162 (as described in the applicable prospectus supplement).

We will provide the specific terms of these securities in supplements to this pro- spectus. You should read this prospectus and any supplements carefully before you invest in the securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

        We may use this prospectus in the initial sale of these securities. In addition, Bear, Stearns & Co. Inc. or any of our other affiliates may use this prospectus in a market-making transaction in any of these or similar securities after their initial sale. Unless we or our agent inform the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Bear, Stearns & Co. Inc.

Prospectus dated February 2, 2005.

        The information contained in this prospectus is not complete and may be changed. You should only rely on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have not authorized anyone else to provide you with different information. These securities are not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate as of any date other than the date on the front of those documents.

WHERE YOU CAN FIND MORE INFORMATION

        We file current, annual and quarterly reports, proxy statements and other information required by the Securities Exchange Act of 1934, as amended, with the SEC. You may read and copy any document we file at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our SEC filings are also available to the public from the SEC's Internet site at http://www.sec.gov. Copies of these reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

        Our website is http://www.bearstearns.com. We make available free of charge on our website, via a link to the SEC's internet site at http://www.sec.gov, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and Forms 3, 4 and 5 filed on behalf of directors and executive officers and any amendments to those reports filed or furnished pursuant to the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

        In addition, we currently make available on http://www.bearstearns.com our most recent annual report on Form 10-K, our quarterly reports on Form 10-Q for the current fiscal year and our most recent proxy statement, although in some cases these documents are not available on our website as soon as they are available on the SEC's internet site. You will need to have on your computer the Adobe Acrobat Reader software to view these documents, which are in the .PDF format.

        We have filed with the SEC a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the securities. This prospectus, which constitutes a part of that Registration Statement, does not include all the information contained in that Registration Statement and its exhibits. For further information with respect to the securities, you should consult the Registration Statement and its exhibits.

        Statements contained in this prospectus concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC. The Registration Statement and any of its amendments, including exhibits filed as a part of the Registration Statement or an amendment to the Registration Statement, are available for inspection and copying through the entities listed above.

        The SEC allows us to "incorporate by reference" the information that we file with them, which means that we can disclose important information to you by referring you to the other information we have filed with the SEC. The information that we incorporate by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

        The following documents filed by us with the SEC pursuant to Section 13 of the Exchange Act (File No. 1-8989) and any future filings under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act made before the termination of the offering are incorporated by reference:

          (1)   the Annual Report on Form 10-K (including the portions of the Company's Annual Report to Stockholders and Proxy Statement incorporated by reference therein) for the fiscal year ended November 30, 2003;

          (2)   the Quarterly Reports on Form 10-Q for the fiscal quarters ended February 29, 2004, May 31, 2004 and August 31, 2004; and

          (3)   the Current Reports on Form 8-K dated December 15, 2003, December 17, 2003, December 17, 2003, January 7, 2004, January 21, 2004, March 3, 2004, March 17, 2004, March 18, 2004, March 18, 2004, April 1, 2004, May 25, 2004, June 15, 2004, June 16, 2004, June 16, 2004, September 7, 2004, September 22, 2004, September 22, 2004, September 22, 2004, September 27, 2004, October 29, 2004, November 4, 2004, November 18, 2004, November 29, 2004, December 21, 2004, December 28, 2004, January 5, 2005, January 6, 2005, January 20, 2005 and January 25, 2005.

        We will provide to you without charge, a copy of any or all documents incorporated by reference into this prospectus except the exhibits to those documents (unless they are specifically incorporated by reference in those documents). You may request copies by writing or telephoning us at our Investor Relations Department, The Bear Stearns Companies Inc., 383 Madison Avenue, New York, New York 10179; telephone number (212) 272-2000.

THE BEAR STEARNS COMPANIES INC.

        We are a holding company that, through our broker-dealer and international bank subsidiaries, principally Bear, Stearns & Co. Inc. ("Bear Stearns"), Bear, Stearns Securities Corp. ("BSSC"), Bear, Stearns International Limited ("BSIL") and Bear Stearns Bank plc ("BSB"), is a leading investment banking, securities and derivatives trading, clearance and brokerage firm serving corporations, governments, institutional and individual investors worldwide. BSSC, a subsidiary of Bear Stearns, provides professional and correspondent clearing services, in addition to clearing and settling customer transactions and certain of our proprietary transactions. In addition to conducting a substantial portion of our operating activities through certain of our regulated subsidiaries (Bear Stearns, BSSC, BSIL and BSB), we also conduct significant activities through other wholly-owned subsidiaries including: Bear Stearns Global Lending Limited, Custodial Trust Company, Bear Stearns Financial Products Inc., Bear Stearns Capital Markets Inc., EMC Mortgage Corporation, Bear Stearns Commercial Mortgage Inc., Bear Stearns Credit Products Inc. and Bear Stearns Forex Inc.

        Our business includes:

  •
  market-making and trading in US government, government agency, corporate debt and equity, mortgage-related, asset-backed, municipal securities and high yield products;

  •
  trading in options, futures, foreign currencies, interest rate swaps and other derivative products;

  •
  securities, options and futures brokerage;

  •
  providing securities clearance services;

  •
  managing equity and fixed income assets for institutional and individual clients;

  •
  financing customer activities;

  •
  securities lending;

  •
  securities and futures arbitrage;

  •
  involvement in specialist activities on the New York Stock Exchange, American Stock Exchange and International Securities Exchange ("ISE");

  •
  underwriting and distributing securities;

  •
  arranging for the private placement of securities;

  •
  assisting in mergers, acquisitions, restructurings and leveraged transactions;

  •
  making principal investments in leveraged acquisitions;

  •
  engaging in commercial real estate activities;

  •
  investment management and advisory services; and

  •
  fiduciary, custody, agency and securities research services.

        Our business is conducted:

  •
  from our principal offices in New York City;

  •
  from domestic regional offices in Atlanta, Boston, Chicago, Dallas, Denver, Los Angeles, San Francisco and San Juan;

  •
  from representative offices in Beijing, Herzliya, Hong Kong, Sao Paulo and Shanghai;

  •
  through international offices in Dublin, Hong Kong, London, Lugano, Milan, Singapore and Tokyo; and

  •
  through joint ventures with other firms in Belgium, Greece, Spain and Sweden.

        Our international offices provide services and engage in investment activities involving foreign clients and international transactions. Additionally, certain of these foreign offices provide services to US clients.

        Bear Stearns and BSSC are broker-dealers and investment advisers registered with the SEC. Bear Stearns and/or BSSC are also members of the NYSE, all other principal US securities and futures exchanges, the National Association of Securities Dealers, Inc. ("NASD"), the Commodity Futures Trading Commission, the National Futures Association and the ISE. Bear Stearns is a "primary dealer" in US government securities as designated by the Federal Reserve Bank of New York.

        BSIL is a full service broker-dealer based in London and among other European exchanges, is a member of Eurex Deutschland, the International Petroleum Exchange, Euronext Liffe, Euronext Paris and NASDAQ Europe. BSIL is supervised by and is regulated in accordance with the rules of the Financial Services Authority.

        BSB is an Ireland-based bank, which was registered in 1996 and subsequently granted a banking license on April 10, 1997 under the Irish Central Bank Act, 1971. BSB allows our existing and prospective clients the opportunity of dealing with a banking counterparty.

        Bear Stearns Global Lending Limited ("BSGL") provides loans to certain Bear Stearns customers. BSGL is incorporated in the Cayman Islands.

        Custodial Trust Company ("CTC"), an FDIC insured New Jersey State chartered bank, offers a range of trust, lending and securities-clearance services. CTC provides us with banking powers including access to the securities and funds-wire services of the Federal Reserve System. CTC provides trust, custody, agency and securities lending services for institutional accounts; commercial and margin lending; the clearance of government securities for institutions and dealers; and the processing of mortgage and mortgage-related products, including derivatives and collateralized mortgage obligations products. At November 30, 2004, CTC held approximately $81 billion of assets for clients, including institutional clients such as pension funds, mutual funds, endowment funds and insurance companies.

        Bear Stearns Financial Products Inc. ("BSFP") transacts business as a triple-A-rated counterparty to eligible clients, offering a wide range of fixed income and equity derivative products. Eligible clients are those rated A3 or better by Moody's Investors Service, Inc. and A- or better by Standard & Poor's Ratings Services or counterparties acceptable to both rating agencies. BSFP transfers its market risk associated with derivative transactions to Bear Stearns Capital Markets Inc., an affiliate of BSFP and one of our wholly-owned subsidiaries. BSFP is incorporated in the State of Delaware.

        Bear Stearns Capital Markets Inc. ("BSCM") is engaged in fixed income derivatives transactions and hedges associated therewith. BSCM is incorporated in the State of Delaware.

        EMC Mortgage Corporation ("EMC"), is a HUD and Freddie MAC approved lender based in Irving, Texas. EMC purchases both conforming and non-conforming, investment-grade and non-investment grade, conventional fixed rate and adjustable rate residential mortgage loans with servicing released or retained and sells such loans to investors. EMC also purchases and sells residual certificates and mortgage servicing rights. In addition, through a subsidiary, EMC may originate commercial construction loans through approved brokers.

        Bear Stearns Commercial Mortgage Inc. activities benefit mortgage customers by providing a source for owners of property to finance commercial, multifamily, and manufactured housing community properties, including the placement of these loans through mortgage bankers in the states in which it is duly licensed or exempted.

        Bear Stearns Credit Products Inc. ("BSCPI") is engaged in credit derivatives transactions and hedges associated therewith. BSCPI is incorporated in the State of Delaware.

        Bear Stearns Forex Inc. ("BSFX") is a foreign exchange dealer engaged in foreign currency transactions and hedges associated therewith. BSFX is incorporated in the State of Delaware.

        We are incorporated in the State of Delaware. Our principal executive office is located at 383 Madison, New York, New York 10179, USA, and our telephone number is (212) 272-2000. Our internet address is http://www.bearstearns.com. In this prospectus, the terms "Company," "we," "us" and "our" refer only to The Bear Stearns Companies Inc. excluding its consolidated subsidiaries.

USE OF PROCEEDS

        Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, which may include additions to working capital, the repayment of short-term and long-term debt and investments in, or extensions of credit to, subsidiaries. Pending such uses, the net proceeds may be temporarily invested in short-term obligations.

RATIO INFORMATION

        The ratio of earnings to fixed charges was calculated by dividing the sum of the fixed charges into the sum of the earnings before taxes and fixed charges. The ratio of earnings to combined fixed charges and preferred dividends was calculated by dividing the sum of fixed charges and preferred dividends into the sum of earnings before taxes and fixed charges. Fixed charges for purposes of the ratios consist of interest expense and certain other expenses. Preferred dividends represent the pre-tax earnings necessary to cover the dividends on our preferred stock, assuming such earnings are taxed at our consolidated effective tax rate.

        The table below presents the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred dividends for the fiscal years ended November 30, 2004, 2003, 2002, 2001 and 2000.

	Fiscal Year Ended November 30,
	2004	2003	2002	2001	2000
Ratio of earnings to fixed charges	2.2	2.2	1.7	1.2	1.2
Ratio of earnings to combined fixed charges and preferred dividends	2.2	2.2	1.7	1.2	1.2

DESCRIPTION OF DEBT SECURITIES

        This section describes certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of any debt securities offered by a prospectus supplement and the extent to which these general terms and provisions will not apply to the particular series of debt securities being offered, will be described in the prospectus supplement relating to that particular series of debt securities.

        We will issue the debt securities under the Indenture, dated as of May 31, 1991, as amended (the "Indenture"), between us and JPMorgan Chase Bank, N.A. (formerly, The Chase Manhattan Bank), as trustee (the "Trustee").

        The terms of the debt securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. We have filed a copy of the Indenture as an exhibit to the Registration Statement of which this prospectus forms a part. A copy of the Indenture is available as described under "Where You Can Find More Information."

        This section, along with the description in the applicable prospectus supplement, is a summary of the material provisions of the Indenture and is not complete. It does not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not these descriptions, defines your rights as a holder of debt securities.

General

        We may offer debt securities for an aggregate principal amount of up to $12,410,781,162 under this prospectus. As of the date of this prospectus, we have issued approximately $92,455,416,650 aggregate principal amount of debt securities under the Indenture, of which $23,616,093,000 is outstanding. The Indenture permits us to:

  •
  issue debt securities at various times in one or more series;

  •
  issue an unlimited principal amount of debt securities;

  •
  provide for the issuance of other debt securities under the Indenture other than those authorized on the date of this prospectus at various times and without your consent; and

  •
  "reopen" a previous issue of a series of debt securities and issue additional debt securities of the series.

        Each prospectus supplement will describe the terms of any debt securities we issue, which may include the following:

  •
  the title and type of the debt securities;

  •
  the total principal amount of the debt securities;

  •
  the minimum denominations;

  •
  the percentage of the stated principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

  •
  the person to whom interest is payable, if other than the owner of the debt securities;

  •
  the maturity date or dates;

  •
  the interest rate or rates, which may be fixed or variable, and the method used to calculate that interest;

  •
  any index used to determine the amounts of any payments on the debt securities and the manner in which those amounts will be determined;

  •
  the interest payment dates, the regular record dates for the interest payment dates, and the date interest will begin to accrue;

  •
  the place or places where payments on the debt securities may be made and the place or places where the debt securities may be presented for registration of transfer or exchange;

  •
  any date or dates after which the debt securities may be redeemed, repurchased, or repaid in whole or in part at our option or the option of the holder and the periods, prices, terms, and conditions of that redemption, repurchase, or repayment;

  •
  any exchange or conversion features;

  •
  if other than the full principal amount, the portion of the principal amount of the debt securities that will be payable if their maturity is accelerated;

  •
  the currency of principal, any premium, interest, and any other amounts payable on the debt securities, if other than US dollars;

  •
  if the debt securities will be issued in other than book-entry form;

  •
  the identification of or method of selecting any interest rate calculation agents, exchange rate agents, or any other agents for the debt securities;

  •
  any provisions for the discharge of our obligations relating to the debt securities by the deposit of funds or US government obligations;

  •
  any provision relating to the extension or renewal of the maturity date of the debt securities;

  •
  if applicable, the circumstances under which we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes and under which we can redeem the debt securities if we have to pay additional amounts;

  •
  whether the debt securities will be listed on any securities exchange; and

  •
  any other terms of the debt securities, which could be different from those described in this prospectus.

        Unless we provide otherwise in an applicable prospectus supplement, we will issue debt securities only in registered form without coupons in denominations of $1,000 and integral multiples of $1,000, and in bearer form with or without coupons in the denomination of $5,000. If we issue bearer debt securities of a series, we will describe the federal income tax consequences and other special considerations applicable to those bearer debt securities in the prospectus supplement relating to that series.

        Unless we provide otherwise in the applicable prospectus supplement and subject to any limitations in the Indenture, you may transfer or exchange your registered securities at the corporate trust office or agency of the Trustee in the City and State of New York without paying a service charge, other than applicable tax or governmental charges. Bearer debt securities will be transferable by delivery. We will describe the provisions relating to the exchange of bearer debt securities of any series in the prospectus supplement relating to that series.

        If the principal, any premium or interest on the debt securities of any series is payable in a foreign or composite currency, the applicable prospectus supplement will describe any restrictions, elections, federal income tax consequences, specific terms and other information that apply to those debt securities and the currency.

        We may sell one or more series of debt securities at a substantial discount below the stated principal amount, bearing either no interest or interest at a rate that at the time of issuance is below market rate. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities. We will describe the federal income tax consequences and other special considerations applicable to a series in the prospectus supplement relating to that series.

Ranking

        The debt securities will be unsecured and will rank equally with all of our other unsecured and unsubordinated indebtedness. We extend credit to our subsidiaries at various times. Any credit we may extend to our subsidiaries may be subordinated to the claims of unaffiliated creditors of those subsidiaries.

        We are a holding company and depend on the earnings and cash flow of our subsidiaries to meet our obligations under the debt securities. Because the creditors of our subsidiaries generally would have a right to receive payment superior to our right to receive payment from the assets of our subsidiaries, the holders of our debt securities will effectively be subordinated to the creditors of our subsidiaries. If we were to liquidate or reorganize, your right to participate in any distribution of our subsidiaries' assets is necessarily subject to the senior claims of the subsidiaries' creditors. Furthermore, the Exchange Act and the rules of certain exchanges and other regulatory bodies, as well as covenants governing certain indebtedness of our subsidiaries, impose net capital requirements on some of our subsidiaries that limit their ability to pay dividends or make loans and advances to us.

Methods of Receiving Payment on the Debt Securities

        Registered Debt Securities.    Unless we otherwise provide in the applicable prospectus supplement, if the debt securities are in registered form, then the principal, any premium and interest will be payable at the corporate trust office or agency of the Trustee in the City and State of New York.

        Interest payments made before maturity or redemption on registered debt securities may be made:

  •
  at our option, by check mailed to the address of the person entitled to payment; or

  •
  at your option, if you hold at least $10 million in principal amount of registered debt securities, by wire transfer to an account you have designated in writing at least 16 days before the date on which the payment is due.

        Bearer Debt Securities.    Unless we provide otherwise in the applicable prospectus supplement, if the debt securities are in bearer form, then the principal, any premium and interest will be payable at the Trustee's office located outside the United States that is maintained for this purpose. No payment on a bearer debt security will be made by mail to a US address or by wire transfer to an account maintained in the United States, or will otherwise be made inside the United States, unless otherwise provided in the applicable prospectus supplement.

Notices

        Registered Debt Securities.    Unless otherwise provided in the applicable prospectus supplement, any notice given to a holder of a registered debt security will be mailed to the last address of such holder set forth in the applicable security register.

        Bearer Debt Securities.    Any notice given to a holder of a bearer debt security will be published in a daily newspaper of general circulation in the city or cities specified in the prospectus supplement relating to such bearer debt security.

Limitation on Liens

        We may not, and may not permit any of our Restricted Subsidiaries to, issue, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money secured by a pledge of, lien on or security interest in any shares of voting stock of any Restricted Subsidiary without effectively providing that the securities issued under the Indenture, including the debt securities, will be secured equally and ratably with such secured indebtedness.

        The term "Restricted Subsidiary" as defined in the Indenture means Bear Stearns, CTC, BSSC and any of our other subsidiaries owning, directly or indirectly, any of the common stock of, or succeeding to a significant portion of the business, property or assets of, a Restricted Subsidiary, or with which a Restricted Subsidiary is merged or consolidated.

Merger and Consolidation

        We may consolidate or merge with or into any other corporation, and may sell, lease or convey all or substantially all of our assets to any corporation, organized and existing under the laws of the United States or any US state, if:

  (1)
  we or any other successor corporation shall not immediately after the merger or consolidation be in default under the Indenture; and

  (2)
  the continuing corporation (if other than us), or the resulting entity that receives substantially all of our assets, shall expressly assume:

  (a)
  payment of the principal of, and premium, if any, and interest on (and any additional amounts payable in respect of) the debt securities and

  (b)
  performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by us.

        Unless otherwise provided in the applicable prospectus supplement, and subject to the foregoing, the Indenture permits:

  •
  a consolidation, merger, sale of assets or other similar transaction that may adversely affect our creditworthiness or that of a successor or combined entity;

  •
  a change in control; or

  •
  a highly leveraged transaction involving us, whether or not involving a change in control;

and the Indenture, therefore, will not protect holders of the debt securities from the substantial impact that any of the transactions described above may have on the value of the debt securities.

Modification and Waiver

        With the consent of the holders of 66 2/3% in principal amount of the outstanding debt securities of each series affected, we and the Trustee may modify or amend the Indenture, without the consent of each holder of the outstanding debt security affected, unless the modification or amendment:

  •
  changes the stated maturity or the date of any installment of principal of, or interest on, any debt security or changes its redemption price or optional redemption price;

  •
  reduces the principal amount of, or the rate of interest on, or the amount of any additional amount payable on, any debt security, or reduces the amount of principal that could be declared due and payable before the stated maturity of that debt security, or changes our obligation to pay any additional amounts (except as permitted under the Indenture), or reduces the amount of principal of a discount security that would be due and payable if accelerated under the Indenture;

  •
  changes the place or currency of any payment of principal, premium, if any, or interest on any debt security;

  •
  impairs the right to institute suit for the enforcement of any payment on or with respect to any debt security;

  •
  reduces the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required to modify or amend the Indenture; or

  •
  modifies the foregoing requirements or reduces the percentage of outstanding debt securities necessary to waive any past default to less than a majority.

We may make any of these amendments or modifications, however, with the consent of the holder of each outstanding debt security affected.

        Except with respect to defaults relating to certain fundamental provisions of the Indenture, which cannot be waived without the consent of the holders of each outstanding security of a series affected, the holders of at least a majority in principal amount of outstanding debt securities of any series may, with respect to that series, waive past defaults under the Indenture and waive compliance with certain provisions of the Indenture, either in a specific instance or generally.

Events of Default

        Under the Indenture, an "Event of Default" with respect to any series of debt securities means:

  (1)
  a failure to pay any interest, or any additional amounts payable, on any debt securities of that series for 30 days after payment is due;

  (2)
  a failure to pay the principal of, and premium, if any, on any debt security of that series when due;

  (3)
  a failure to deposit any sinking fund payment when due relating to that series;

  (4)
  a failure to perform any other covenant contained in the Indenture or relating to that series that has continued for 60 days after written notice was provided;

  (5)
  a failure lasting 10 days after notice relating to any of our other indebtedness for borrowed money or indebtedness of any Restricted Subsidiary in excess of $10 million, that results in such indebtedness becoming due and payable before maturity;

  (6)
  certain events of bankruptcy, insolvency or reorganization; and

  (7)
  any other Event of Default with respect to debt securities of that series.

Concerning the Trustee

        Within 90 days after any default, the Trustee will notify you of the default, unless the default is cured or waived.

        The Trustee may withhold notice of a default (except a default relating to the payment of principal, premium or interest, or any additional amounts related to any debt security or the payment of any sinking fund installment), if the Trustee in good faith determines that withholding notice is in your interests.

        If a default in the performance or breach of any covenant in the Indenture or relating to that series occurs and continues for 60 days after written notice has been given to us or the Trustee by the holders of at least 25% in principal amount of the outstanding debt securities of a series, the Trustee will not give notice to the holders for at least an additional 30 days after such default.

        If an event of default for any series of debt securities occurs and continues, the Trustee or the holders of 25% of the aggregate principal amount (or any lesser amount that the series may provide) of the outstanding debt securities affected by the default may require us to immediately repay the entire principal amount (or any lesser amount that the series may provide) of the outstanding debt securities of such series.

        So long as the Trustee has not yet obtained a judgment or decree for payment of money due, and we have paid all amounts due (other than those due solely as a result of acceleration) and have remedied all Events of Default, the holders of a majority in principal amount of the outstanding debt securities of the affected series may rescind any acceleration or may waive any past default. However, the holders of a majority in principal amount of all outstanding debt securities of the affected series may not waive any Event of Default with respect to any series of debt securities in the following two circumstances:

  •
  a failure to pay the principal of, and premium, if any, or interest on, or any additional amounts payable in respect of, any debt security of that series for which payment had not been subsequently made; or

  •
  a covenant or provision that cannot be modified or amended without the consent of each holder of outstanding debt security of that series.

        The holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to debt securities of that series, provided that this direction is not in conflict with any rule of law or the Indenture. Before proceeding to exercise any right or power under the Indenture at the direction of those holders, the Trustee will be entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

        We are required to deliver to the Trustee an annual statement as to our fulfillment of all of our obligations under the Indenture.

Defeasance

        If provided for under the Indenture with respect to debt securities of any series that are registered debt securities denominated and payable only in US dollars (except as otherwise provided under the Indenture), we will:

  •
  be discharged from any and all obligations in respect of the debt securities of that series under the Indenture (except for certain obligations to register the transfer or exchange of debt securities of that series, replace stolen, lost or mutilated debt securities of that series, maintain paying agents and hold moneys for payment in trust) on the 91st day after the applicable conditions described in this paragraph have been satisfied; or

  •
  not be subject to provisions of the Indenture described above under the subsections entitled "—Limitation on Liens" and "—Merger and Consolidation" with respect to the debt securities of that series;

in each case if we deposit with the Trustee, in trust, money or US government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and premium, if any, and any interest on, the debt securities of that series on the dates such payments are due in accordance with the terms of those debt securities.

        To exercise either option, we are required to deliver to the Trustee an opinion of counsel to the effect that:

  (1)
  the deposit and related defeasance would not cause the holders of the debt securities of the series being defeased to recognize income, gain or loss for US federal income tax purposes; and

  (2)
  if the debt securities of that series are then listed on the NYSE, the exercise of the option would not result in delisting.

        We may specify defeasance provisions with respect to any series of debt securities.

DESCRIPTION OF WARRANTS

        This section sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants offered by any prospectus supplement and the extent to which such general terms and provisions will not apply to the warrants so offered will be described in the prospectus supplement relating to those warrants.

        We may issue warrants that are debt warrants, index warrants, interest rate warrants or universal warrants as described in the applicable prospectus supplement. Warrants may be offered independently of or together with one or more additional warrants, any series of debt securities, preferred stock or other securities or any combination thereof and may be attached to or separate from any such securities. The warrants will be settled either through physical delivery or through payment of a cash settlement value as described in this prospectus and in any applicable prospectus supplement.

        Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or a trust company, as warrant agent, all as described in the prospectus supplement relating to that series of warrants. The warrant agent will act solely as our agent under the applicable warrant agreement and in connection with the certificates for any warrants of that series, and will not assume any obligation or relationship of agency or trust for or with any holders of those warrant certificates or beneficial owners of those warrants.

        This section, along with the description in the applicable prospectus supplement, is a summary of certain provisions of the forms of warrant agreements and warrant certificates and is not complete. We urge you to read the warrant agreements and the warrant certificates, because those documents, and not these descriptions, define your rights as a holder of warrants. We have filed copies of the forms of the warrant agreements and warrant certificates as exhibits to the Registration Statement of which this prospectus is a part. Copies of the forms of warrant agreements and warrant certificates are available as described under "Where You Can Find More Information."

Debt Warrants

        We may issue, together with debt securities or separately, debt warrants for the purchase of debt securities on terms to be determined at the time of sale.

Index Warrants

        We may issue index warrants entitling the holders thereof to receive from us, upon exercise, an amount in cash determined by reference to decreases or increases in the level of a specific index or in the levels (or relative levels) of two or more indices or combinations of indices, which index or indices may be based on one or more stocks, bonds or other securities, one or more interest rates, one or more currencies or currency units, or any combination of the foregoing.

Interest Rate Warrants

        We may issue interest rate warrants entitling the holders thereof to receive from us, upon exercise, an amount in cash determined by reference to decreases or increases in the yield or closing price of one or more specified debt instruments or in the interest rates, interest rate swap rates, or other rates established from time to time by one or more specified financial institutions, or any combination of the foregoing.

Universal Warrants

        We may also issue universal warrants:

  •
  to purchase or sell securities of one or more issuers, securities based on the performance of an issuer, securities based on the performance of an issuer but excluding the performance of a particular subsidiary or subsidiaries of that issuer, a basket of securities, or securities whose value is determined by reference to the performance, level, or value of, any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, or any combination of the above;

  •
  entitling the holders thereof to receive from us, upon exercise, an amount in cash determined by reference to the right to purchase or the right to sell a specified amount of one or more currencies or currency units or any combination of the foregoing for a specified amount of one or more different currencies or currency units or any combination of the foregoing;

  •
  to purchase or sell commodities; or

  •
  in such other form as shall be specified in the applicable prospectus supplement.

        We refer to the property in the above clauses as the warrant property. We may satisfy our obligations, if any, with respect to any universal warrants by delivering the warrant property, cash or in the case of warrants to purchase or sell securities or commodities, the cash value of the securities or commodities, as described in the applicable prospectus supplement.

Further Information in Prospectus Supplement

General Terms of Warrants

        The applicable prospectus supplement may contain, where applicable, the following additional information relating to the warrants:

  •
  the specific designation and aggregate number of warrants;

  •
  the offering price;

  •
  the currency, currency unit, currency index or currency basket based on or relating to currencies for which those warrants may be purchased;

  •
  the date on which the right to exercise those warrants will commence and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date on which you may exercise the warrants;

  •
  whether the warrants will be issued in registered form or bearer form;

  •
  whether those warrants are extendible and the period or periods of such extendibility;

  •
  the terms upon which bearer warrants of any series may be exchanged for registered warrants of that series;

  •
  whether those warrants will be issued in book-entry form, as a global warrant certificate, or in certificated form;

  •
  any applicable US federal income tax consequences;

  •
  the identity of the warrant agent for the warrants and of any other depositories, execution or paying agents, transfer agents, registrars, determination, or other agents;

  •
  the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

  •
  whether the warrants are to be sold separately or with other securities; and

  •
  any other terms of those warrants not inconsistent with the applicable warrant agreement.

Additional Terms of Debt Warrants

        The applicable prospectus supplement may contain, where applicable, the following additional information relating to any debt warrants:

  •
  the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the debt warrants;

  •
  the exercise price and whether the exercise price may be paid in cash, by the exchange of any debt warrants or other securities or both and the method of exercising the debt warrants; and

  •
  the designation, terms and amount of debt securities, if any, to be issued together with each of the debt warrants and the date, if any, after which the debt warrants and debt securities will be separately transferable.

Additional Terms of Index and Interest Rate Warrants

        The applicable prospectus supplement may contain, where applicable, the following additional information relating to any index and interest rate warrants:

  •
  the exercise price, if any;

  •
  the index or indices for any index warrants, which index or indices may be based on one or more US or foreign stocks, bonds, or other securities, one or more US or foreign interest rates, one or more currencies or currency units, or any combination of the foregoing, and may be a preexisting US or foreign index or an index based on one or more securities, interest rates, currencies or currency units selected by us solely in connection with the issuance of such index warrants, and certain information regarding such index or indices and the underlying securities, interest rates, currencies or currency units (including, to the extent possible, the policies of the publisher of the index with respect to additions, deletions and substitutions of such securities, interest rates, currencies or currency units);

  •
  for index warrants, the method of providing for a substitute index or indices or otherwise determining the amount payable in connection with the exercise of such index warrants if the index changes or ceases to be made available by the publisher of the index;

  •
  the commodity, commodity index or combinations of commodities or commodity indices;

  •
  any market to which the commodity or commodity index relates;

  •
  the debt instrument (which may be one or more debt instruments issued either by the US government or by a foreign government), the rate (which may be one or more interest rates or interest rate swap rates established from time to time by one or more specified financial institutions) or the other yield or price utilized for any interest rate warrants, and certain information regarding such debt instrument, rate, yield or price;

  •
  the strike amount, the method of determining the spot amount and the method of expressing movements in the yield or closing price of the debt instrument or in the level of the rate as a cash amount in the currency in which the interest rate cash settlement value of any interest rate warrants is payable;

  •
  whether such warrants shall be put warrants, call warrants or otherwise;

  •
  the formula for determining the cash settlement value of each warrant;

  •
  the circumstances, if any, under which a minimum and/or maximum expiration value is applicable upon the expiration of such warrants;

  •
  any minimum number of warrants which must be exercised at any one time, other than upon automatic exercise;

  •
  the maximum number, if any, of such warrants that may, subject to our election, be exercised by all holders on any day;

  •
  any provisions for the automatic exercise of such warrants other than at expiration;

  •
  whether and under what circumstances such warrants may be canceled by us prior to the expiration date; and

  •
  any other procedures and conditions relating to the exercise of such warrants.

Additional Terms of Universal Warrants

        The applicable prospectus supplement may contain, where applicable, the following additional information relating to any universal warrants:

  •
  whether the universal warrants are put warrants or call warrants and whether you or we will be entitled to exercise the warrants;

  •
  the specific warrant property, and the amount or the method for determining the amount of the warrant property, that may be purchased or sold upon exercise of each universal warrant;

  •
  the currency in which the exercise price, if any, and the cash settlement value of such warrants is payable;

  •
  the base currency and the reference currency for any currency warrants;

  •
  the price at which and the currency with which the underlying securities or commodities may be purchased or sold upon the exercise of each universal warrant, or the method of determining that price;

  •
  whether the exercise price may be paid in cash, by the exchange of any other security offered with the universal warrants or both and the method of exercising the universal warrants; and

  •
  whether the exercise of the universal warrants is to be settled in cash or by delivery of the underlying securities or commodities or both.

        Before you exercise your warrants, you will not have any of the rights of (1) holders of the debt securities of the series purchasable upon such exercise, including the right to receive payments of principal, any premium or interest on those debt securities, or to enforce any of the covenants or rights in the relevant indenture or any other agreement or (2) holders of preferred stock or other securities purchasable upon such exercise, including the right to receive payments of dividends, if any, on such preferred stock or other securities or to exercise any applicable right to vote.

        You may exchange registered warrants of any series for registered warrants of the same series representing in total the number of warrants that you have surrendered for exchange. To the extent permitted, you may exchange warrant certificates and transfer registered warrants at the corporate trust office of the warrant agent for that series of warrants (or any other office indicated in the prospectus supplement relating to that series of warrants).

        Unless otherwise specified in the applicable prospectus supplement, warrants will be issued in book-entry only form, and will be represented by a single global warrant certificate, registered in the name of the nominee of the depository of the warrants.

        Bearer warrants will be transferable by delivery. The applicable prospectus supplement will describe the terms of exchange applicable to any bearer warrants.

Exercise of Warrants

        You may exercise your warrants at the corporate trust office of the warrant agent (or any other office indicated in the prospectus supplement relating to those warrants) up to 5:00 p.m., New York time, on the date stated in the prospectus supplement relating to those warrants or as may be otherwise stated in the prospectus supplement. If you do not exercise your warrants before the time on that date (or such later date that we may set), your unexercised warrants will become void.

        Only registered debt securities will be issued and delivered upon exercise of registered warrants. Warrants will be deemed to have been exercised upon receipt of the warrant certificate and any payment, if applicable, at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement and we will, as soon as practicable after such receipt and payment, issue and deliver the warrant property or pay the settlement value in respect of the warrants.

        If fewer than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of the warrants. Special provisions relating to the exercise of any bearer warrants or automatic exercise of warrants will be described in the applicable prospectus supplement.

DESCRIPTION OF PREFERRED STOCK

        This section describes certain general terms and provisions of the preferred stock to which any prospectus supplement may relate. The particular terms of the preferred stock offered by any prospectus supplement and the extent, if any, to which such general terms will not apply to the preferred stock so offered will be described in the prospectus supplement relating to such preferred stock.

        This section, along with the description in the applicable prospectus supplement, is a summary of certain provisions of our restated certificate of incorporation, as amended, including the applicable certificates of designation, and is not complete.

        We urge you to read the restated certificate of incorporation, as amended, and the certificate of designation for the relevant series of preferred stock in which you are intending to invest, because those documents, and not these descriptions, define your rights as a holder of preferred stock. We have filed a copy of the restated certificate of incorporation, as amended, and the certificates of designation for our currently outstanding shares of preferred stock as exhibits to the Registration Statement of which this prospectus is a part. Copies of the restated certificate of incorporation, as amended, are available described under "Where You Can Find More Information."

General

        Our restated certificate of incorporation, as amended, authorizes the issuance of 10,000,000 shares of preferred stock, $1.00 par value. We may issue preferred stock from time to time in one or more series. The exact terms of each series will be established by our board of directors or a duly authorized committee of the board.

        The terms of any particular series of preferred stock will be described in the prospectus supplement relating to that particular series of preferred stock, including, where applicable:

  (1)
  the designation, stated value and liquidation preference of such preferred stock and the number of shares offered;

  (2)
  the offering price;

  (3)
  the dividend rate or rates (or method of calculation), the date or dates from which dividends shall accrue, and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

  (4)
  any redemption or sinking fund provisions;

  (5)
  the amount that shares of such series shall be entitled to receive in the event of our liquidation, dissolution or winding up;

  (6)
  the terms and conditions, if any, on which shares of such series shall be exchangeable for shares of our stock of any other class or classes, or other series of the same class;

  (7)
  the voting rights, if any, of shares of such series in addition to those set forth in "Voting Rights" below;

  (8)
  the status as to reissuance or sale of shares of such series redeemed, purchased or otherwise reacquired, or surrendered to us on conversion or exchange;

  (9)
  the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us or any subsidiary of, the common stock or any other class of our stock ranking junior to the shares of such series as to dividends or upon liquidation;

  (10)
  the conditions and restrictions, if any, on the creation of indebtedness of us or of any subsidiary, or on the issue of any additional stock ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation; and

  (11)
  any additional dividend, liquidation, redemption, sinking or retirement fund and other rights, preferences, privileges, limitations and restrictions of such preferred stock.

        The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the applicable prospectus supplement, the shares of each series of preferred stock will upon issuance rank senior to the common stock and on a parity in all respects with each other outstanding series of preferred stock. As of November 30, 2004, there were outstanding:

  •
  3,493,250 depositary shares, each representing a one-fourth interest in a share of 6.15% Cumulative Preferred Stock, Series E;

  •
  2,612,800 depositary shares, each representing a one-fourth interest in a share of 5.72% Cumulative Preferred Stock, Series F; and

  •
  2,856,900 depositary shares, each representing a one-fourth interest in a share of 5.49% Cumulative Preferred Stock, Series G.

        The preferred stock will have no preemptive rights to subscribe for any additional securities that may be issued by us.

Dividends

        Unless otherwise specified in the applicable prospectus supplement, before any dividends may be declared or paid to the holders of shares of our common stock, par value $1.00 per share, or of any other of our capital stock ranking junior to any series of the preferred stock as to the payment of dividends, the holders of the preferred stock of that series will be entitled to receive, when and as declared by the board of directors or a duly authorized committee of the board, out of our net profits or net assets legally available therefor, dividends payable quarterly on January 15, April 15, July 15 and October 15, in each year at such rates as will be specified in the applicable prospectus supplement. Such rates may be fixed or variable or both. If variable, the formula used for determining the dividend rate for each dividend period will be specified in the applicable prospectus supplement. Dividends will be payable to the holders of record as they appear on our stock transfer records on such dates (not less than 15 days nor more than 60 days prior to a dividend payment date) as will be fixed by the board of directors or a duly authorized committee thereof. Dividends will be paid in the form of cash.

        Dividends on any series of preferred stock may be cumulative or noncumulative, as specified in the applicable prospectus supplement. If the board of directors fails to declare a dividend payable on a dividend payment date on any series of preferred stock for which dividends are noncumulative, then the holders of the preferred stock of that series will have no right to receive a dividend in respect of the dividend period relating to such dividend payment date, and we will have no obligation to pay the dividend accrued for such period, whether or not dividends on that series are declared or paid on any future dividend payment dates. If dividends on any series of preferred stock are not paid in full or declared in full and sums set apart for the payment thereof, then no dividends shall be declared and paid on that series unless declared and paid ratably on all shares of every series of preferred stock then outstanding, including dividends accrued or in arrears, if any, in proportion to the respective amounts that would be payable per share if all such dividends were declared and paid in full.

        The prospectus supplement relating to a series of preferred stock will specify the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us or any of our subsidiaries of, the common stock or any other class of our stock ranking junior to the shares of that series as to dividends or upon liquidation and any other preferences, rights, restrictions and qualifications that are not inconsistent with the certificate of incorporation and the applicable certificates of designation.

Liquidation Rights

        Unless otherwise specified in the prospectus supplement relating to a series of preferred stock, upon our liquidation, dissolution or winding up (whether voluntary or involuntary), the holders of preferred stock of that series will be entitled to receive out of our assets available for distribution to our stockholders, whether from capital, surplus or earnings, the amount specified in the applicable prospectus supplement for that series, together with all dividends accrued and unpaid, before any distribution of the assets will be made to the holders of common stock or any other class or series of shares ranking junior to that series of preferred stock upon liquidation, dissolution or winding up, and will be entitled to no other or further distribution. If, upon our liquidation, dissolution or winding up, the assets distributable among the holders of a series of preferred stock shall be insufficient to permit the payment in full to the holders of that series of preferred stock of all amounts payable to those holders, then the entire amount of our assets thus distributable will be distributed ratably among the holders of that series of preferred stock in proportion to the respective amounts that would be payable per share if those assets were sufficient to permit payment in full.

        Neither our consolidation, merger or other business combination with or into any other individual, firm, corporation or other entity nor the sale, lease, exchange or conveyance of all or any part of our property, assets or business will be deemed to be a liquidation, dissolution or winding up.

Redemption

        If so specified in the applicable prospectus supplement, any series of preferred stock may be redeemable, in whole or in part, at our option or pursuant to a retirement or sinking fund or otherwise, on terms and at the times and the redemption prices specified in that prospectus supplement. If less than all shares of the series at the time outstanding are to be redeemed, the shares to be redeemed will be selected pro rata or by lot, in such manner as may be prescribed by resolution of the board of directors.

        Notice of any redemption of a series of preferred stock will be given by publication in a newspaper of general circulation in the Borough of Manhattan, the City of New York, not less than 30 nor more than 60 days prior to the redemption date. We will mail a similar notice, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of shares of that series at the addresses shown on our stock transfer records, but the mailing of such notice will not be a condition of such redemption. In order to facilitate the redemption of shares of preferred stock, the board of directors may fix a record date for the determination of the shares to be redeemed. Such record date will be not more than 60 days nor less than 30 days prior to the redemption date.

        Prior to the redemption date, we will deposit money for the payment of the redemption price with a bank or trust company doing business in the Borough of Manhattan, the City of New York, and having a capital and surplus of at least $10,000,000. Unless we fail to make such deposit, on the redemption date, all dividends on the series of preferred stock called for redemption will cease to accrue and all rights of the holders of shares of that series as our stockholders shall cease, except the right to receive the redemption price (but without interest). Unless otherwise specified in the applicable prospectus supplement, any monies so deposited which remain unclaimed by the holders of the shares of that series at the end of six years after the redemption date will become our property, and will be paid by the bank or trust company with which it has been so deposited to us.

Conversion Rights

        Unless otherwise specified in the applicable pricing supplement, no series of preferred stock will be convertible into common stock.

Voting Rights

        Unless otherwise determined by the board of directors and indicated in the applicable prospectus supplement, holders of the preferred stock of that series will not have any voting rights except as described below or as otherwise from time to time required by law. Whenever dividends on any series of preferred stock or any other class or series of stock ranking on a parity with that series with respect to the payment of dividends shall be in arrears for dividend periods, whether or not consecutive, containing in the aggregate a number of days equivalent to six calendar quarters, the holders of shares of that series (voting separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two of the authorized number of our directors at the next annual meeting of stockholders and at each subsequent meeting until all dividends accumulated on that series have been fully paid or set apart for payment. The term of office of all directors elected by the holders of a series of preferred stock shall terminate immediately upon the termination of the right of the holders of that series to vote for directors. Whenever the shares of a series are or become entitled to vote, each holder of shares of that series will have one vote for each share held.

        So long as shares of any series of preferred stock remain outstanding, we shall not, without the consent of the holders of at least two-thirds of the shares of that series outstanding at the time (voting separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are exercisable):

  (1)
  issue or increase the authorized amount of any class or series of stock ranking senior to the shares of that series as to dividends or upon liquidation; or

  (2)
  amend, alter or repeal the provisions of our certificate of incorporation or of the resolutions contained in the certificates of designation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any power, preference or special right of the outstanding shares of that series or the holders thereof. Any increase in the amount of the authorized common stock or authorized preferred stock or the creation and issuance of common stock or any other series of preferred stock ranking on a parity with or junior to a series of preferred stock as to dividends and upon liquidation shall not be deemed to materially and adversely affect the powers, preferences or special rights of the shares of that series.

        Unless otherwise indicated in the applicable prospectus supplement, the transfer agent, dividend disbursing agent and registrar for each series of preferred stock will be Mellon Investor Services L.L.C.

DESCRIPTION OF DEPOSITARY SHARES

        This section describes certain general terms and provisions of the depositary shares and depositary receipts which we may elect to issue.

        This section, along with the description in the applicable prospectus supplement, is a summary of certain provisions of the deposit agreement relating to the applicable series of Preferred Stock and is not complete. Any such deposit agreement will be filed as an exhibit to or incorporated by reference in the Registration Statement of which this prospectus is a part. Copies of any such deposit agreement will be available as described under "Where You Can Find More Information."

General

        We may, at our option, elect to offer fractional interests in shares of a series of preferred stock, rather than whole shares. If we exercise our option, we will provide for the issuance by a depository of depositary receipts evidencing depositary shares, each of which will represent a fractional interest (to be specified in the applicable prospectus supplement) in a share of a particular series of the Preferred Stock as more fully described below.

        If we offer fractional shares of any series of preferred stock, those shares will be deposited under a separate deposit agreement among us, a depositary bank or trust company selected by us and having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 and the holders from time to time of the depositary receipts issued thereunder by that depository. The applicable prospectus supplement will set forth the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock underlying such depositary share, to all the rights and preferences of the fractional share of preferred stock underlying such depositary share (including dividend, voting, redemption and liquidation rights).

        Until definitive engraved depositary receipts are prepared, upon our written order, the depository may issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay. Temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

        The depository will distribute to the holders of depositary receipts evidencing depositary shares all cash dividends or other cash distributions received in respect of the underlying fractional shares of preferred stock in proportion to their respective holdings of the depositary shares on the relevant record date. The depository will distribute only the amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. Any balance not so distributed will be held by the depository (without liability for interest thereon) and will be added to and treated as part of the next sum received by the depository for distribution to holders of depositary receipts then outstanding.

        If we distribute property other than cash in respect of shares of preferred stock deposited under a deposit agreement, the depository will distribute the property received by it to the record holders of depositary receipts evidencing the depositary shares relating to those shares of preferred stock, in proportion, as nearly as may be practicable, to their respective holdings of the depositary shares on the relevant record dates. If the depository determines that it is not feasible to make such a distribution, the depository may, with our approval, adopt such method as it deems equitable and practicable to give effect to the distribution, including the sale of the property so received and distribution of the net proceeds from such sale to the holders of the depositary receipts.

        Each deposit agreement will also contain provisions relating to the manner in which any subscription or similar right offered by us to holders of the preferred stock deposited under such deposit agreement will be made available to holders of depositary shares.

Redemption of Depositary Shares

        If the shares of preferred stock deposited under a deposit agreement are subject to redemption, in whole or in part, then, upon any such redemption, the depositary shares relating to those deposited shares will be redeemed from the proceeds received by the depository as a result of the redemption. Whenever we redeem shares of preferred stock held by a depository, the depository will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. The depository will mail the notice of redemption not less than 20 and not more than 50 days prior to the date fixed for redemption to the record holders of the depositary shares to be so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the per share redemption price of the preferred stock underlying such depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depository.

        Once notice of redemption has been given, from and after the redemption date, the depositary shares called for redemption will no longer be deemed to be outstanding, unless we fail to redeem the shares of preferred stock so called for redemption. On the redemption date, all rights of the holders of depositary shares will cease, except for the right to receive the monies payable upon such redemption and any money or other property to which the holders of depositary shares were entitled upon such redemption (but without interest), upon surrender to the depository of the depositary receipts evidencing depositary shares.

Voting Rights

        As soon as practicable after receipt of notice of any meeting at which the holders of shares of preferred stock deposited under a deposit agreement are entitled to vote, the depository will mail the information contained in that notice of meeting (and any accompanying proxy materials) to the holders of the depositary shares relating to such preferred stock as of the record date for such meeting. Each such holder will be entitled, subject to any applicable restrictions, to instruct the depository as to the exercise of the voting rights of the preferred stock represented by such holder's depositary shares. The depository will attempt to vote the preferred stock represented by those depositary shares in accordance with the holder's instructions, and we will agree to take all action deemed necessary by the depository to enable the depository to do so. The depository will abstain from voting shares of preferred stock deposited under a deposit agreement if it has not received specific instructions from the holders of the depositary shares representing those shares.

Withdrawal of Stock

        Upon surrender of depositary receipts at the principal office of the depository (unless the depositary shares evidenced by the depositary receipts have previously been called for redemption), and subject to the terms of the deposit agreement, the owner of the depositary shares shall be entitled to delivery of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Fractional shares of preferred stock will not be delivered. If the depositary receipts surrendered by the holder evidence depositary shares in excess of those representing the number of whole shares of preferred stock to be withdrawn, the depository will deliver to the holder at the same time a new depositary receipt evidencing the excess depositary shares. Holders of shares of preferred stock which are withdrawn will not thereafter be entitled to deposit such shares under a deposit agreement or to receive depositary shares. We do not expect that there will be any public trading market for the preferred stock, except as represented by depositary shares.

Amendment and Termination of the Deposit Agreement

        We may from time to time amend the form of depositary receipt evidencing any depositary shares and any provision of a deposit agreement by agreement between us and the depository. However, any amendment that materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless and until approved by the holders of at least a majority of the depositary shares then outstanding under that deposit agreement. Each deposit agreement will provide that each holder of depositary shares who continues to hold those depositary shares at the time an amendment becomes effective will be deemed to have consented to the amendment and will be bound by that amendment. Except as may be necessary to comply with any mandatory provisions of applicable law, no amendment may impair the right, subject to the terms of the deposit agreement, of any holder of any depositary shares to surrender the depositary receipt evidencing those depositary shares to the depository together with instructions to deliver to the holder the whole shares of preferred stock represented by the surrendered depositary shares and all money and other property, if any, represented thereby. A deposit agreement may be terminated by us or the depository only if:

  (1)
  all outstanding depositary shares issued under the deposit agreement have been redeemed; or

  (2)
  there has been a final distribution in respect of the preferred stock relating to those depositary shares in connection with any liquidation, dissolution or winding up of the Company and the amount received by the depository as a result of that distribution has been distributed by the depository to the holders of those depositary shares.

Charges of Depository

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of any depository in connection with the initial deposit of preferred stock and the initial issuance of the depositary shares and any redemption of such preferred stock. Holders of depositary shares will pay any other taxes and charges incurred for their accounts as are provided in the deposit agreement.

Reports

        Each depository will forward to the holders of depositary shares issued by that depository all reports and communications from us that are delivered to the depository and that we are required to furnish to the holders of the preferred stock held by the depository. In addition, each depository will make available for inspection by the holders of those depositary shares, at the principal office of such depository and at such other places as it may from time to time deem advisable, all reports and communications received from us that are received by such depository as the holder of preferred stock.

Limitation on Liability

        Neither we nor any depository will assume any obligation or will be subject to any liability under a deposit agreement to holders of the depositary shares other than for its negligence or willful misconduct. Neither we nor any depository will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under a deposit agreement. The obligations of us and any depository under a deposit agreement will be limited to performance in good faith of its duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and any depository may rely on written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and Removal of Depository

        A depository may resign at any time by delivering to us notice of its election to resign, and we may remove any depository at any time. Any such resignation or removal will take effect upon the appointment of a successor depository and its acceptance of such appointment. Such successor depository must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

        Each debt security, warrant, share of preferred stock, and depositary share in registered form will be represented either:

  •
  by one or more global securities representing the entire issuance of securities; or

  •
  by a certificate issued in definitive form to a particular investor.

Book-Entry System

        Unless otherwise specified in a prospectus supplement, we will issue each security in book-entry only form. This means that we will not issue actual notes or certificates. Instead, we will issue global securities in registered form representing the entire issuance of securities. Each global security will be registered in the name of a financial institution that holds them as depository on behalf of other financial institutions that participate in that depository's book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on their own behalf or on behalf of their customers.

        If a security is registered on the books that we or the Trustee, warrant agent, depository, or other agent maintain in the name of a particular investor, we refer to that investor as the "holder" of that security. These persons are the legal holders of the securities. Consequently, for securities issued in global form, we will recognize only the depository as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depository. The depository passes along the payments it receives from us to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depository and its participants are obligated to pass these payments along under agreements they have made with one another or with their customers, and they are not obligated to do so under the terms of the securities.

        As a result, investors will not own securities issued in book-entry form directly. Instead, they will own beneficial interests in a global security through a bank, broker, or other financial institution that participates in the depository's book-entry system or holds an interest through a participant in the depository's book-entry system. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities. The depository will not have knowledge of the actual beneficial owners of the securities.

Certificates in Registered Form

        In the future we may cancel a global security or issue securities initially in non-global, or certificated, form. We do not expect to exchange global securities for actual notes or certificates registered in the names of the beneficial owners of the global securities representing the securities unless:

  •
  the depository, such as The Depository Trust Company ("DTC"), notifies us that it is unwilling or unable to continue as depository for the global securities or we become aware that the depository has ceased to be a clearing agency registered under the Exchange Act, and in any case we fail to appoint a successor to the depository within 90 calendar days; or

  •
  we, in our sole discretion, determine not to have any notes of a series represented by a global security.

        Upon the occurrence of either of the foregoing events, we will issue securities in certificated form in exchange for all outstanding global securities. An owner of a beneficial interest in the global securities to be exchanged will be entitled to delivery in definitive form of securities equal in principal amount to such beneficial interest and to have such securities registered in its name. Debt securities issued in definitive form will be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof, except as otherwise specified in the applicable pricing supplement, and will be issued in registered form only, without coupons.

        You should read "Limitation on Issuance of Bearer Debt Securities and Bearer Warrants" for a description of certain restrictions on the issuance of individual bearer debt securities in exchange for beneficial interests in a global security.

Street Name Owners

        When actual notes or certificates registered in the names of the beneficial owners are issued, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker, or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account that he or she maintains at that institution. For securities held in street name, we will recognize only the intermediary banks, brokers, and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

        Our obligations, as well as the obligations of the Trustee under the Indenture and the obligations, if any, of any warrant agents, depository, and any other third parties employed by us, the Trustee, or any of those agents, run only to the holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, who hold the securities in street name, or who hold the securities by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form. For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depository participants or customers or by law, to pass it along to the indirect owners, but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose, such as to amend the Indenture for a series of debt securities or a warrant agreement for a series of warrants or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the Indenture, we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders. When we refer to "you" in this section, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to "your securities" in this section, we mean the securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

        If you hold securities through a bank, broker, or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

  •
  how it handles payments on your securities and notices;

  •
  whether you can provide contact information to the registrar to receive copies of notices directly;

  •
  whether it imposes fees or charges;

  •
  whether and how you can instruct it to exercise any rights to purchase or sell warrant property under a warrant or to exchange or convert a security for or into other property;

  •
  how it would handle a request for the holders' consent, if required;

  •
  whether and how you can instruct it to send you the securities registered in your own name so you can be a holder, if that is permitted at any time;

  •
  how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

  •
  if the securities are in book-entry form, how the depository's rules and procedures will affect these matters.

Depositories for Global Securities

        Each security issued in book-entry form and represented by a global security will be deposited with, and registered in the name of, one or more financial institutions or clearing systems, or their nominees, which we will select. These financial institutions or clearing systems that we select for any security are called "depositories." Each series of securities will have one or more of the following as the depositories:

  •
  DTC;

  •
  a financial institution holding the securities on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system, which is known as "Euroclear";

  •
  a financial institution holding the securities on behalf of Clearstream Banking, société anonyme, Luxembourg, which is known as "Clearstream"; and

  •
  any other clearing system or financial institution named in the applicable prospectus supplement.

        The depositories named above also may be participants in one another's systems. For example, if DTC is the depository for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream as DTC participants. The depository or depositories for your securities will be named in the applicable prospectus supplement. If no depository is named, the depository will be DTC.

The Depository Trust Company

        The following is based on information on DTC's website at www.dtcc.com:

        DTC will act as securities depository for the securities. The securities will be issued as fully-registered securities registered in the name of Cede & Co., which is DTC's partnership nominee, or any other name as may be requested by an authorized representative of DTC. Generally, one fully registered global security will be issued for each issue of the securities, each in the aggregate principal amount of the issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of the issue.

        DTC, the world's largest depository, is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under Section 17A of the Exchange Act. DTC holds and provides asset servicing for over two million issues of United States and non-United States equity issues, corporate and municipal debt issues, and money market instruments from over 85 countries that its participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants. This eliminates the need for physical movement of certificates representing securities. Direct participants include both United States and non-United States securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, also subsidiaries of DTCC, as well as by The New York Stock Exchange, Inc., the American Stock Exchange LLC, and the NASD. Access to the DTC system is also available to others such as both United States and non-United States securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC.

        Purchases of the securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC's records. The beneficial interest of each actual purchaser of each security is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase. A beneficial owner, however, is expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of beneficial interests in the securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their beneficial interests in the securities, except if the use of the book-entry system for the securities is discontinued.

        To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC's records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        None of DTC, Cede & Co., or any other DTC nominee will consent or vote with respect to the securities unless authorized by a direct participant in accordance with DTC's procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the regular record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the securities are credited on the regular record date. These participants are identified in a listing attached to the omnibus proxy.

        We will make payments of principal, any premium, interest, or other amounts on the securities in immediately available funds directly to Cede & Co., or any other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit direct participants' accounts upon DTC's receipt of funds and corresponding detail information from us, on the applicable payment date in accordance with their respective holdings shown on DTC's records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name. These payments will be the responsibility of these participants and not of DTC or any other party, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal and any premium or interest to Cede & Co., or any other nominee as may be requested by an authorized representative of DTC, is our responsibility. Disbursement of the payments to direct participants is the responsibility of DTC, and disbursement of the payments to the beneficial owners is the responsibility of the direct or indirect participants.

        We will send any redemption notices to DTC. If less than all of the securities of a series are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in the issue to be redeemed.

        DTC may discontinue providing its services as depository for the securities at any time by giving us reasonable notice. If this occurs, and if a successor securities depository is not obtained, we will print and deliver certificated securities.

        The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

Clearstream and Euroclear

        Each series of securities represented by a global security sold or traded outside the United States may be held through Clearstream or Euroclear, which provide clearing, settlement, depository, and related services for internationally traded securities. Both Clearstream and Euroclear provide a clearing and settlement organization for cross-border bonds, equities, and investment funds. Clearstream is incorporated under the laws of Luxembourg. Euroclear is incorporated under the laws of Belgium.

        Euroclear and Clearstream are securities clearance systems in Europe that clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment. Euroclear and Clearstream may be depositories for a global security. In addition, if DTC is the depository for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC. As long as any global security is held by Euroclear or Clearstream as depository, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depository for a global security and there is no depository in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States. Payments, deliveries, transfers, exchanges, notices, and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream on one hand, and participants in DTC, on the other hand, when DTC is the depository, also would be subject to DTC's rules and procedures.

        Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, United States investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the United States and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

Special Considerations for Global Securities

        As an indirect owner, an investor's rights relating to a global security will be governed by the account rules of the depository and those of the investor's financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream if DTC is the depository), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities. Instead, we deal only with the depository that holds the global security. If securities are issued only in the form of a global security, an investor should be aware of the following:

  •
  an investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations described above;

  •
  an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of any legal rights relating to the securities;

  •
  an investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

  •
  an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

  •
  the depository's policies will govern payments, deliveries, transfers, exchanges, notices, and other matters relating to an investor's interest in a global security, and those policies may change from time to time;

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  we, the Trustee, and any warrant agents will not be responsible for any aspect of the depository's policies, actions, or records of ownership interests in a global security;

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  we, the Trustee, and any warrant agents do not supervise the depository in any way;

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  the depository may require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

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  financial institutions that participate in the depository's book-entry system and through which an investor holds his or her interest in the global securities, directly or indirectly, also may have their own policies affecting payments, deliveries, transfers, exchanges, notices, and other matters relating to the securities. Those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream when DTC is the depository, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

        Receipt by owners of beneficial interests in a temporary global security of payments of principal, any premium or interest relating to their interests will be subject to the restrictions discussed under "Limitations on Issuance of Bearer Debt Securities and Bearer Warrants."

        If interest is paid on a bearer global security, or if no interest has been paid but the bearer global security remains outstanding beyond a reasonable period of time after the restricted period (as defined in applicable US Treasury regulations) has ended, the depository must provide us with a certificate to the effect that the owners of the beneficial interests in the bearer global security are non-US persons or US persons that are permitted to hold bearer debt securities under applicable US Treasury regulations.

        In general, US persons that are permitted to hold bearer debt securities are US persons who acquire the securities through the foreign branch of certain US financial institutions and certain US financial institutions that hold the bearer debt securities for resale to non-US persons or who hold the bearer debt securities on their own account through a foreign branch. The certificate must be provided within a reasonable period of time after the end of the restricted period, but in no event later than the date when interest is paid. The certificate must be based on statements provided to the depository by the owners of the beneficial interests.

LIMITATIONS ON ISSUANCE OF BEARER DEBT SECURITIES AND BEARER WARRANTS

        In compliance with US federal income tax laws and regulations, bearer debt securities, including bearer debt securities in global form, will not be offered, sold, resold or delivered, directly or indirectly, in the United States or its possessions or to "United States persons," as defined below, except as otherwise permitted by certain US Treasury regulations. Any underwriters, dealers or agents participating in the offerings of bearer debt securities, directly or indirectly, must agree that they will not, in connection with the original issuance of any bearer debt securities or during the "restricted period" (as defined in the Treasury regulations) offer, sell, resell or deliver, directly or indirectly, any bearer debt securities in the United States or to United States persons, other than as permitted by the Treasury regulations. In addition, any underwriters, dealers or agents must have procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling bearer debt securities are aware of the restrictions on the offering, sale, resale or delivery of bearer debt securities.

        We will not deliver a bearer debt security (other than a temporary global bearer debt security) in connection with its original issuance or pay interest on any bearer debt security until we have received the written certification provided for in the Indenture. Each bearer debt security, other than a temporary global bearer debt security, will bear the following legend on the face of the security and on any interest coupons that may be detachable:

        "Any United States person who holds this obligation will be subject to limitations under the US income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code."

        The legend also will be evidenced on any book-entry system maintained with respect to the bearer debt securities.

        The sections referred to in the legend provide, in general, that a US taxpayer who holds a bearer security or coupon may not deduct any loss realized on the sale, exchange or redemption of the bearer security and any gain which otherwise would be treated as capital gain will be treated as ordinary income, unless the taxpayer is, or holds the bearer security or coupon through, a "financial institution" (as defined in the relevant Treasury regulations) and certain other conditions are satisfied.

        For these purposes, "United States" means the United States of America (including the District of Columbia), and its possessions. "United States person" generally means:

  •
  a citizen or resident of the United States;

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  a corporation, partnership, or other business entity created or organized in or under the laws of the United States or any state or political subdivision thereof (including the District of Columbia);

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  an estate whose income is subject to US federal income taxation regardless of its source; or

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  a trust, if a court within the United States is able to exercise primary supervision over its administration, and one or more United States persons have the authority to control all of its substantial decisions.

        The prospectus supplement relating to bearer warrants will describe any limitations on the offer, sale, delivery and exercise of bearer warrants (including a requirement that a certificate of non-US beneficial ownership be delivered once a bearer warrant is exercised).

PLAN OF DISTRIBUTION

        We may sell the securities by any of the following methods:

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  to underwriters (including Bear Stearns) or dealers, who may act directly or through a syndicate represented by one or more managing underwriters (including Bear Stearns);

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  through broker-dealers (including Bear Stearns) we have designated to act on our behalf as agents;

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  directly to one or more purchasers;

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  directly to the public through Bear Stearns utilizing DAiSSSM (Dutch Auction internet Syndication SystemSM), a rules-based, proprietary, single-priced, modified Dutch Auction syndication system for the pricing and allocation of securities; or

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  through a combination of any of these methods of sale.

        Each prospectus supplement will describe the manner and terms of an offering of securities, including:

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  the names of any underwriters, dealers, or agents;

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  whether that offering is being made to underwriters or through agents or directly;

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  the rules and procedures for the auction process through DAiSSSM, if used;

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  any underwriting discounts, dealer concessions, agency commissions and any other items that may be deemed to constitute underwriters', dealers' or agents' compensation;

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  the securities' purchase price or initial public offering price;

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  the proceeds we anticipate from the sale of the securities; and

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  any securities exchange on which the offered securities may be listed.

        We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of securities to hedge their position, deliver this prospectus in connection with some or all of those sales and use the securities covered by this prospectus to close out any loan of securities or short position created in connection with those sales.

        We may effect sales of securities in connection with forward sale agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through the NYSE, including block trades or ordinary broker's transactions, or through broker-dealers acting either as principal or agent, or through privately negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

        We may also sell securities short using this prospectus and deliver securities covered by this prospectus to close out any loan of securities or such short positions, or loan or pledge securities to financial institutions that in turn may sell the securities using this prospectus.

        We may pledge or grant a security interest in some or all of the securities covered by this prospectus to support a derivative or hedging position or other obligation and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus.

Distribution Through Underwriters

        When securities are to be sold to underwriters, we will execute an underwriting agreement with them at the time of the sale and will name them in the prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, the underwriters' obligations to purchase those securities will be subject to certain conditions set forth in the underwriting agreement. If the underwriters purchase any of the securities, they will be obligated to purchase all of the securities. The underwriters will acquire the securities for their own accounts as principal and may resell them, either directly to the public or to securities dealers, at various times in one or more transactions, including negotiated transactions, either at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the offered securities to or through dealers, and those dealers may receive discounts, concessions, or commissions from the underwriters as well as from the purchasers for whom they may act as agent.

Distribution Through Dealers

        We may offer and sell securities from time to time to one or more dealers who would purchase the securities as principal. The dealers then may resell the offered securities to the public at fixed or varying prices to be determined by those dealers at the time of resale. We will set forth the names of the dealers and the terms of the transaction in the prospectus supplement. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Distribution Through Agents

        We may offer and sell securities on a continuous basis through agents that become parties to an underwriting or distribution agreement. We will name any agent involved in the offer and sale and describe any commissions payable by us in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, the agent will be acting on a best efforts basis during the appointment period.

General Information

        To the extent that any securities underwritten by Bear Stearns are not resold by Bear Stearns for an amount at least equal to their public offering price, the proceeds from the offering of those securities will be reduced. Until resold, any such preferred stock and depositary shares will be treated as if they were not outstanding. Bear Stearns intends to resell any of those securities at various times after the termination of the offering at varying prices related to prevailing market prices at the time of sale, subject to applicable prospectus delivery requirements.

        Securities bought in accordance with a redemption or repayment under their terms also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing by one or more firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed by them.

        If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commissions payable for solicitation of these contracts.

        Underwriters, dealers and agents participating in any distribution of securities may be deemed "underwriters" within the meaning of the Securities Act and any discounts or commissions they receive in connection with the distribution may be deemed to be underwriting compensation. Those underwriters and agents may be entitled, under their agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments that they may be required to make in respect of those civil liabilities. Various of those underwriters or agents may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

        Following the initial distribution of any series of securities (and in the case of shares of preferred stock, subject to obtaining approval or exemption from the NYSE), Bear Stearns may offer and sell previously issued securities of that series at various times in the course of its business as a broker-dealer. Bear Stearns may act as principal or agent in those transactions. Bear Stearns will use this prospectus and the prospectus supplement applicable to those securities in connection with those transactions. Sales will be made at prices related to prevailing prices at the time of sale or at related or negotiated prices. Our other affiliates, including BSIL, may also engage in such transactions and may use this prospectus and any applicable prospectus supplement for such purpose.

        The aggregate initial offering price specified on the cover of this prospectus relates to the initial offering of the securities not yet issued as of the date of this prospectus. This amount does not include the securities to be sold in market-making transactions. The latter include securities to be issued after the date of this prospectus, as well as securities previously issued. Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale. Unless we or an agent inform you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

        In order to facilitate the offering of certain securities under this Registration Statement or an applicable prospectus supplement, certain persons participating in the offering of those securities may engage in transactions that stabilize, maintain or otherwise affect the price of those securities during and after the offering of those securities. Specifically, if the applicable prospectus supplement permits, the underwriters of those securities may over-allot or otherwise create a short position in those securities for their own account by selling more of those securities than have been sold to them by us and may elect to cover any such short position by purchasing those securities in the open market.

        In addition, the underwriters may stabilize or maintain the price of those securities by bidding for or purchasing those securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of securities to the extent that it discourages resales of the securities. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.

        Each series of offered securities will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market-making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity or trading market for the offered securities.

        The underwriters, dealers and agents, and their affiliates may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

        This prospectus, the applicable prospectus supplement and any applicable pricing supplement in electronic format may be made available on the Internet sites of, or through other online services maintained by, us and/or one or more of the agents and/or dealers participating in an offering of securities, or by their affiliates. In those cases, prospective investors may be able to view offering terms online and, depending upon the particular agent or dealer, prospective investors may be allowed to place orders online.

        Other than this prospectus, the applicable prospectus supplement and any applicable pricing supplement in electronic format, the information on our or any agent's or dealer's web site and any information contained in any other web site maintained by any agent or dealer is not part of this prospectus, the applicable prospectus supplement and any applicable pricing supplement or the registration statement of which they form a part; has not been approved or endorsed by us or by any agent or dealer in its capacity as an agent or dealer, except, in each case, with respect to the respective web site maintained by such entity; and should not be relied upon by investors.

        We may from time to time offer securities directly to the public through Bear Stearns and may utilize DAiSSSM, a rules-based, proprietary, single-priced, modified Dutch Auction syndication system for the pricing and allocation of such securities. DAiSSSM allows bidders to directly participate, through Internet access to an auction site, by submitting conditional offers to buy (each, a "bid") that are subject to acceptance by the underwriter, and which may directly affect the price at which such securities are sold.

        The final offering price at which securities will be sold and the allocation of securities among bidders will be based solely on the results of the auction, subject to possible stabilization activity previously described.

        During an auction, DAiSSSM will present to each bidder, on a real-time basis, the clearing spread at which the offering would be sold, based on the bids submitted and not withdrawn, and whether a bidder's individual bids would be accepted, prorated or rejected. Upon completion of the auction, the offering price of the securities will be the lowest spread at which the aggregate dollar amount of bids submitted, and not removed, at that spread and lower spreads equals or exceeds the size of the offering as disclosed in the prospectus supplement which is the final clearing spread. If DAiSSSM is utilized, prior to the auction we and Bear Stearns will establish minimum admissible bids, maximum quantity restrictions and other specific rules governing the auction process, all of which will be made available to bidders in the offering cul-de-sac and described in the prospectus supplement.

        Bids at a lower spread than the final clearing spread will be fully allocated. Bids at the final clearing spread will be prorated based on the time of submission and pursuant to the allocation procedures in the auction rules. Bids above the final clearing spread will receive no allocation.

        If an offering is made using DAiSSSM you should review the auction rules, as displayed in the offering cul-de-sac and described in the prospectus supplement, for a more detailed description of the offering procedures.

        The maximum commission or discount to be received by any NASD member or independent broker-dealer will not be greater than eight percent of the gross proceeds from the sale of any security being sold in the initial distribution.

        Because Bear Stearns and BSIL are our wholly owned subsidiaries, each distribution of securities will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules. Furthermore, any underwriters offering the offered securities will not confirm sales to any accounts over which they exercise discretionary authority without the prior approval of the customer.

ERISA CONSIDERATIONS

        Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), prohibits the borrowing of money, the sale of property and certain other transactions involving the assets of plans that are qualified under the Code ("Qualified Plans") or individual retirement accounts ("IRAs") and persons who have certain specified relationships to them. Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), prohibits similar transactions involving employee benefit plans that are subject to ERISA ("ERISA Plans"). Qualified Plans, IRAs and ERISA Plans are referred to as "Plans."

        Persons who have such specified relationships are referred to as "parties in interest" under ERISA and as "disqualified persons" under the Code. "Parties in interest" and "disqualified persons" encompass a wide range of persons, including any fiduciary (for example, investment manager, trustee or custodian), any person providing services (for example, a broker), the Plan sponsor, an employee organization any of whose members are covered by the Plan, and certain persons related to or affiliated with any of the foregoing.

        The purchase and/or holding of securities by a Plan with respect to which we, Bear Stearns, BSSC and/or certain of our affiliates is a fiduciary and/or a service provider (or otherwise is a "party in interest" or "disqualified person") would constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, unless such securities are acquired or held pursuant to and in accordance with an applicable statutory or administrative exemption. Each of us, Bear Stearns and BSSC is considered a "disqualified person" under the Code or "party in interest" under ERISA with respect to many Plans, although we are not a "disqualified person" with respect to an IRA simply because the IRA is established with Bear Stearns or because Bear Stearns provides brokerage to the IRA, and neither we nor Bear Stearns can be a "party in interest" to any IRA other than certain employer-sponsored IRAs, as only employer-sponsored IRAs are covered by ERISA.

        Applicable exemptions may include certain prohibited transaction class exemptions (for example, Prohibited Transaction Class Exemption ("PTCE") 84-14 relating to qualified professional asset managers, PTCE 96-23 relating to certain in-house asset managers, PTCE 91-38 relating to bank collective investment funds, PTCE 90-1 relating to insurance company separate accounts and PTCE 95-60 relating to insurance company general accounts). A fiduciary of a Plan purchasing the securities, or in the case of certain IRAs, the grantor or other person directing the purchase of the securities for the IRA, shall be deemed to represent that its purchase, holding, and disposition of the securities will not constitute a prohibited transaction under ERISA or Section 4975 of the Code for which an exemption is not available.

        A fiduciary who causes a Plan to engage, directly or indirectly, in a non-exempt prohibited transaction may be subject to a penalty under ERISA, and may be liable for any losses to the Plan resulting from such transaction. Code Section 4975 generally imposes an excise tax on disqualified persons who engage, directly or indirectly, in similar types of non-exempt transactions with the assets of Plans subject to such Section.

        In accordance with ERISA's general fiduciary requirements, a fiduciary with respect to any ERISA Plan who is considering the purchase of securities on behalf of such plan should consider the foregoing information and the information set forth in the applicable prospectus supplement and any applicable pricing supplement, and determine whether such purchase is permitted under the governing plan document and is prudent and appropriate for the ERISA Plan in view of its overall investment policy and the composition and diversification of its portfolio. Fiduciaries of Plans established with, or for which services are provided by, us, Bear Stearns, BSSC and/or certain of our affiliates should consult with counsel before making any acquisition. Each purchaser of any securities, the assets of which constitute the assets of one or more Plans, and each fiduciary that directs such purchaser with respect to the purchase or holding of such securities, will be deemed to represent that the purchase and holding of the securities does not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

        Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to Section 406 of ERISA or Section 4975 of the Code. However, such plans may be subject to the provisions of applicable federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code. Fiduciaries of such plans should consider applicable Similar Law when investing in the securities. Each fiduciary of such a plan will be deemed to represent that the plan's acquisition and holding of the securities will not result in a non-exempt violation of applicable Similar Law.

EXPERTS

        The consolidated financial statements and the related financial statement schedules included or incorporated by reference in our Annual Report on Form 10-K for the year ended November 30, 2003 have been incorporated by reference in this prospectus and have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated in this prospectus by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        With respect to the unaudited interim financial information for the periods ended February 29, 2004, May 31, 2004, August 31, 2004, February 28, 2003, May 31, 2003 and August 31, 2003, which is incorporated by reference in this prospectus, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in our Quarterly Reports on Form 10-Q for the quarters ended February 29, 2004, May 31, 2004 and August 31, 2004, which are incorporated by reference in this prospectus, they did not audit and they do not express an opinion on the interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by Deloitte & Touche LLP within the meaning of Sections 7 and 11 of the Securities Act.

VALIDITY OF THE SECURITIES

        The validity of the debt securities, the warrants, the preferred stock and the depositary shares will be passed on for us by Cadwalader, Wickersham & Taft LLP, New York, New York.

         You should only rely on the information contained in this pricing supplement, the accompanying prospectus supplement and prospectus. We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this pricing supplement, the accompanying prospectus supplement and prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This pricing supplement, the accompanying prospectus supplement and prospectus are not an offer to sell these securities, and these documents are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted. You should not under any circumstances assume that the information in this pricing supplement, the accompanying prospectus supplement and prospectus is correct on any date after their respective dates.

TABLE OF CONTENTS

Pricing Supplement

The Bear Stearns Companies Inc.

$[    •    ]

Medium-Term Notes, Series B

Principal Protected Notes
Linked to a Basket of Commodities

Potential [2.50 – 3.50]% Semi-Annual Coupon, which is
[5.00 – 7.00]% Annualized Coupon

Due July [    •    ], 2011

PRICING SUPPLEMENT

QuickLinks

SUMMARY
KEY TERMS
QUESTIONS AND ANSWERS
RISK FACTORS
DESCRIPTION OF THE NOTES
Hypothetical Cash Settlement Value Plus Interest Payments Using Historical Data of the Components Underlying the Basket Assuming a 5.5-Year Holding Period
Table of Hypothetical Cash Settlement Values
DESCRIPTION OF THE BASKET
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
CERTAIN ERISA CONSIDERATIONS
USE OF PROCEEDS AND HEDGING
SUPPLEMENTAL PLAN OF DISTRIBUTION
LEGAL MATTERS
RISK FACTORS
PRICING SUPPLEMENT
DESCRIPTION OF NOTES
CERTAIN US FEDERAL INCOME TAX CONSIDERATIONS
SUPPLEMENTAL PLAN OF DISTRIBUTION
VALIDITY OF THE NOTES
GLOSSARY
TABLE OF CONTENTS
WHERE YOU CAN FIND MORE INFORMATION
THE BEAR STEARNS COMPANIES INC.
USE OF PROCEEDS
RATIO INFORMATION
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF WARRANTS
DESCRIPTION OF PREFERRED STOCK
DESCRIPTION OF DEPOSITARY SHARES
BOOK-ENTRY PROCEDURES AND SETTLEMENT
LIMITATIONS ON ISSUANCE OF BEARER DEBT SECURITIES AND BEARER WARRANTS
PLAN OF DISTRIBUTION
ERISA CONSIDERATIONS
EXPERTS
VALIDITY OF THE SECURITIES